EXHIBIT 4.1

RBS COMMERCIAL FUNDING INC.,
Depositor,

[MASTER SERVICER],
Master Servicer,

[SPECIAL SERVICER],
Special Servicer,

[TRUST ADVISOR],
Trust Advisor

[CERTIFICATE ADMINISTRATOR],
Certificate Administrator

and

[TRUSTEE],
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of [______], 20[__]

Commercial Mortgage Pass-Through Certificates
Series 20[__]-[____]

TABLE OF CONTENTS
Page

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	4
Section 1.02	Certain Calculations	75
Section 1.03	Certain Constructions	78

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans	78
Section 2.02	Acceptance by the Trustee, the Custodian and the [Trustee][Certificate Administrator]	81
Section 2.03	Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties	83
Section 2.04	Representations and Warranties of the Depositor	87
Section 2.05	Representations, Warranties and Covenants of the Master Servicer	89
Section 2.06	Representations, Warranties and Covenants of the Special Servicer	90
Section 2.07	Representations and Warranties of the Trustee	92
Section 2.08	[Representations and Warranties of the Certificate Administrator	93
Section 2.09	Representations, Warranties and Covenants of the Trust Advisor	95
Section 2.10	Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests	96
Section 2.11	Miscellaneous REMIC Provisions	97

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01	Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans	97
Section 3.02	Liability of the Master Servicer	101
Section 3.03	Collection of Certain Mortgage Loan Payments	102
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	102
Section 3.05	Collection Account; Distribution Accounts; Excess Liquidation Proceeds Reserve Account; and Excess Interest Distribution Account	105
Section 3.05A	Loan Combination Custodial Account	107
Section 3.06	Permitted Withdrawals from the Collection Account	109

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Section 3.06A	Permitted Withdrawals from the Loan Combination Custodial Account	113
Section 3.07	Investment of Funds in the Collection Account, the Excess Interest Distribution Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts	115
Section 3.08	Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	117
Section 3.09	Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions	122
Section 3.10	Appraisal Reductions; Realization Upon Defaulted Mortgage Loans	126
Section 3.11	Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files	131
Section 3.12	Servicing Fees, Trustee Fees, Certificate Administrator Fees and Special Servicing Compensation	132
Section 3.13	Compensating Interest Payments	135
Section 3.14	Application of Penalty Charges, Modification Fees and Assumption Fees	135
Section 3.15	Access to Certain Documentation	137
Section 3.16	Title and Management of REO Properties	139
Section 3.17	Sale of Defaulted Mortgage Loans and REO Properties	143
Section 3.18	Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Non-Trust Mortgage Interest Holder	147
Section 3.19	Lock-Box Accounts, Escrow Accounts	148
Section 3.20	Property Advances	148
Section 3.21	Appointment of Special Servicer; Asset Status Reports	151
Section 3.22	Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping	155
Section 3.23	Interest Reserve Account and Excess Interest Distribution Account	156
Section 3.24	Modifications, Waivers and Amendments	157
Section 3.25	Additional Obligations with Respect to Certain Mortgage Loans	160
Section 3.26	Additional Matters Regarding Advance Reimbursement	160
Section 3.27	Non-Trust Mortgage Interest Intercreditor Matters	162
Section 3.28	Appointment and Duties of the Trust Advisor	163
Section 3.29	Rating Agency Confirmation	167

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01	Distributions	168
Section 4.02	Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer	176
Section 4.03	Compliance with Withholding Requirements	187
Section 4.04	REMIC Compliance	187
Section 4.05	Imposition of Tax on the Trust REMICs	189
Section 4.06	Remittances; P&I Advances	190

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TABLE OF EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class X-A Certificate
Exhibit A-6	Form of Class X-B Certificate
Exhibit A-7	Form of Class A-S Certificate
Exhibit A-8	Form of Class B Certificate
Exhibit A-9	Form of Class C Certificate
Exhibit A-10	Form of Class D Certificate
Exhibit A-11	Form of Class E Certificate
Exhibit A-12	Form of Class F Certificate
Exhibit A-13	Form of Class G Certificate
Exhibit A-14	Form of Class R Certificate
Exhibit A-15	Form of Class S Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Request for Release
Exhibit D	Form of Distribution Date Statement
Exhibit E	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate

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Exhibit F	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit H	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit J	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate
Exhibit K	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit L-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as Amended
Exhibit L-2	Form of Transferor Letter
Exhibit L-3	Form of Transferee Letter
Exhibit L-4	Form of Investment Representation Letter
Exhibit M-1	Form of Investor Certification for Non-Mortgagor Affiliates
Exhibit M-2	Form of Investor Certification for Mortgagor Affiliates
Exhibit M-3	Form of Investor Certification
Exhibit M-4	Form of Online Vendor Certification
Exhibit M-5	Form of Confidentiality Agreement
Exhibit N	Certificate Administrator Certification
Exhibit O	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P	Supplemental Servicer Schedule
Exhibit Q	List of Authorized Representatives of the Depositor
Exhibit R	Form of Trust Advisor Annual Report
Exhibit S	Subservicing Agreements
Exhibit T-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit T-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit U	Form of Recommendation of Special Servicer Termination
Exhibit V	Additional Form 10-D Disclosure
Exhibit W	Additional Form 10-K Disclosure
Exhibit X	Form of Additional Disclosure Information
Exhibit Y	Form Certification to be Provided with Form 10-K
Exhibit Z-1	Form of Certification to be Provided to Depositor by the Trustee
Exhibit Z-2	Form of Certification to be Provided to Depositor by the Certificate Administrator
Exhibit Z-3	Form of Certification to be Provided to Depositor by the Master Servicer
Exhibit Z-4	Form of Certification to be Provided to Depositor by the Special Servicer
Exhibit Z-5	Form of Certification to be Provided to Depositor by the Trust Advisor
Exhibit AA	Form 8-K Disclosure

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Pooling and Servicing Agreement, dated as of [______], 2011, among RBS Commercial Funding Inc., as Depositor, [MASTER SERVICER], as Master Servicer, [SPECIAL SERVICER], as Special Servicer, [TRUST ADVISOR], as Trust Advisor, [[CERTIFICATE ADMINISTRATOR], as Certificate Administrator] and [TRUSTEE], as Trustee.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary
Statement shall have the meanings
specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans.  As provided herein, the [trustee][certificate administrator] will elect that two segregated portions of the Trust Fund be treated for federal income tax purposes as two separate REMICs (each, a “Trust REMIC” or, in the alternative, the “Upper-Tier REMIC” and the “Lower-Tier REMIC”).  The [Class [A-1], Class [A-2],] Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests] will represent “regular interests” in the Upper-Tier REMIC and the Upper-Tier Residual Interest will represent the sole class of “residual interests” in the Upper-Tier REMIC.  [There are also 8 classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class [LA-1], Class [LA-2], Class [LB], Class [LC], Class [LD], Class [LE], Class [LF] and Class [LG] Interests), each of which will constitute a regular interest in the Lower-Tier REMIC, and the Lower-Tier Residual Interest will represent the sole class of “residual interests” in the Lower-Tier REMIC.]  The Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC.  The Class R Certificates will represent the Lower-Tier Residual Interest and the Upper-Tier Residual Interest.

The following table sets forth the designation, the approximate pass-through rate (the “Pass-Through Rate”), the aggregate initial principal amount (the “Original Certificate Principal Amount”) or Notional Amount (“Original Notional Amount”), as applicable, and the initial ratings given each Class by the Rating Agencies (the “Original Ratings”) for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder “Amount”) or notional amount (“Original Notional Amount”), as applicable, for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

UPPER-TIER REMIC

The following table sets forth the designation, the approximate pass-through rate (the “Pass-Through Rate”), the aggregate initial principal amount (the “Original Certificate Principal Amount”) or Notional Amount (“Original Notional Amount”), as applicable, and the initial ratings given each Class by the Rating Agencies (the “Original Ratings”) for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder “Amount”) or notional amount (“Original Notional Amount”), as applicable, for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

Related Certificate	Approximate Initial Pass-Through Rate (per annum)	Original Certificate Principal Amount / Original Notional Amount(1)
Class [A-1](2)	[_____]%	$ [_____]
Class [A-2](2)	[_____]%	$ [_____]
Class [X-A]	[_____]%(3)	$ [_____]
Class [X-B]	[_____]%(3)	$ [_____]
Class [B]	[_____]%	$ [_____]
Class [C]	[_____]%	$ [_____]
Class [D]	[_____]%	$ [_____]
Class [EC](2)	[_____]%	$ [_____]
Class [E]	[_____]%	$ [_____]
Class [F]	[_____]%	$ [_____]
Class [G]	[_____]%	$ [_____]
Class [R]	[_____]%	$ [_____]

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)
On the Closing Date, the Issuing Entity will issue the Class [A-1] and Class [A-2] Uncertificated Regular Interests, which will have Certificate Principal Amounts equal to the Certificate Principal Amounts of the Class [A-1] and Class [A-2] Certificates, respectively. The Class [A-1], Class [A-2] and Class [EC] Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Uncertificated Regular Interests.  Each of the Class [A-1] and Class [A-2] Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class [A-1] and Class [A-2] Uncertificated Regular Interests, respectively.  The Class [EC] Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class [A-1] and Class [A-2] Uncertificated Regular Interests.  Following any exchange of Class [A-1] and Class [A-2] Certificates for Class [EC] Certificates or any exchange of Class [EC] Certificates for Class [A-1] and Class [A-2] Certificates as described herein, the Percentage Interest of the outstanding principal balances of the Class [A-1] and Class [A-2] Uncertificated Regular Interests that is represented by the Class [A-1], Class [A-2] and Class [EC] Certificates will be increased or decreased accordingly.  The Certificate Principal Amount of the Class [A-1] and Class [A-2] Certificates represents the principal balance of such Class without giving effect to any exchange.  The Certificate Principal Amount of the Class [EC] Certificates is equal to the aggregate of the Certificate Principal Amounts of the Class [A-1] and Class [A-2] Certificates and represents the maximum principal balance of the Class [EC] Certificates that could be issued in an exchange.  The Certificate Principal Amount of each of the Class [A-1] and Class [A-2] Uncertificated Regular Interest will equal the aggregate of the applicable Percentage Interests of the Class [A-1] and Class [A-2] Certificates, respectively, and of the related component of the Class [EC] Certificates.  The principal balances of the Class [A-1] and Class [A-2] Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class [EC] Certificates issued on the Closing Date.

(3)
The Class [X-A] Pass-Through Rate is variable and, for each Distribution Date, will equal the weighted average of the Class [X] Strip Rates for the Class [A-1] and Class [A-2] Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components immediately prior to such Distribution Date).  The Class [X-B] Pass-Through Rate is variable and, for each Distribution Date, will equal the weighted average of the Class [X] Strip Rates for the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components immediately prior to such Distribution Date).

(4)
The Class [X-A] and Class [X-B] Certificates will not have Certificate Principal Amounts; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(5)
The Class [R] Certificates do not have a Certificate Principal Amount or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges.  Any Available Funds remaining in any

Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class [R] Certificates.

LOWER-TIER REMIC

The following table sets forth the Class or Component designation, the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”) and its original Lower-Tier Principal Balance, the Corresponding Components of the Class [X-A] and Class [X-B] Certificates, as applicable, and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the “Corresponding Certificates”) [or Uncertificated Regular Interests (the “Corresponding Regular Interests”)].
Corresponding Certificates [or Regular Interests]	Original Certificate Principal Amount(1)	Corresponding Lower-Tier Regular Interest(2)	Original Lower-Tier Principal Balance	Corresponding Component
Class [A-1]	$ [_____]	[LA-1]	$ [_____]	Class [A-1]
Class [A-2]	$ [_____]	[LA-2]	$ [_____]	Class [A-2]
Class [B]	$ [_____]	[LB]	$ [_____]	Class [B]
Class [C]	$ [_____]	[LC]	$ [_____]	Class [C]
Class [D]	$ [_____]	[LD]	$ [_____]	Class [D]
Class [E]	$ [_____]	[LE]	$ [_____]	Class [E]
Class [F]	$ [_____]	[LF]	$ [_____]	Class [F]
Class [G]	$ [_____]	[LG]	$ [_____]	Class [G]

(1)	Approximate, subject to a variance of plus or minus 5%.

[The initial Certificate Principal Amount of the Class [EC] Certificates is equal to the aggregate of the initial Certificate Principal Amounts of the Class [A-1] and Class [A-2] Certificates and represents the maximum principal balance of the Class [EC] Certificates that could be issued in an exchange. The Class [EC] Certificates will only receive distributions of principal and interest that are otherwise distributable to the Class [A-1] and Class [A-2] Certificates exchanged for such Class [EC] Certificates.]

[GRANTOR TRUST

The parties intend that the portions of the Trust Fund consisting of (i) [the Class [A-1] and Class [A-2] Uncertificated Regular Interests, and (ii)] the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes (the “Grantor Trust”).  As provided herein, the Trustee shall take all actions expressly required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust maintains its status as a grantor trust under federal income tax law and not be treated as part of the Lower-Tier REMIC or Upper-Tier REMIC.  The Class [A-1] Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Class [A-1] Specific Grantor Trust Assets.  The Class [A-2] Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Class [A-2] Specific Grantor Trust Assets.  The Class [EC] Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Class [EC] Specific Grantor Trust Assets.  The Class S Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of Excess Interest and the proceeds thereof, in the Class S Distribution Account.]

The Certificate Principal Amount of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement.  As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $[                   ].

[[_____] Mortgage Loans are part of a split loan structure whereby the [_____] Loan is [senior/pari passu] to/with the Non-Trust Mortgage Loan.  The [_____] Loan will be serviced and administered in accordance with [_____].]

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”:  As defined in Section 10.05 of this Agreement.

“15Ga-1 Notice”:  As defined in Section 2.03(a) of this Agreement.

“15Ga-1 Notice Provider”:  As defined in Section 2.03(a) of this Agreement.

“Acceptable Insurance Default”:  With respect to any Mortgage Loan or the Loan Combination, any Default arising when the related Loan Documents require that the related Mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Subordinate Class Representative  (except during a Collective Consultation Period or a Senior Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) or the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the Subordinate Class Representative  and the Loan Combination Directing Holder, as applicable, shall have no more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative  and the Loan Combination Directing Holder, as applicable, the Special Servicer shall not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued Component Interest”:  With respect to each Component for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.  Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

“Act”:  The Securities Act of 1933, as it may be amended from time to time and the rules and regulations thereunder.

“Additional Disclosure Notification”:  The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit X.

“Additional Form 10-D Disclosure”:  As defined in Section 10.04 of this Agreement.

“Additional Form 10-K Disclosure”:  As defined in Section 10.05 of this Agreement.

“Additional Information”:  As defined in Section 4.02(a) of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer that Services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer or the [Trustee][Certificate Administrator], who Services 10% or more of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Additional Trust Fund Expenses”:  (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee[, the Certificate Administrator], the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a Mortgagor.

“Administrative Cost Rate”:  As of any date of determination, a rate equal to the sum of the Servicing Fee Rate, the Trust Advisor Fee Rate and the [Trustee][Certificate Administrator] Fee Rate.

“Advance”:  Any P&I Advance or Property Advance.

“Advance Interest Amount”:  Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance shall accrue only from and after the expiration of such grace period.

“Advance Rate”:  A per annum rate equal to the Prime Rate (as most recently published in the “Money Rates” section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded annually.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  The Trustee [and/or the Certificate Administrator] may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliate Ethical Wall”:  Reasonable policies and procedures to be maintained by an Affiliate of the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or the Trustee, as applicable, taking into account the nature of its business, to ensure (1) that such Affiliate will not obtain Confidential Information from the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or the Trustee, as applicable, and (2) that the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or the Trustee, as applicable, will not obtain information regarding Investments in the Certificates from such Affiliate.  Under such policies and procedures maintained by such Affiliate, (i) policies and procedures restricting the flow of information exist, and shall be maintained by such Affiliate, between such Affiliate, on the one hand and the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or the Trustee, as applicable, on the other; (ii) such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or

the Trustee, as applicable, to such Affiliate and (b) policies and procedures against the disclosure of information regarding Investments in Certificates from such Affiliate to the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trust Advisor or the Trustee, as applicable; (iii) the senior management personnel of such Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions with respect to the Certificates, nor may they pass that information to others for use in such activities; and (iv) such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities may not use that information to influence servicing recommendations.

“Agent Member”:  Members of, or participants in, the Depository.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Anticipated Repayment Date”:  With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“Ancillary Fees”:  With respect to any Mortgage Loan (or the Loan Combination, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, Assumption Fees, assumption application fees and defeasance fees) actually received from the related Mortgagor.

“Anticipated Termination Date”:  Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Monthly Payment”:  For any Mortgage Loan with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Loan Rate less the Servicing Fee Rate; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.24 of this Agreement or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.

“Appraisal”:  An appraisal prepared by an Appraiser, which shall be prepared in accordance with MAI standards.

“Appraisal Reduction Amount”:  For any Distribution Date and for any Mortgage Loan (including the Loan Combination) as to which an Appraisal Reduction Event has occurred and an Appraisal Reduction Amount is required to be calculated, an amount (subject to the operation of the final paragraph of Section 3.10(a)) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan (or the Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised values of the related Mortgaged Property or Properties (as determined by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Nonrecoverable Advance)), minus such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the Appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or the Loan Combination) as of the date of the calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Loan Rate (and with respect to the Loan Combination, interest on the related Non-Trust Mortgage Interest at the related interest rate), (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Mortgage Loan (or the Loan Combination) (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed).  Promptly upon the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Special Servicer has determined in accordance with the Servicing Standard such Appraisal to be materially inaccurate), the Special Servicer shall obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance).  On the first Determination Date occurring on or after the delivery of such Appraisal, the Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal.  Notwithstanding the foregoing, if an Appraisal is required to be obtained in accordance with Section 3.10(a) of this Agreement but is not obtained within 120 days following the events described in the applicable clause of the definition “Appraisal Reduction Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such Mortgage Loan (or the Loan Combination) will be recalculated in accordance with this definition without regard to this sentence.  With respect to each Mortgage Loan (or the Loan Combination) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or the Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or the Loan Combination) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance), provided, however, no new or updated Appraisal will be required if the Mortgage Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close.  Based upon such Appraisal or letter updates thereto, the Special Servicer shall determine and report to the Master Servicer and the [Trustee][Certificate Administrator] the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan (or the Loan Combination) and, in the case of the Loan Combination, determined in accordance with the Intercreditor Agreement, and each of those parties shall be entitled to rely conclusively on such determination by the Special Servicer.  The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer and the [Trustee][Certificate Administrator], which shall be in electronic format.  Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal and annual letter updates, as of the date of each such subsequent Appraisal or letter update.

Upon payment in full or liquidation of any Mortgage Loan (or the Loan Combination) for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.  In addition, with respect to any Mortgage Loan (or the Loan Combination), as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (or the Loan Combination) shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan (or the Loan Combination) has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or the Loan Combination) and such Mortgage Loan (or the Loan Combination) becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing.

Appraisal Reduction Amounts with respect to each Loan Combination shall be allocated first to the related Non-Trust Mortgage Interest(s), if any.

“Appraisal Reduction Event”:  With respect to any Mortgage Loan (or the Loan Combination), the earliest of (i) the date on which such Mortgage Loan (or the Loan Combination) becomes a Modified Asset, (ii) the date on which such Mortgage Loan (or the Loan Combination) is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment, (iii) in the case of a delinquent Balloon Payment, (A) the date occurring 60 days after the date on which such Balloon Payment was due (except as described in clause B below) or (B) if the related Mortgagor has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment as due during which the refinancing is scheduled to occur), (iv) the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) such Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.24 of this Agreement.  No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class [A] Certificates) has been reduced to zero.  The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

“Appraised Value”:  As of any date of determination, the appraised value of a Mortgaged Property based upon an appraisal or update thereof prepared by an Appraiser that is contained in the related Servicing File obtained within the time parameters required by this Agreement.

“Appraised-Out Class”:  As defined in Section 3.10(a) of this Agreement.

“Appraiser”:  An Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the related property type and market.

“ARD Loan”:  Any Mortgage Loan that is identified as having an Anticipated Repayment Date and Revised Rate on the Mortgage Loan Schedule.

“Asset Status Report”:  As defined in Section 3.21(b) of this Agreement.

“Assignment of Leases”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumption Fees”:  With respect to any Mortgage Loan (or the Loan Combination, if applicable), any and all assumption fees of such Mortgage Loan (or the Loan Combination, if applicable) for transactions effected under Section 3.09(a), Section 3.09(b) and Section 3.09(c) of this Agreement (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (not including assumption fees and/or assumption application fees) actually paid by the related Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust (or, in the case of the Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Interest Holder) pursuant to Section 3.09(a) of this Agreement or paid by the related Mortgagor with respect to any transfer of an interest in such Mortgagor pursuant to Section 3.09(a) of this Agreement.

“Authenticating Agent”:  Any authenticating agent appointed by the [Trustee][Certificate Administrator] pursuant to Section 5.09 of this Agreement.

“Authorized Representative”:  With respect to the Depositor, any Person authorized by the Depositor to upload information to the Depositor’s 17g-5 Website, which

(a) as of the Closing Date (and thereafter until other Persons are identified pursuant to clause (b)) shall be the Persons identified, along with contact information and e-mail addresses, on Exhibit Q to this Agreement, and (b) thereafter shall be such authorized representative(s) identified, along with contact information and e-mail address(es), by the Depositor in writing, which shall be delivered from time to time when changes are made to the Master Servicer, the Special Servicer, the Trustee,[and] the Custodian [and the Certificate Administrator].

 “Available Funds”:  With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a) the aggregate amount relating to the Trust Fund on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the Business Day prior to the Master Servicer Remittance Date, exclusive of (without duplication):

(i) all Monthly Payments and Balloon Payments paid by the Mortgagors that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods);

(ii) all unscheduled payments of principal (including Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), Liquidation Proceeds, Insurance Proceeds or condemnation awards and other unscheduled recoveries received subsequent to the related Determination Date;

(iii) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.06(a) of this Agreement;

(iv) all Yield Maintenance Charges;

(v) Excess Interest;

(vi) all Penalty Charges retained in the Collection Account pursuant to Section 3.14 of this Agreement;

(vii) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account, as the case may be, in error; and

(viii) with respect to the Mortgage Loans for which Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date in (1) each February or (2) any January in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Loan Rate, less the Administrative Cost Rate, to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.23 of this Agreement;

(b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16 of this Agreement;

(c) the aggregate amount of any Compensating Interest Payments and P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related [Trustee][Certificate Administrator] Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

(d) for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.23 of this Agreement.

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Mortgage Loan”:  Any Mortgage Loan or Non-Trust Mortgage Interest that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

“Balloon Payment”:  With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

“Base Interest Fraction”:  With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than the Mortgage

Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal one.

“Beneficial Owner”:  With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).  Each of the Trustee[, the Certificate Administrator], the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence (which may be in the form of an Investor Certification) at its expense of its status as a Beneficial Owner hereunder.

“Breach”:  As defined in Section 2.03(a) of this Agreement.

“Business Day”:  Any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in the State of New York, the cities in which the principal offices of the Trust Advisor, the Master Servicer or the Special Servicer are located, or the city in which the Corporate Trust Office of [the Certificate Administrator or] the Trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Rate”:  A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on a Mortgage Loan or from the sale of a Defaulted Mortgaged Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagors on similar debt of the Mortgagors as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

“Certificate”:  Any Class [A-1], Class [A-2], Class [EC], Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [R] Certificate issued, authenticated and delivered hereunder.

[“Certificate Administrator”:  [CERTIFICATE ADMINISTRATOR], a [JURISDICTION] [ENTITY TYPE], or its successor in interest, or any successor Certificate Administrator appointed as herein provided.]

“[Certificate Administrator] Accounts”:  As defined in Section 3.07(a) of this Agreement.]

“[Certificate Administrator] Fee”:  With respect to each Mortgage Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Certificate Administrator Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the Certificate Administrator Fee shall be payable from the Lower-Tier REMIC.]

“[Certificate Administrator Fee Rate”:  With respect to each Mortgage Loan, a rate equal to [__]% per annum.]

“[Certificate Administrator][Trustee] Personnel”:  The divisions and individuals of the [Trustee][Certificate Administrator] who are involved in the performance of the duties of the [Trustee][Certificate Administrator] under this Agreement.

“[Certificate Administrator’s][Trustee’s] Website”:  The internet website of the [trustee][certificate administrator], initially located at [______].

“Certificate Factor”:  With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Principal Amount or the Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Principal Amount or the initial Notional Amount, as the case may be.

“Certificate Principal Amount”:  With respect to any Class of Sequential Pay Certificates [the Class EC Certificates and the Class [A-1] and Class [A-2] Uncertificated Regular Interests] (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.02(a) of this Agreement.

“Certificateholder”:  With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor, a manager of a Mortgaged Property, a Mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor, a manager of a Mortgaged Property or a Mortgagor, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor or an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator] or the Trust Advisor shall be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor or any of their Affiliates, in which case such Certificate shall be deemed not to be outstanding; provided, however, if the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Controlling Class; provided further, if an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator] or the Trust Advisor has provided an Investor Certification in which it has certified as to the existence of an Affiliate Ethical Wall between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator] or the Trust Advisor, as applicable, then any Certificates beneficially owned by such Affiliate shall be deemed to be outstanding.

“Certification Parties”:  As defined in Section 10.06 of this Agreement.

“Certifying Person”:  As defined in Section 10.06 of this Agreement.

“Certifying Certificateholder”: A Certificateholder or Beneficial Owner of a Certificate that has provided the Trustee [or the Certificate Administrator, as applicable,] with an executed Investor Certification.

“[_____] Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-off Date, by and between [_____] and the Depositor.

“Class”:  With respect to the Certificates [and the Uncertificated Regular Interests], all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest set forth in the Preliminary Statement hereto.

“Class [A] Certificates”:  The Class [A-1] Certificates and the Class [A-2] Certificates.

“Class [A-1] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

“Class [A-1] Component”: The Class [X-A] Component having such designation.

“Class [A-1] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

[“Class [A-1] Percentage Interest”:  As of any date of determination, with respect to the Class [A-1] Uncertificated Regular Interest and the Class [A-1] Certificates, a percentage interest equal to a fraction, the numerator of which is the Certificate Principal Balance of the Class [A-1] Certificates, and the denominator of which is the Certificate Principal Balance of the Class [A-1] Uncertificated Regular Interest.]

[“Class [A-1] Specific Grantor Trust Assets”:  The portion of the Trust Fund consisting of the Class [A-1] Percentage Interest of the Class [A-1] Uncertificated Regular Interest and the proceeds thereof in the [Exchangeable] Distribution Account.]

[“Class [A-1] Uncertificated Regular Interest”:  The uncertificated regular interest corresponding to the Class [A-1] Certificates and the Class [EC] Certificates (in each case, to the extent of the related Percentage Interest of such Class of Certificates), constituting a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.]

[“Class [A-1] Uncertificated Regular Interest Pass-Through Rate”:  A per annum rate equal to [__]%.]

“Class [A-2] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

“Class [A-2] Component”: The Class [X-A] Component having such designation.

“Class [A-2] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

[“Class [A-2] Percentage Interest”:  As of any date of determination, with respect to the Class [A-2] Uncertificated Regular Interest and the Class [A-2] Certificates, a percentage interest equal to a fraction, the numerator of which is the Certificate Principal Balance of the Class [A-2] Certificates, and the denominator of which is the Certificate Principal Balance of the Class [A-2] Uncertificated Regular Interest.]

[“Class [A-2] Specific Grantor Trust Assets”:  The portion of the Trust Fund consisting of the Class [A-2] Percentage Interest of the Class [A-2] Uncertificated Regular Interest and the proceeds thereof in the [Exchangeable] Distribution Account].]

[“Class [A-2] Uncertificated Regular Interest”:  The uncertificated regular interest corresponding to the Class [A-2] Certificates and the Class [EC] Certificates (in each case, to the extent of the related Percentage Interest of such Class of Certificates), constituting a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.]

[“Class [A-2] Uncertificated Regular Interest Pass-Through Rate”:  A per annum rate equal to [__]%.]

“Class [B] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

“Class [B] Component”: The Class [X-B] Component having such designation.

“Class [B] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

“Class [C] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

“Class [C] Component”: The Class [X-B] Component having such designation.

“Class [C] Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to the lesser of (i) [___]% and (ii) the [WAC Rate].

“Class [D] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

“Class [D] Component”: The Class [X-B] Component having such designation.

“Class [D] Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to the [WAC Rate].

“Class [E] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

“Class [E] Component”: The Class [X-B] Component having such designation.

“Class [E] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

[“Class [EC] Certificate”:  Any one of the Certificates with a “Class [EC]” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-16 to this Agreement.  The Class [EC] Certificates represent undivided beneficial interests in the Grantor Trust in respect of the Exchangeable Certificates that have been exchanged for Class [EC] Certificates.]

“Class [F] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

“Class [F] Component”: The Class [X-B] Component having such designation.

“Class [F] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

“Class [G] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

“Class [G] Component”: The Class [X-B] Component having such designation.

“Class [G] Pass-Through Rate”:  For any Distribution Date, a per annum fixed rate equal to [___]%.

“Class [R] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.  The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

“Class [X] Certificates”: The Class X-A Certificates and/or the Class X-B Certificates, as the context requires.

“Class [X] Strip Rate”:  With respect to each Component for any Distribution Date, a rate per annum equal to (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Class of Corresponding Certificates [or Corresponding Regular Interests, as applicable].

“Class [X-A] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

“Class [X-A] Components”:  The Class [A-1] Component and the Class [A-2] Component.

“Class [X-A] Notional Amount”:  With respect to the Class [X-A] Certificates as of any date of determination, the sum of the then Lower-Tier Principal Balances of all of the Corresponding Lower-Tier Interests with respect to the Class [X-A] Components.

“Class [X-A] Pass-Through Rate”:  For any Distribution Date, the weighted average of Class [X] Strip Rates for the Class [X-A] Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class [X-B] Certificate”:  Any one of the Certificates executed and authenticated by the [Trustee][Certificate Administrator] or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

“Class [X-B] Components”:  The Class [B] Component, the Class [C] Component, the Class [D] Component, the Class [E] Component, the Class [F] Component and the Class [G] Component.

“Class [X-B] Notional Amount”:  With respect to the Class [X-B] Certificates as of any date of determination, the sum of the then Lower-Tier Principal Balances of all of the Corresponding Lower-Tier Interests with respect to the Class [X-B] Components.

“Class [X-B] Pass-Through Rate”:  For any Distribution Date, the weighted average of Class [X] Strip Rates for the Class [X-B] Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”:  Clearstream Banking, société anonyme, and its successors in interest.

“Closing Date”:  [____________________], 20[__].

“Code”:  The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collection Account”:  The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “[____], as Master Servicer in trust for [_____], as Trustee, for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series [___]-[__] and COMPANION INTEREST HOLDERS, as their interests may appear” and which must be an Eligible Account.

“Collection Period”:  With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in [_____] 20[__], beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Collective Consultation Period”:  Any period when both (i) the Class Principal Balance of the Class [F] Certificates, reduced by any Appraisal Reduction Amounts allocable to such Class, is less than [25]% of the initial Class Principal Balance of the Class F Certificates and (ii) the Class Principal Balance of the Class [F] Certificates, without regard to any Appraisal Reduction Amounts allocable to such Class, is at least [25]% of the initial Class Principal Balance of the Class [F] Certificates.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest Payments”:  Any payment required to be made by the Master Servicer pursuant to Section 3.13 of this Agreement to cover Prepayment Interest Shortfalls.

“Component”:  With respect to the Class [X-A] Certificates, the Class [A-1] Component and Class [A-2] Component; and with respect to the Class [X-B] Certificates, the Class [B] Component, Class [C] Component, Class [D] Component, Class [E] Component, Class [F] Component and Class [G] Component.

“Component Notional Amount”:  With respect to each Component and any date of determination, the Notional Amount of each of the Class X-A Components and the Class X-B Components.

“Condemnation Proceeds”:  All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Confidential Information”: With respect to each of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] and the Trustee, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties under this Pooling and Servicing Agreement with respect to any Mortgage Loan (or the Loan Combination), any Mortgagor and any Mortgaged Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] or the Trustee[, as applicable], or (iii) is or becomes generally available to the public other than as a result of a disclosure by the Master Servicer Servicing Personnel, the Special Servicer Servicing Personnel, the Trust Advisor Servicing Personnel[, the Certificate Administrator Personnel or] the Trustee Personnel.

“Consent Fees”: With respect to any Mortgage Loan (or the Loan Combination, if applicable), any and all fees actually paid by a Mortgagor with respect to any consent or approval required pursuant to the terms of the Loan Documents that does not involve a modification (as evidenced by a signed writing), assumption, extension, waiver or amendment of the terms of the Loan Documents.

“Control Eligible Certificates”:  Any of the Class [E, Class F and Class G] Certificates.

“Controlling Class”:  As of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 3.10(a) of this Agreement) at least equal to 25% of the initial Certificate Principal Amount of such Class.  The Controlling Class as of the Closing Date will be the Class [G] Certificates.

“Controlling Class Certificateholder”:  Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar from time to time by such Holder (or Beneficial Owner).

“Corporate Trust Office”:  The office of the Trustee at which at any particular time its corporate trust business shall be principally administered.  At the date of this Agreement, the principal corporate trust office of the Trustee is located at [_____], or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08 of this Agreement.

“Corrected Mortgage Loan”:  Any Mortgage Loan or the Loan Combination that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of “Specially Serviced Mortgage Loan” (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the Loan Combination or a related Mortgaged Property becoming an REO Property).

“Corresponding Certificates”:  As identified in the Preliminary Statement with respect to any Lower-Tier Regular Interest or Component.

“Corresponding Component”:  As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or Lower-Tier Regular Interest.

“Corresponding Lower-Tier Regular Interest”:  As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates[, Uncertificated Regular Interest] or Component.

[“Corresponding Regular Interest”:  As identified in the Preliminary Statement with respect to any class of Lower-Tier Regular Interest or Component.]

“CREFC”:  CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the [Trustee][Certificate Administrator], the Special Servicer and, during a Subordinate Control Period has occurred and is continuing, the Subordinate Class Representative .

“CREFC Advance Recovery Report”:  A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.

“CREFC Bond Level File”:  The data file in the “CREFC Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Collateral Summary File”:  The data file in the “CREFC Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Comparative Financial Status Report”:  The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Delinquent Loan Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.

“CREFC Financial File”:  The data file in the “CREFC Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Historical Loan Modification and Corrected Mortgage Loan Report”:  The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

 “CREFC Investor Reporting Package (IRP)”:  (a)  The following seven electronic files (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Loan Setup File, (ii) CREFC Loan Periodic Update File, (iii) CREFC Property File, (iv) CREFC Bond Level File, (v) CREFC Financial File, (vi) CREFC Collateral Summary File and (vii) CREFC Special Servicer Loan File;

(b) The following eleven supplemental reports (and any other reports as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Delinquent Loan Status Report, (ii) CREFC Historical

Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC REO Status Report, (iv) CREFC Operating Statement Analysis Report, (v) CREFC Comparative Financial Status Report, (vi) CREFC Servicer Watch List, (vii) CREFC Loan Level Reserve/LOC Report, (viii) CREFC NOI Adjustment Worksheet, (ix) CREFC Advance Recovery Report, (x) CREFC Total Loan Report and (xi) CREFC Reconciliation of Funds Report; and

(c) such other reports as CREFC may designate from time to time.

“CREFC Loan Level Reserve/LOC Report”:  The monthly report in the “CREFC Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Periodic Update File”:  The data file in the “CREFC Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Setup File”:  The data file in the “CREFC Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC NOI Adjustment Worksheet”:  The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Operating Statement Analysis Report”:  The monthly report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Property File”:  The data file in the “CREFC Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Reconciliation of Funds Report”:  The monthly report in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC REO Status Report”:  The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Servicer Watch List”:  As of each Determination Date a report, including and identifying each non-Specially Serviced Mortgage Loan satisfying the “CREFC Portfolio Review Guidelines” approved from time to time by the CREFC in the “CREFC Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Special Servicer Loan File”:  The data file in the “CREFC Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “CREFC Special Servicer Loan File” available as of the Closing Date on the CREFC website, is reasonably acceptable to the Special Servicer.

“CREFC Total Loan Report”:  The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Website”:  The CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“Cross-Over Date”:  The Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the [Class A] Certificates) is (or will be) reduced to zero due to the application of Realized Losses.

“Custodial Agreement”:  The custodial agreement, if any, from time to time in effect between the Custodian named therein and the [Trustee][Certificate Administrator], as the same may be amended or modified from time to time in accordance with the terms thereof.  For avoidance of doubt, as of the Closing Date, the Custodian is the [Trustee][Certificate Administrator].

“Custodian”:  Any Custodian appointed pursuant to Section 5.08 of this Agreement and, unless the [Trustee][Certificate Administrator] is Custodian, named pursuant to any Custodial Agreement.  The Custodian may (but need not) be the [Trustee][Certificate Administrator] or the Master Servicer or any Affiliate or agent of the [Trustee][Certificate Administrator] or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

“Cut-Off Date”:  With respect to each Mortgage Loan, the Due Date for such Mortgage Loan in [_____] 20[__].

“Cut-off Date Principal Balance”:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

“Debt Service Coverage Ratio”:  With respect to any Mortgage Loan, for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that with respect to the Mortgage Loans identified on the Mortgage Loan Schedule as paying interest only for a specified period of time set forth in the related Loan Documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default”:  An event of default under the Mortgage Loan (or the Loan Combination, if applicable) or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Mortgage Loan (or the Loan Combination, if applicable).

“Default Interest”:  With respect to any Mortgage Loan or Non-Trust Mortgage Interest, all interest (other than Excess Interest) accrued in respect of such Mortgage Loan or Non-Trust Mortgage Interest as provided in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Loan Rate (or the interest rate on the Non-Trust Mortgage Interest).

“Default Rate”:  With respect to each Mortgage Loan or Non-Trust Mortgage Interest, the per annum rate at which interest accrues on such Mortgage Loan or Non-Trust Mortgage Interest following any event of default on such Mortgage Loan or Non-Trust Mortgage Interest, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Mortgage Loan”:  A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Note.  For the avoidance of doubt, a defaulted Non-Trust Mortgage Interest does not constitute a “Defaulted Mortgage Loan”.

“Defeasance Loan”:  Those Mortgage Loans that provide the related Mortgagor with the option to defease the related Mortgaged Property.

“Definitive Certificate”:  Any Certificate in fully registered certificated form without interest coupons.

“Delinquency Advance Date”:  The Business Day immediately preceding each Distribution Date.

“Denomination”:  As defined in Section 5.01.

“Depositor”:  RBS Commercial Funding Inc., a Delaware corporation, and its successors and assigns.

“Depositor’s 17g-5 Website”:  A website to be maintained (or caused to be maintained) by the Depositor in order to comply with Exchange Act Rule 17g-5.

“Depository”:  The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”:  A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to any Distribution Date, the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a Business Day, the next Business Day, commencing in [_____] 20[__].

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”:  With respect to any Mortgage Loan, Loan Combination or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates and as a result of any other fee-sharing arrangement (including, without limitation, any fee-sharing arrangement whereby the Special Servicer shares fees to which it is entitled with any Certificateholder)) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Loan Combination, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement.

“Disqualified Non-U.S. Person”:  With respect to a [Class R] Certificate, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (b) any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the [Class R] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the [Class R] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the [Class R] Certificate will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a [Class R] Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

“Disqualified Organization”:  Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause either Trust REMIC to be subject to tax or to fail to qualify as a REMIC for federal income tax purposes at any time that the Certificates are outstanding.  For purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.

“Distribution Account”:  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account [and the [Exchangeable] Account], each of which may be subaccounts of a single Eligible Account.

“Distribution Date”:  The fourth Business Day following the Determination Date in each month, commencing [____] 20[__].  The first Distribution Date shall be [_____], 20[__].

“Distribution Date Statement”:  As defined in Section 4.02(a) of this Agreement.

“Document Defect”:  As defined in Section 2.03(a) of this Agreement.

“Due Date”:  With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

“Early Termination Notice Date”:  Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Eligible Account”:  Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least “[___]” by [_____] (or “[___]” by [_____] if such depository institution or trust company has a short term unsecured debt rating of at least “[___]” by [_____]) and “[___]” by [_____] (or “[___]” by [_____] if such depository institution or trust company has a short term unsecured debt rating of at least “[___]” by [_____]) or, if applicable, the short-term rating equivalent thereof, which is at least “[___]” by [_____] and “[___]” by [_____] or (B) as to which the Master Servicer, the Special Servicer or the Trustee, as applicable, has received a No Downgrade Confirmation or (ii) a segregated trust account (or sub-accounts of a single account in the case of the Excess Liquidation Proceeds Reserve Account, Interest Reserve Account or any Distribution Account) or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “[___]” by[_____] and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), or (iii) any other account that the Master Servicer, the Special Servicer or the Trustee, as applicable, receives a No Downgrade Confirmation, which may be an account maintained with the Trustee, the Special Servicer or the Master Servicer.  Eligible Accounts may bear interest.  No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.]

“Eligible Investor”:  Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a Regulation S Investor.

“Eligible Trust Advisor”:  An institution (i) selected from the list of entities that is the special servicer or Trust Advisor on a transaction rated by [_____] and (b) is the special servicer on a transaction rated by [_____] but has not been special servicer or trust advisor on a transaction for which [_____] has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or trust advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in Section 2.09(a) of this Agreement and (iii) that is not the Special Servicer, Subordinate Class Representative , the Loan Combination

Directing Holder or an Affiliate of the Special Servicer, Subordinate Class Representative  or the Loan Combination Directing Holder.

“Environmental Report”:  The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loan.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“Escrow Account”:  As defined in Section 3.04(b) of this Agreement.

“Escrow Payment”:  Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

“Euroclear”:  Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

“Event of Default”:  As defined in Section 7.01 of this Agreement.

“Excess Assumption Fees”:  With respect to any Mortgage Loan (or the Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Assumption Fees with respect to any assumption or substitution agreement or any other transactions effected under Section 3.09(a), Section 3.09(b) or Section 3.09(c) of this Agreement, over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related Mortgage Loan (or the Whole Loan, if applicable) and reimbursed from such Assumption Fees (which such Additional Trust Fund Expenses shall be reimbursed from such Assumption Fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor as Penalty Charges, specific reimbursements or otherwise.

[“Excess Interest”:  With respect to each ARD Loan, additional interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the Mortgage Loan Rate, plus any compound interest thereon, to the extent permitted by applicable law.  The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.]

[“Excess Interest Distribution Account”:  The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(d) of this Agreement in trust for the Class S Certificateholders, which shall be entitled “[____________], in trust for [____________________], as Trustee, for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[___] – Excess Interest Distribution Account”.  Any such account shall be an Eligible Account.  The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Class S

Certificates.  The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.]

“Excess Liquidation Proceeds”:  With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses and any amounts payable to the Non-Trust Mortgage Interest Holder pursuant to the related Intercreditor Agreement, over (ii) the amount that would have been received if a Principal Payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

“Excess Liquidation Proceeds Reserve Account”:  The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.05(c) of this Agreement in trust for the Certificateholders, which shall be entitled “[_____], in trust for [______], as Trustee, for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__] – Excess Liquidation Proceeds Reserve Account.”  Any such account shall be an Eligible Account.

“Excess Prepayment Interest Shortfall”:  With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfalls with respect to all Principal Prepayments received during the related Prepayment Period exceeds the Compensating Interest Payment.

 “Exchange Act”:  The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

[“[Exchangeable] Account”:  The segregated non-interest bearing trust account or accounts created and maintained as a separate account or accounts by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.05(k) of this Agreement, which shall be entitled “[_____], as Certificate Administrator, for the benefit of [_____], as Trustee, in trust for the Holders of [_____] Commercial Mortgage Pass-Through Certificates, [Exchangeable] Account,” and which must be an Eligible Account or a subaccount of an Eligible Account.  The [Exchangeable] Account shall not be an asset of any Trust REMIC formed hereunder, but rather shall be an asset of the Grantor Trust.]

[“Exchangeable Certificates”:  The Class [A-1], Class [A-2] and Class [EC]Certificates.]

[“Exchange Proportion”:  With respect to Exchangeable Certificates and Class [EC] Certificates, the following percentages:

Exchange Proportion
Class [A-1]: %	Class [EC]: 100%
Class [A-2]: %

“Fannie Mae”:  The Federal National Mortgage Association, and its successors in interest.

“FDIC”:  The Federal Deposit Insurance Corporation, and its successors in interest.

“Final Asset Status Report”:  With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Trust Advisor, the Subordinate Class Representative  or the Loan Combination Directing Holder, in each case, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Subordinate Class Representative  or the Loan Combination Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative  (other than with respect to the Loan Combination prior to a Loan Combination Control Appraisal Event) or, prior to a Loan Combination Control Appraisal Event, the Loan Combination Directing Holder (with respect to the Loan Combination)  has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such workout or liquidation, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or the Loan Combination that is a Specially Serviced Mortgage Loan or REO Property as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard will ultimately be recoverable.

“Form 8-K Disclosure Information”: As defined in Section 10.07 of this Agreement.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation, and its successors in interest.

“Global Certificates”:  The Class [A-1], Class [A-2], [Class [EC],] Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.

“Grantor Trust”:  A segregated asset pool within the Trust Fund, which at all times shall be treated as a “grantor trust” under the Grantor Trust Provisions, consisting of [(i) the Class [A-1] and Class [A-2] Uncertificated Regular Interests and the [Exchangeable] Account, beneficial ownership of which is represented by the Class [EC] Certificates, and (ii)] the Excess Interest, beneficial ownership of which is represented by the Class S Certificates, as further described in this Agreement.

“Ground Lease”:  The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

“Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”:  With respect to any Certificate, a Certificateholder.

“Indemnified Party”:  As defined in Section 8.05(c) or Section 11.13(d), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”:  As defined in Section 8.05(c) or Section 11.13(d), as applicable, of this Agreement, as the context requires.

“Independent”:  When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Trust Advisor[, the Certificate Administrator], the Master Servicer, the Special Servicer, the Subordinate Class Representative , any Mortgagor, the Non-Trust Mortgage Interest Holder or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Sellers, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Subordinate Class Representative , the Trust Advisor[, the Certificate Administrator], any Mortgagor, the Non-Trust Mortgage Interest Holder or any Affiliate thereof merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any class of securities issued by, the Depositor, the Mortgage Loan Sellers, the Trustee, the Master Servicer, the Special Servicer, the Subordinate Class Representative , the Trust Advisor[, the Certificate Administrator], any Mortgagor, the Non-Trust Mortgage Interest Holder or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer, [and] the Trustee [and the Certificate Administrator] has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master

Servicer, on behalf of itself, [and] the Trustee [and the Certificate Administrator], has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Individual Certificate”:  Any Certificate in definitive, fully registered form without interest coupons.

“Inquiries”:  As defined in Section 4.02(a) of this Agreement.

“Institutional Accredited Investor”:  An institution that is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act.

“Insurance Proceeds”:  Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or the Loan Combination (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).

“Interest Accrual Amount”:  With respect to any Distribution Date and any Class of Sequential Pay Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount.  With respect to any Distribution Date and a Class of the Class [X] Certificates, an amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components for such Class for such Interest Accrual Period.  Calculations of interest due in respect of the Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Accrual Period”:  With respect to any Distribution Date and any Class of Regular Certificates, the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Regular Certificates is assumed to consist of 30 days.

“Interest Distribution Amount”:  With respect to any Distribution Date and with respect to each Class of Regular Certificates, an amount equal to (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(j).

“Interest Reserve Account”:  The trust account or subaccount created and maintained by the Trustee pursuant to Section 3.23 of this Agreement, which shall be entitled “[_____], in trust for [_____], as Trustee, for Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__], Interest Reserve Account” and which shall be an Eligible Account.

“Interest Shortfall”:  With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion, of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

“Interested Person”:  As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee[, the Certificate Administrator], any Mortgage Loan Seller, any Mortgagor, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.16 of this Agreement, or any Person actually known to a Responsible Officer of the Trustee [or the Certificate Administrator] to be an Affiliate of any of the preceding entities.

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Mortgagor, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”:  As defined in Section 3.07(a) of this Agreement.

“Investment Decisions”:  Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Trust Advisor or any Affiliate thereof[, the Certificate Administrator or any Affiliate thereof,] or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Trust Advisor or any Affiliate thereof[, the Certificate Administrator or any Affiliate thereof,] or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investment Representation Letter”:  As defined in Section 5.02(c)(i)(A).

“Investor Certification”:  A certificate representing that such Person executing the certificate is a Certificateholder, a Beneficial Owner or a prospective purchaser of a Certificate and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the [Trustee][Certificate Administrator]’s Website) pursuant to this Agreement, such Person is or is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor, substantially in the form of Exhibit M-1 or Exhibit M-2 to this Agreement or in the form of an electronic certification contained on the [Trustee][Certificate Administrator]’s Website and/or (ii) for purposes of exercising Voting Rights, (A) such Person is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor and (B) such Person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor or an Affiliate of any of the foregoing, substantially in the form of Exhibit M-3 to this Agreement or in the form of an electronic certification contained on the [Trustee][Certificate Administrator]’s Website or the Master Servicer’s website; provided that, for purposes of clause (ii),  if such Person is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator] or the Trust Advisor, such certification shall indicate whether an Affiliate Ethical Wall exists between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee[, the Certificate Administrator] or the Trust Advisor, as applicable.  The [Trustee][Certificate Administrator] may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum”:  As defined in Section 4.02(a) of this Agreement.

“Investor Registry”:  As defined in Section 4.02(a) of this Agreement.

“IRS”:  The Internal Revenue Service.

“Liquidation Event”:  With respect to any Mortgage Loan or the Loan Combination, any of the following events:  (i) such Mortgage Loan or the Loan Combination is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or the Loan Combination; (iii) such Mortgage Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Loan Purchase Agreement; (iv) such Mortgage Loan or the Loan Combination is purchased by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (v) such Mortgage Loan is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; (vi) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (vii) such Mortgage Loan is purchased by the Non-Trust Mortgage Interest Holder pursuant to the Intercreditor Agreement or the Subordinate Class Representative  pursuant to Section 3.17 of this Agreement; or (viii) such Mortgage Loan is purchased by another party in accordance with Section 3.17 of this Agreement.  With respect to any REO Property (and the related REO Mortgage Loan or REO Non-Trust Mortgage Interest), any of the following events:  (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer, Holders of the Controlling Class, Holders of the Class [R] Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (iv) such REO Property is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreements; or (v) such REO Property is purchased by another party in accordance with Section 3.17 of this Agreement.

“Liquidation Expenses”:  All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer[, the Certificate Administrator] and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).

“Liquidation Fee”:  With respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) and each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of the Liquidation Fee Rate to the related payment or proceeds; provided, however, that, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within [___] days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than [___] days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), [or if applicable under the related intercreditor agreement, the holder of the related Non-Trust Mortgage Loan] or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity provided, further, that the Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Fee Rate”:  A rate equal to [__]%.

“Liquidation Proceeds”:  The amount (other than Insurance Proceeds) received in connection with a Liquidation Event.

“Loan Agreement”:  With respect to any Mortgage Loan and Non-Trust Mortgage Interest(s), the loan agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which such Mortgage Loan and Non-Trust Mortgage Interest was made.

“Loan Combination”:  Each of the [_____] Loan Combination, the [_____]Loan Combination, the [_____]Loan Combination and the [_____]Loan Combination (and shall include any successor REO Mortgage Loan or successor REO Companion Interest).

“Loan Combination Control Appraisal Event”:  The [_____] Loan Combination Control Appraisal Event.

“Loan Combination Custodial Account”:  With respect to any Loan Combination, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.05A of this Agreement on behalf of the holders of such Loan Combination, which shall be entitled “[_____], as Master Servicer, in trust for [_____], as Trustee, for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__], and NON-TRUST MORTGAGE INTEREST HOLDERS, as their interests may appear.”

“Loan Combination Directing Holder”:  [________________]

“Loan Documents”:  With respect to any Mortgage Loan and Non-Trust Mortgage Interest, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan and Non-Trust Mortgage Interest, or subsequently added to the related Mortgage File.

“Loan Number”:  With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan Purchase Agreement”:  The [_____] Loan Purchase Agreement, the [_____] Loan Purchase Agreement and/or the [_____] Loan Purchase Agreement, as applicable.

“Loan-to-Value Ratio”:  With respect to any Mortgage Loan or the Loan Combination, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or the Loan Combination, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

“Lock-Box Account”:  With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property.  Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.

“Lock-Box Agreement”:  With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

“Lock-out Period”:  With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Mortgagor are prohibited.

“Lower-Tier Distribution Account”:  The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the [Trustee][Certificate Administrator] pursuant to Section 3.05(b) of this Agreement, which shall be entitled “[TRUSTEE][CERTIFICATE ADMINISTRATOR]], as [Trustee][Certificate Administrator], in trust for Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__], Lower-Tier Distribution Account” and which must be an Eligible Account.  The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Principal Balance”:  The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto.  On each

Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to 0 of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Principal Amount of the Corresponding Certificates.

“Lower-Tier Regular Interests”:  The [Class LA-1], [Class LA-2], [Class LB], [Class LC], [Class LD], [Class LE] and [Class LF] and [Class LG] Interests.

“Lower-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, collections thereon, any related REO Property acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account, the related REO Account; and amounts held from time to time in the Lower-Tier Distribution Account, and the Excess Liquidation Proceeds Reserve Account, in each case excluding amounts allocable to the Non-Trust Mortgage Interest and Excess Interest.

“Lower-Tier Residual Interest”:  The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Lower-Tier REMIC and evidenced by the Class R Certificates.

“LTV Ratio”:  With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such Mortgage Loan as of such date, and the denominator of which is the then-Appraised Value of the related Mortgaged Property.

“MAI”:  Member of the Appraisal Institute.

“Major Decision”:  Collectively:

(a) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(b) any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the Maturity Date of any Mortgage Loan;

(c) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(d) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(e) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(f) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $[2,500,000]) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Loan Documents;

(h) releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(j) the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Mortgage Loan”; and

(k) any determination of an Acceptable Insurance Default.

 “Manager”:  With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”:  [______], a [JURISDICTION][ENTITY TYPE], or its successor in interest, or any successor Master Servicer appointed as herein provided.

“Master Servicer Remittance Date”:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Master Servicer Servicing Personnel”:  The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Material Breach”:  As defined in Section 2.03(a) of this Agreement.

“Material Document Defect”:  As defined in Section 2.03(a) of this Agreement.

“Maturity Date”:  With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

“Modification Fees”:  With respect to any Mortgage Loan (or the Loan Combination, if applicable), any and all fees collected from the related Mortgagor with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, other than (a) any Assumption Fees, Consent Fees or assumption application fees and (b) any fee in connection with a defeasance of such Mortgage Loan or the Loan Combination.

“Modified Asset”:  Any Mortgage Loan or any Loan Combination as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.24 of this Agreement in a manner that:

(a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan or the Loan Combination);

(b) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

(c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or the Loan Combination or materially reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”:  With respect to any Mortgage Loan or the Loan Combination, as applicable (other than any REO Mortgage Loan or REO Non-Trust Mortgage Interest) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate (and with respect to the Non-Trust Mortgage Interest, the related companion interest rate), which is payable by the related Mortgagor on such Due Date under the related Note or Notes.  The Monthly Payment with respect to (i) an REO Mortgage Loan or REO Non-Trust Mortgage Interest, (ii) any Mortgage Loan or the Loan Combination that is delinquent at its respective Maturity Date and with respect to which the Special Servicer does not enter into an extension or (iii) any Mortgage Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note and the related note(s) in favor of the Non-Trust Mortgage Interest Holder.

 “Mortgage File”:  With respect to any Mortgage Loan, subject to Section 2.01(b), collectively the following documents:

(1) (A) the original executed Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of “[_____], as trustee for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__] [and the holder of the related Companion Interest]” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) in the case of the Loan Combination, a copy of the executed Note for the Non-Trust Mortgage Interest;

(2) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(3) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(4) an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “[_____], as trustee for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__]” (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

(5) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of “[_____], as trustee for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__]”;

(6) originals or copies of final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of the Loan Combination) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(7) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a “marked-up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(8) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any, and any ground lessor estoppel;

(9) an original or copy of the related Loan Agreement, if any;

(10) an original of any guaranty under such Mortgage Loan, if any;

(11) an original or copy of the lock box agreement or cash management agreement relating to such Mortgage Loan, if any;

(12) an original or copy of the environmental indemnity from the related Mortgagor, if any;

(13) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(14) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of “[_____], in its capacity as trustee for the registered holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__]”;

(15) in the case of the Loan Combination, a copy of the Intercreditor Agreement;

(16) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee, and an original UCC-2 and/or UCC-3 assignment thereof, in form suitable for filing, in favor of the Trustee;

(17) in the case of any Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

(18) an original or copy of any related Environmental Insurance Policy;

(19) a copy of any letter of credit relating to such Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(20) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment thereof;

provided, that, whenever the term “Mortgage File” is used to refer to documents actually received by the [Trustee][Certificate Administrator] or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”:  Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date.  Such term shall include any REO Mortgage Loan or defeased Mortgage Loan.

“Mortgage Loan Rate”:  With respect to any Mortgage Loan (including an REO Mortgage Loan), the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Note or Intercreditor Agreement, in each case without giving effect to the Default Rate or the Revised Rate with respect to any Mortgage Loan or any related note(s) held by the Non-Trust Mortgage Interest Holder.  For purposes of calculating Net Mortgage Loan Rates, Pass-Through Rates and the WAC Rate, the Mortgage Loan Rate of any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor, and without regard to the related Mortgaged Property becoming an REO Property.

 “Mortgage Loan Schedule”:  The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

(i) the Loan Number;

(ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

(iii) the Cut-off Date Balance;

(iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

(v) the original Mortgage Loan Rate;

(vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

(vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

(viii) the Interest Accrual Basis;

(ix) the (A) Administrative Cost Rate, and (B) the Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate, and in the case of the Loan Combination, separately identifying the Servicing Fee Rate applicable to the Non-Trust Mortgage Interest in the Loan Combination);

(x) whether the Mortgage Loan is secured by a Ground Lease;

(xi) the Mortgage Loan Seller(s);

(xii) whether the Mortgage Loan is cross-collateralized and the cross-collateralized group it belongs to;

(xiii) the Anticipated Repayment Date, if applicable;

(xiv) the Revised Rate, if applicable; and

(xv) whether such Mortgage Loan is part of the Loan Combination, in which case the information required by clauses (iii), (iv), (v), (vi) and (vii) above shall also be set forth for the Non-Trust Mortgage Interest in the Loan Combination.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clauses (v) and (viii) above for all of the Mortgage Loans.

“Mortgage Loan Seller”:  Each of [_____], [_____] and [_____], and their respective successors in interest.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan and the Non-Trust Mortgage Interest, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans and the Non-Trust Mortgage Interest(s), a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgagor”:  The obligor or obligors on a Note and the related note(s) in favor of the Non-Trust Mortgage Interest Holder(s), including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note and the related note(s) in favor of the Non-Trust Mortgage Interest Holder(s).

“Mortgagor Accounts”:  As defined in Section 3.07(a) of this Agreement.

“Net Insurance Proceeds”:  Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the Environmental Insurance Policy, applied to pay any costs, expenses, penalties, fines or similar items.

“Net Liquidation Proceeds”:  The Liquidation Proceeds received with respect to any Mortgage Loan or the Loan Combination (including an REO Mortgage Loan or REO Non-Trust Mortgage Interest) net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Net Mortgage Loan Rate”:  With respect to any Mortgage Loan (including an REO Mortgage Loan) and any Distribution Date, the per annum rate equal to the Mortgage Loan Rate for such Mortgage Loan minus the related Administrative Cost Rate.  Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Cost Rate; provided, however, that with respect to each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), shall be determined net of any Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor, and without regard to the related Mortgaged Property becoming an REO Property.

“Net Operating Income”:  With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by CREFC.

“Net REO Proceeds”:  With respect to each REO Property and any related REO Mortgage Loan or REO Non-Trust Mortgage Interest, REO Proceeds with respect to such REO Property, REO Mortgage Loan or REO Non-Trust Mortgage Interest (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.16(b) of this Agreement.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”:  Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance.  Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in Section 3.20 and Section 4.06, the definition of Nonrecoverable P&I Advance or the definition of Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related Mortgage Loan or the Loan Combination or REO Mortgage Loan or REO Non-Trust Mortgage Interest, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties.

“Nonrecoverable P&I Advance”:  With respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan or a related REO Mortgage Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06 of this Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Combination, REO Mortgage Loan or REO Non-Trust Mortgage Interest, as the case may be.

“Nonrecoverable Property Advance”:  Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Master Servicer or the Trustee, which Property Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 3.20 of this Agreement, in its commercially reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Combination or REO Property, as the case may be.  Any Property Advance that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer’s or the Trustee’s entitlement to reimbursement for such Advance.

“Non-Book Entry Certificates”:  As defined in Section 5.01 of this Agreement.

“Non-Reduced Certificates”:  As of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.

“Non-Trust Mortgage Interest”:  The [_____] Non-Trust Mortgage Interest, the [_____] Non-Trust Mortgage Interest, the [_____] Non-Trust Mortgage Interests, the [_____] Non-Trust Mortgage Interests and the [_____] Non-Trust Mortgage Interests.

“Non-Trust Mortgage Interest Holders”:  Collectively, the holders of the Non-Trust Mortgage Interests.

[“Non-Trust Mortgage Interest Representative”:  With respect to a Combination Loan, any person with consulting or consent right with respect to the related Combination Loan in each case only to the extent provided under the related Intercreditor Agreement.]

“Non-U.S. Person”:  A person other than a U.S. Person.

“Note”:  With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”:  Any of the notices given to the [Trustee][Certificate Administrator] by the Master Servicer, the Depositor or any Holder of a Class R Certificate pursuant to Section 9.01(c).

“Notional Amount”:  For any date of determination, (a) with respect to the Class X-A Certificates, a notional principal amount equal to the Class X-A Notional Amount, (b) with respect to the Class X-B Certificates, a notional principal amount equal to the Class X-B Notional Amount  and (c) with respect to each Component, a notional principal amount equal to the applicable Component Notional Amount.

“NRSRO”:  A nationally recognized statistical rating organization as the term is used in federal securities laws.

“Prospectus”:  The prospectus dated [_________] [  ], 20[__], relating to the Public Global Certificates.

“Prospectus Supplement”:  The prospectus supplement dated [_________] [  ], 20[__], relating to the Public Global Certificates.

“Officer’s Certificate”:  With respect to any Person, a certificate signed by an authorized officer of such Person or, in the case of the Master Servicer or the Special Servicer, a Servicing Officer, and delivered to the Depositor, the Trustee[, the Certificate Administrator], the Master Servicer or the Special Servicer, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, reasonably acceptable to the Trustee [and the Certificate Administrator], except that any opinion of counsel relating to (a) qualification of either Trust REMIC or the imposition of tax under the REMIC Provisions on any income or property of any such Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”)[, (c) qualification of the Grantor Trust as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes] or (c) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

“Other Securitization”:  As defined in Section 10.06 of this Agreement.

“Ownership Interest”:  Any record or beneficial interest in a Class R Certificate.

“P&I Advance”:  As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.06 of this Agreement.  Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate to but excluding the date of payment or reimbursement.

“Pass-Through Rate”:  Each of the Class [A-1] Pass-Through Rate, the Class [A-2] Pass-Through Rate, the Class [X-A] Pass-Through Rate, the Class [X-B] Pass-Through Rate, the Class [B] Pass-Through Rate, the Class [C] Pass-Through Rate, the Class [D] Pass-Through Rate, the Class [E] Pass-Through Rate, the Class [F] Pass-Through Rate and the Class [G] Pass-Through Rate [and the Class [A-1] Uncertificated Interest Pass-Through Rate and the Class [A-2] Uncertificated Interest Pass-Through Rate].  The Class [R] Certificates do not have Pass-Through Rates.

“Paying Agent”:  The paying agent appointed pursuant to Section 5.06 of this Agreement.

“Penalty Charges”:  With respect to any Mortgage Loan or the Loan Combination (or successor REO Mortgage Loan or successor REO Non-Trust Mortgage Interest), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and/or Default Interest, subject to the allocation provisions of the Intercreditor Agreement and excluding any such amounts allocable to the Non-Trust Mortgage Interest pursuant to a related Intercreditor Agreement and excluding any Excess Interest.

“Percentage Interest”:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class.  With respect to any Regular Certificate, the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates.  With respect to any Class R Certificate or Class S Certificate, the percentage interest is set forth on the face thereof.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Performance Certification”:  As defined in Section 10.06 of this Agreement.

“Permitted Investments”:  Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the [Trustee][Certificate Administrator] in Permitted Investments managed or advised by the [Trustee][Certificate Administrator] may mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee[, the Certificate Administrator] or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a No Downgrade Confirmation:

(i)
obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)	Federal Housing Administration debentures;

(iii)
obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(iv)
federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, the short term obligations of which are rated “[___]” by [_____] and “[___]” by [_____] (and if the term is between one and three months, “[___]” by [_____]) and, if it has a term in excess of three months, the long-term debt obligations of which are rated “[___]” (or the equivalent) by each of the Rating Agencies (or, if not rated by [_____] or [_____], otherwise acceptable to [_____] or [_____], as applicable, as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(v)
demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated “[___]” by [_____] and “[___]” by [_____] (and if the term is between one and three months, “[___]” by [______], and if the term is in excess of three months up to and including six months, “[___]” by [______]) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “[___]” (or the equivalent) by each of the Rating Agencies (or, if not rated by [_____] or [_____], otherwise acceptable to [_____] or [_____], as applicable, as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vi)
debt obligations, the short term obligations of which are rated “[___]” by [_____] and “[___]” by [_____] (and if the term is between one and three months, “[___]” by [_____], and if the term is in excess of three months up to and including six months, “[___]” by [_____]) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “[___]” (or the equivalent) by each of the Rating Agencies (or, if not rated by [_____] or [_____], otherwise acceptable to [_____] or [_____], as applicable, as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vii)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), the short term obligations of which are rated “[___]” by [_____] and “[___]” by [_____] (and if the term is between one and three months, “[___]” by [_____], and if the term is in excess of three months up to and including six months, “[___]” by [_____]) and, if it has a term in excess of six months, the long-term debt obligations of which are rated “[___]” (or the equivalent) by each of the Rating Agencies (or, if not rated by [_____] or [_____], otherwise acceptable to [_____] or [_____=, as applicable, as confirmed in a No Downgrade Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(viii)
the Wells Fargo Prime Investment Money Market Fund (the “Fund”) so long as the Fund is rated by [_____] in its highest money market fund ratings category (or, if not rated by [_____] or [_____], otherwise acceptable to [_____] and [_____], as confirmed in a No Downgrade Confirmation); and

(ix)
any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that the Master Servicer, the Special Servicer or the Trustee, as applicable, has received a No Downgrade Confirmation;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (iii) the rating for such instrument or security includes an “r” designation.

Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (a) through (i) above, the Master Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.

“Permitted Transferee”:  With respect to a Class R Certificate, any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Non-U.S. Person (other than (i) a Non-U.S. Person in whose hands the income from such Class R Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the [Trustee][Certificate Administrator] with an effective IRS Form W-8ECI or other prescribed form or (ii) a Non-U.S. Person, if in connection with the proposed transfer of such Class R Certificate, the transferor provides an opinion of counsel to the Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3), (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Person other than a Non-U.S. Person described in (c)(i) or (c)(ii) above or (e) a U.S. Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  As defined in Section 5.02(k) of this Agreement.

“Prepayment Assumption”:  The assumption that there will be zero prepayments with respect to the Mortgage Loans; provided that it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

“Prepayment Interest Excess”:  With respect to any Distribution Date, for each Mortgage Loan or Non-Trust Mortgage Interest that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Non-Trust Mortgage Interest after the Due Date in such Prepayment Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest and/or Default Interest) that accrued for such Mortgage Loan or Non-Trust Mortgage Interest on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Non-Trust Mortgage Interest, inclusive, to the extent collected from the related Mortgagor (exclusive of any related Yield Maintenance Charge or related Excess Interest and/or Default Interest that may have been collected).

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Mortgage Loan or Non-Trust Mortgage Interest that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan or Non-Trust Mortgage Interest prior to the Due Date in such Prepayment Period, the amount of interest, net of the related Servicing Fee and any related Excess Interest and/or Default Interest, to the extent not collected from the related Mortgagor, that would have accrued on such Mortgage Loan or Non-Trust Mortgage Interest on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Non-Trust Mortgage Interest and ending on the day immediately preceding such Due Date, inclusive.

“Prepayment Period”:  With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

“Prime Rate”:  The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the [Trustee][Certificate Administrator] in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the [Trustee][Certificate Administrator] in its reasonable discretion) as may be in effect from time to time.  The [Trustee][Certificate Administrator] shall notify in writing the Master Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Distribution Amount”:  For any Distribution Date will be equal to the sum, without duplication, of:

(A) the Scheduled Principal Distribution Amount for such Distribution Date;

(B) the Unscheduled Payments of the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(C) the Principal Shortfall, if any, for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the applicable Prepayment Period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Principal Prepayment”:  Any payment of principal made by a Mortgagor on a Mortgage Loan or the Loan Combination which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

“Principal Shortfall”:  For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Sequential Pay Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

“Private Certificates”:  The Class [  ] Certificates.

“Privileged Information”:  Any (i) correspondence or other communications between the Subordinate Class Representative  or the Loan Combination Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Subordinate Class Representative  or the Loan Combination Directing Holder under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception”:  With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Trust Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Subordinate Class Representative  (with respect to any Mortgage Loan other than the Loan Combination), the Loan Combination Directing Holder (with respect to the Loan Combination), [the Certificate Administrator and] the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”:  The Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Subordinate Class Representative  (but only during a Subordinate Control Period or a Collective Consultation Period), the Loan Combination Directing Holder (but only prior to a Loan Combination Control Appraisal Event), the Trustee[, the Certificate Administrator], the Trust Advisor, a designee of the Depositor and any Person who provides the [Trustee][Certificate Administrator] with an Investor Certification, which Investor Certification may be submitted electronically via the [Trustee][Certificate Administrator]’s Website; provided that in no event shall a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor be considered a Privileged Person.

“Property Advance”:  As to any Mortgage Loan or the Loan Combination, any advance made by the Master Servicer or the Trustee in respect of Property Protection Expenses, together with all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Mortgage Loan or the Loan Combination, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Section 2.03, Section 3.04 and Section 3.08 of this Agreement, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, or the Intercreditor Agreement.  Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement.

“Property Protection Expenses”:  Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Section 3.04, Section 3.08, Section 3.10(f), Section 3.10(g) and Section 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC to be advanced by the Master Servicer or the Trustee, as applicable.

“Public Certificates”:  The Class [  ] Certificates.

“Purchase Price”:  With respect to any Mortgage Loan (or REO Property), a price equal to the following:  (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase; plus (b) all accrued and unpaid interest on the principal balance of such Mortgage Loan (or the related REO Mortgage Loan), other than Default Interest or Excess Interest, at the related Mortgage Loan Rate  in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts that were reimbursed out of general collections on the Mortgage Loans); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) any unpaid Special Servicing Fees and any other unpaid Additional Trust Fund Expenses outstanding or previously incurred in respect of the related Mortgage Loan; plus (f) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, [the Certificate Administrator and] the Trustee in respect of the Breach or Document Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (c) above) and, if the applicable Mortgage Loan Seller repurchases or substitutes for such Mortgage Loan more than 180 days following the earlier of the responsible party’s discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be, a Liquidation Fee.  With respect to any REO Property that relates to the Loan Combination, the Purchase Price for the Trust Fund’s interest in such REO Property shall be the amount calculated in accordance with the first sentence of this definition in respect of the related REO Mortgage Loan and, solely for purposes of calculating fair prices under the final sentence of Section 3.17(l) of this Agreement, such amount shall be calculated as if the REO Mortgage Loan consisted of the REO Mortgage Loan and the related REO Non-Trust Mortgage Interest, if applicable, and the successor REO Mortgage Loan and successor REO Non-Trust Mortgage Interest, if applicable.

“Qualified Bidder”:  As defined in Section 7.01(b) of this Agreement.

“Qualified Institutional Buyer”:  A “qualified institutional buyer” within the meaning of Rule 144A.

[“Qualified Insurer”:  As used in Sections 3.08 and 5.10 of this Agreement, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “[___]” by [_____] (or, if not rated by [_____], an equivalent rating such as that listed above by (A) at least two NRSROs (which may include [_____],[_____] and/or [_____]) or (B) one NRSRO (which may include [_____],[_____] and/or [_____]) and [_____]) and “[___]” by [_____] (or, if not rated by [_____], at least “[___]” by [_____]) and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c) of this Agreement, a company that shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than “[___]” by [_____] (or, if not rated by [_____], an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include [_____],[_____] and/or [_____])) and “[___]” by [_____] (or, if not rated by [_____], at least “[___]” by [_____]), unless such insurance company is not rated by one or more Rating Agencies or has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, in which case either (a) such insurer’s obligations are guaranteed or backed in writing by a company having such a claim-paying ability rating, or (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation.]

“Qualified Mortgage”:  A Mortgage Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

“Qualified Substitute Mortgage Loan”:  A mortgage loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of (a) the loan-to-value ratio of the deleted Mortgage Loan as of the Cut-Off Date and (b)  75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current debt service coverage ratio at least equal to the greater of (a) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (b) 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization schedule that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (xii) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved, during a Subordinate Control Period or a Collective Consultation Period, by the Subordinate Class Representative ; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii) above; provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided further, that no individual Mortgage Loan Rate (net of the Servicing Fee Rate , the Trust Advisor Fee Rate and the [Trustee][Certificate Administrator] Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the WAC Rate) of any class of Sequential Pay Certificates having a Certificate Principal Amount then outstanding.  When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to [the Certificate Administrator and] the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative .

“Rated Final Distribution Date”:  The Distribution Date occurring in [         ].

“Rating Agency”:  Either of [_____] or [_____].  References herein to the highest long-term unsecured debt rating category of [_____] or [_____] shall mean “[___]” with respect to [_____] and “[___]” with respect to [_____], and, in the case of any other rating agency, shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

“Rating Agency Confirmation”:  With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter.

“RBS Defeasance Rights and Obligations”:  As defined in Section 3.09(d)(i) of this Agreement.

“RBS Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut‑off Date, by and between RBS and the Depositor.

“Real Property”:  Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

“Realized Loss”:  With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of the Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) after giving effect to any and all reductions thereon on such Distribution Date.  Realized Losses may be reversed as provided in Section 4.01(f) of this Agreement.

“Record Date”:  With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

“Regular Certificates”:  The Class [A-1], Class [A-2], Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation D”:  Regulation D under the Act.

“Regulation S”:  Regulation S under the Act.

“Regulation S Global Certificates”:  As defined in [_____].

“Regulation S Investor”:  With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

“Regulation S Transfer Certificate”:  A certificate substantially in the form of Exhibit H-1 or Exhibit H-2 hereto, as applicable.

“Relevant Servicing Criteria” means the Servicing Criteria applicable to a specific party, as set forth on Exhibit O to this Agreement.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the [Trustee][Certificate Administrator], the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the [Trustee][Certificate Administrator].

“Remaining Certificateholder”:  Any Holder (or Holders provided they act in unanimity) holding 100% of the Regular Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Principal Amounts of the [Class A], [Class B], [Class C] and [Class D] Certificates have been reduced to zero.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Code Section 860D.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

 “Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(1) except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(2) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

(3) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(4) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(5) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”:  A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 of this Agreement on behalf of the Trustee in trust for the Certificateholders and the related Companion Interest Holders, which shall be entitled “[_____], [or the applicable successor Special Servicer, as Special Servicer,] for the benefit of [_____], as trustee, in trust for registered Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__] and the related Companion Interest Holders REO Account.”  Any such account or accounts shall be an Eligible Account.

“REO Non-Trust Mortgage Interest”:  The Non-Trust Mortgage Interest as to which the related Mortgaged Property has become an REO Property.

“REO Extension”:  As defined in Section 3.16(a) of this Agreement.

“REO Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”:  With respect to any REO Property and the related REO Mortgage Loan and REO Non-Trust Mortgage Interest, all revenues received by the Special Servicer with respect to such REO Property, REO Mortgage Loan or REO Non-Trust Mortgage Interest which do not constitute Liquidation Proceeds.

“REO Property”:  A Mortgaged Property title to which has been acquired on behalf of the Trust Fund and the Non-Trust Mortgage Interest Holder through foreclosure, deed in lieu of foreclosure or otherwise.

“Reportable Event”: As defined in Section 10.07 of this Agreement.

“Reporting Servicer”:  As defined in Section 10.09 of this Agreement.

“Repurchase Communication”:  For purposes of Section 2.03(a) and Section 3.01(c) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Request”:  As defined in Section 2.03(a) of this Agreement.

“Repurchase Request Withdrawal”:  As defined in Section 2.03(a) of this Agreement.

“Request for Release”:  A request for a release signed by a Servicing Officer, substantially in the form of Exhibit C hereto.

“Requesting Holders”:  As defined in Section 3.10(a) of this Agreement.

“Residual Ownership Interest”:  Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”:  When used with respect to [(i)] the Trustee, any officer of the [Corporate Trust Office] of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject [and (ii) the Certificate Administrator, any officer assigned to the [Corporate Trust Services] group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject].  When used with respect to any Certificate Registrar (other than the Trustee [or the Certificate Administrator]), any officer or assistant officer thereof.

“Restricted Certificate”:  As defined in Section 5.02(k).

“Restricted Party”:  As defined in the definition of “Privileged Information Exception” in this Agreement.

“Restricted Period”:  The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Underwriters and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

“Review Package”:  A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

“Revised Rate”:  With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Loan Agreement.

[“The Royal Bank of Scotland” or “RBS”:  As used herein comprises two affiliated companies:  The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware Corporation, and its successors in interest.]

“Rule 144A”:  Rule 144A under the Act.

“Rule 144A Global Certificate”:  With respect to any Class of Book-Entry Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

“S&P”:  Standard & Poor’s Ratings Services, and its successors in interest.

 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

 “Sarbanes Oxley Certification”:  As defined in Section 10.05 of this Agreement.

 “Scheduled Principal Distribution Amount”:  For any Distribution Date will be equal to the sum, without duplication, of:

(A) the principal component of all scheduled Monthly Payments and Balloon Payments which became due on the related Due Date (if received by the Master Servicer by the Business Day prior to the Master Servicer Remittance Date or (other than Balloon Payments) advanced by the Master Servicer or the Trustee in respect of such Distribution Date) with respect to the Mortgage Loans (including any REO Mortgage Loans); and

(B) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

“Securities Legend”:  With respect to each Rule 144A Global Certificate, Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit G hereto.

“Senior Consultation Period”:  A period when either (i) the Class Principal Balance of the Class [F] Certificates, without regard to the allocation of any Appraisal Reduction Amounts to such Class, is less than [25]% of the initial Class Principal Balance of the Class [F] Certificates or (ii) the then Majority Subordinate Certificateholder that holds a majority of the Class [F] Certificates (provided such Class is the Subordinate Class) has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative under this Agreement pursuant to Section 3.23(i) and such rights have not been reinstated to a successor Majority Subordinate Certificateholder pursuant to Section 3.23(i).

“Sequential Pay Certificates”:  The [Class A-1], [Class A-2], [Class EC], [Class B], [Class C], [Class D], [Class E], [Class F] and [Class G] Certificates, collectively.

“Service(s)” or “Servicing”:  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity (other than the [Certificate Administrator and] the Trustee) that meets the definition of “servicer”

set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Indemnified Party”:  As defined in Section 8.05(c) of this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”:  With respect to each Mortgage Loan or the Loan Combination (or any successor REO Mortgage Loan or successor REO Non-Trust Mortgage Interest with respect thereto) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the related Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or the Loan Combination, as the case may be, as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or the Loan Combination is computed and shall be prorated for partial periods.  For the avoidance of doubt, the Servicing Fee shall be payable from the Lower-Tier REMIC.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule and, with respect to the Non-Trust Mortgage Interest, [__]% per annum.

“Servicing File”:  Any documents (other than documents required to be part of the related Mortgage File but including copies of such documents required to be part of the related Mortgage File) related to the origination or the servicing of the Mortgage Loans that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller’s asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller nor any draft documents, privileged or internal communications, credit underwriting, due diligence analysis or data shall be required to be delivered as part of the Servicing File.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than [the Certificate Administrator,] the Trust Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Servicing Officer”:  Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee,[and] the Trust Advisor [and the Certificate Administrator] by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Standard”:  With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans and the Non-Trust Mortgage Interest (including the Loan Combination) and any REO Properties that such party is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders or, with respect to the Loan Combination, on behalf of the Certificateholders and the Non-Trust Mortgage Interest Holder, as a collective whole as if such Certificateholders or, with respect to the Loan Combination, such Certificateholders and the Non-Trust Mortgage Interest Holder, constituted a single lender) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be:  (i) in accordance with the higher of the following standards of care:  (A) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loan or the Loan Combination; (ii) with a view to:  the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or the Loan Combination or, in the case of (1) a Specially Serviced Mortgage Loan or (2) a Mortgage Loan or the Loan Combination as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (or, if the Non-Trust Mortgage Interest is involved, with a view to the maximization of recovery on the Loan Combination to the Certificateholders and the Non-Trust Mortgage Interest Holder(s) (as a collective whole as if such Certificateholders and Non-Trust Mortgage Interest Holder constituted a single lender, it being understood that the interest of the Non-Trust Mortgage Interest is a subordinate interest, subject to the terms and conditions of the Intercreditor Agreement)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Non-Trust Mortgage Interest, to the Certificateholders and the Non-Trust Mortgage Interest Holder) to be performed at the Calculation Rate); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or the Non-Trust Mortgage Interest or other indebtedness secured by the related Mortgaged Property or any certificate backed by the Non-Trust Mortgage Interest) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

“Servicing Transfer Event”:  With respect to any Mortgage Loan or the Loan Combination, the occurrence of any of the events described in clauses (a) through (g) of the definition of “Specially Serviced Mortgage Loan,” except in the case of the Loan Combination, if the Non-Trust Mortgage Interest Holder and/or the Companion Interest Representative, as applicable under the related Intercreditor Agreement, is exercising its cure rights under the Intercreditor Agreement, if applicable.

“Similar Law”:  Any federal, state or local law that is materially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“Single Purpose Entity”:  An entity, other than an individual, whose organizational documents and the related Loan Documents provide substantially to the effect that:  (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans or the Loan Combination, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties and as permitted under the applicable Loan Documents, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a “single purpose entity” (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

“Special Notice”:  Any (a) notice transmitted to Certificateholders pursuant to Section 5.05(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer pursuant to Section 6.08(a) of this Agreement and (c) notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Trust Advisor pursuant to Section 7.06(b) of this Agreement.

“Special Servicer”:  [_____], a [JURISDICTION] [ENTITY TYPE], or its successor in interest, or any successor Special Servicer appointed as provided herein.

“Special Servicer Servicing Personnel”:  The divisions and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer under this Agreement.

“Special Servicing Compensation”:  With respect to any Mortgage Loan, any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

“Special Servicing Fee”:  With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.  For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Special Servicing Fee Rate”:  A rate equal to [__]% per annum.

 “Specially Serviced Mortgage Loan”:  Any Mortgage Loan (including the Loan Combination, REO Mortgage Loan and REO Non-Trust Mortgage Interest) as to which any of the following events has occurred, except in the case of the Loan Combination, if the Non-Trust Mortgage Interest Holder under the related Intercreditor Agreement, is exercising its cure rights in accordance with the Intercreditor Agreement, if applicable, (within the applicable cure period set forth therein):

(a) the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues unremedied (without regard to any grace period):

(i) except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or

(ii) in the case of a delinquent Balloon Payment, (A) 60 days beyond the date on which such Balloon Payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or the Loan Combination delinquent with respect to the Balloon Payment as to which the related Mortgagor delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after the Balloon Payment was due, for 120 days beyond the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment as due during which the refinancing is scheduled to occur);

(b) there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Subordinate Class Representative  (except during a Collective Consultation Period or a Senior Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) or the Loan Combination Directing Holder

(with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), as applicable) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or the Loan Combination or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Loan Combination, the Certificateholders or the Non-Trust Mortgage Interest Holder), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders (or in the case of the Loan Combination, the Certificateholders or the Non-Trust Mortgage Interest Holder); or

(c) the Master Servicer or the Special Servicer has determined (and, in the case of the Special Servicer, with the consent of the Subordinate Class Representative  (except during a Collective Consultation Period or a Senior Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) or the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), as applicable) that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or the Loan Combination is reasonably foreseeable, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or the Loan Combination or otherwise materially adversely affects the interests of Certificateholders (or, in the case of the Loan Combination, the Certificateholders or the Non-Trust Mortgage Interest Holder), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or the Loan Combination or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation or its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days;

(e) the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshalling of assets and liability or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan or the Loan Combination will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred with respect to such Mortgage Loan or the Loan Combination, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan or the Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan, when:

(w)           with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan or the Loan Combination (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.24 of this Agreement);

(x)           with respect to the circumstances described in clauses (c), (d), (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

(y)           with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

(z)           with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

The Special Servicer may conclusively rely on the Master Servicer’s determination and the Master Servicer may conclusively rely on the Special Servicer’s determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan’s becoming a Specially Serviced Mortgage Loan.  If the Mortgage Loan that is part of the Loan Combination becomes a Specially Serviced Mortgage Loan, then the Non-Trust Mortgage Interest shall also become a Specially Serviced Mortgage Loan.  If the Non-Trust Mortgage Interest becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan that is part of the Loan Combination shall also become a Specially Serviced Mortgage Loan.

“Sponsor”:  Each of The Royal Bank of Scotland, [_____] and [_____], and their respective successors in interest.

“Startup Day”:  The day designated as such pursuant to Section 2.11(c) of this Agreement.

“Stated Principal Balance”:  With respect to any Mortgage Loan (or the Loan Combination, if applicable), as of any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan (or the Loan Combination, if applicable) (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the date of substitution after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan (or the Loan Combination, if applicable) after the Cut-Off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), if received by the Trust or advanced by the Master Servicer or the Trustee on or prior to the most recent Distribution Date coinciding with or preceding such date of determination, (ii) all Unscheduled Payments with respect to such Mortgage Loan (or the Loan Combination, if applicable) for a Distribution Date on or before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan (or the Loan Combination, if applicable) as of the Determination Date for the most recent Distribution Date occurring on or before such date of determination.  The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Unscheduled Payments with respect to such Mortgage Loan for a Distribution Date on or before such date of determination.  The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions of the Servicing Criteria with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, an Additional Servicer, or a Sub-Servicer.

“Subordinate Certificates”:  Any of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.

“Subordinate Class Representative”: The Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Subordinate Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Subordinate Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Subordinate Class Representative.

“Subordinate Control Period”:  Any period when the Class Principal Balance of the Class [F] Certificates, net of any Appraisal Reduction Amounts allocable to such Class, is at least [25]% of the initial Class Principal Balance of the Class [F] Certificates.

“Substitution Shortfall Amount”:  With respect to a substitution pursuant to Section 2.03(a) of this Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution.  In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

“Sub-Servicer”:  Any Person that Services Mortgage Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer, a Servicing Function Participant or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in the Servicing Criteria.  As of the Closing Date, the Sub-Servicer(s) set forth on Exhibit S to this Agreement will be the Sub-Servicer for the related Mortgage Loan(s) set forth on Exhibit S to this Agreement.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer, an Additional Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Successful Bidder”:  As defined in Section 7.01(b) of this Agreement.

“Supplemental Servicer Schedule”:  With respect to the Mortgage Loans to be serviced by the Master Servicer, a list attached hereto as Exhibit P, which list sets forth the following information with respect to each Mortgage Loan:

(i) the Mortgagor’s name;

(ii) property type;

(iii) the original balance;

(iv) the origination date;

(v) the original and remaining amortization term;

(vi) whether such Mortgage Loan has a guarantor;

(vii) whether such Mortgage Loan is secured by a letter of credit;

(viii) the original balance of any reserve or escrowed funds and the monthly amount of any reserve or escrowed funds;

(ix) the grace period with respect to both default interest and late payment charges;

(x) whether such Mortgage Loan is insured by RVI, lease enhancement policy or environmental policies;

(xi) whether an operation and maintenance plan exists and, if so, what repairs are required;

(xii) whether a cash management agreement or lock-box agreement is in place;

(xiii) the number of units, pads, rooms or square feet of the Mortgaged Property;

(xiv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

(xv) the Interest Accrual Basis;

(xvi) Administrative Cost Rate;

(xvii) whether the Mortgage Loan is secured by a Ground Lease;

(xviii) whether the related Mortgage Loan is a Defeasance Loan; and

(xix) whether such Mortgage Loan is part of the Loan Combination, in which case the information required by clauses (xiv), (xv) and (xvi) above shall also be set forth for the Non-Trust Mortgage Interest in the Loan Combination.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Tax Returns”:  The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Temporary Regulation S Global Certificate”:  The Certificates of each Class of the Private Certificates (other than the Class [S] and Class [R] Certificates) sold in offshore transactions in reliance on Regulation S under the Act shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto.

“Terminated Party”:  As defined in Section 7.01(c) of this Agreement.

“Termination Date”:  The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

“Third Party Reports”:  With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.

“Transfer”:  Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transferee Affidavit”:  As defined in Section 5.02(l)(ii) of this Agreement.

“Transferor Letter”:  As defined in Section 5.02(l)(ii) of this Agreement.

“Treasury Regulations”:  Applicable final or temporary regulation of the U.S. Department of the Treasury.

“Trust”:  The trust created by this Agreement.

“Trust Advisor”:  [_____], a [JURISDICTION] [ENTITY TYPE], or its successor in interest, or any successor Trust Advisor appointed as herein provided.

“Trust Advisor Annual Report”: As defined in Section 3.28(d)(ii) of this Agreement.

 “Trust Advisor Consulting Fee”:  A fee for each Major Decision on which the Trust Advisor has consulting rights equal to (a) $[_____] with respect to any Mortgage Loan (or Loan Combination, if applicable) with an outstanding principal balance at the time of the Major Decision equal to or greater than $[_____] or (b) $[_____] with respect to any Mortgage Loan (or Loan Combination, if applicable) with an outstanding principal balance at the time of the Major Decision less than $[_____], payable pursuant to Section 3.06 of this Agreement; provided, however, no such fee shall be payable unless paid by the related Mortgagor; provided, further that the Trust Advisor may in its sole discretion reduce the Trust Advisor Consulting Fee with respect to any Major Decision; provided, further that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operative Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Trust Advisor prior to any such waiver or reduction).

 “Trust Advisor Fee”:  With respect to each Mortgage Loan and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Trust

Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.  Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Trust Advisor under this Agreement.  For the avoidance of doubt, the Trust Advisor Fee shall be payable from the Lower-Tier REMIC.

 “Trust Advisor Fee Rate”:  With respect to each Interest Accrual Period, a rate equal to [__]% per annum.

 “Trust Advisor Servicing Personnel”:  The divisions and individuals of the Trust Advisor who are involved in the performance of the duties of the Trust Advisor under this Agreement.

 “Trust Advisor Standard”:  As defined in Section 3.28(b) of this Agreement.

“Trust Advisor Termination Event”:  As defined in Section 7.06(a) of this Agreement.

“Trust Fund”:  The corpus of the trust created hereby and to be administered hereunder, consisting of:  (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund’s interest therein); (iv) all revenues received in respect of any REO Property  (to the extent of the Trust Fund’s interest therein); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund’s interest therein); (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund’s interest therein); (vii) any indemnities or guaranties given as additional security for any Mortgage Loan (to the extent of the Trust Fund’s interest therein); (viii) all of the Trustee’s [and the Certificate Administrator’s] rights in the Escrow Accounts and Lock-Box Accounts (to the extent of the Trust Fund’s interest therein) and all proceeds of the Mortgage Loans deposited in the Loan Combination Custodial Account, the Collection Account, any Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties and the Trustee’s rights under the Intercreditor Agreement (to the extent of the Trust Fund’s interest therein); and (x) the Lower-Tier Regular Interests [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests.

“Trust REMIC”:  Each of the Lower-Tier REMIC and the Upper-Tier REMIC.

“Trustee”:  [_____], a [JURISDICTION] [ENTITY TYPE], in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”:  With respect to each Mortgage Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.  For the avoidance of doubt, the Trustee Fee shall be payable from the Lower-Tier REMIC.

“Trustee Fee Rate”:  With respect to each Mortgage Loan, a rate equal to [__]% per annum.

“Trustee Personnel”:  The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“Trustee’s Website”:  The internet website of the Trustee, initially located at [__________].

“Underwriters”:  RBS Securities Inc., [_____] and [_____].

“Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) of this Agreement but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Payments”:  With respect to any Distribution Date and the Mortgage Loans (including the REO Mortgage Loans), the aggregate of (a) all principal prepayments received on the Mortgage Loans during the applicable Prepayment Period and (b) the principal portions of all Liquidation Proceeds, condemnation awards and Insurance Proceeds (in each case, net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other Additional Trust Fund Expenses incurred in connection with the related Mortgage Loan) and, if applicable, Net REO Proceeds received with respect to the Mortgage Loans and any REO Properties during the applicable Prepayment Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.

“Upper-Tier Distribution Account”:  The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the [trustee][certificate administrator] pursuant to Section 3.05(b) of this Agreement, which shall be entitled “[[_____], as Certificate Administrator, in trust for] [_____], as Trustee, for Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__], Upper-Tier Distribution Account” and which must be an Eligible Account.

“Upper-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

“Upper-Tier Residual Interest”:  The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Upper-Tier REMIC and evidenced by the Class R Certificates.

“U.S. Person”:  A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates.  At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) [__]%, in the case of the Class [R] Certificates, (b) [__]% in the aggregate to the Class [X-A] and Class [X-B] Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date, and (c) in the case of any of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) [__]% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests.  The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder’s Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates.  [In addition, if Class [A-1] and Class [A-2] Certificates are exchanged for Class [EC] Certificates, Certificateholders of such Class [EC] Certificates will be entitled to exercise the Voting Rights that are allocated to the Class [A-1] and Class [A-2] Exchangeable Certificates exchanged for such Class [EC] Certificates.]

“WAC Rate”:  With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

“Waiver Analysis”:  As defined in Section 3.09(a) of this Agreement.

“WHFIT”: shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: shall mean Treasury Regulations Section 1.671-5, as amended.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

“Withheld Amounts”:  As defined in Section 3.23 of this Agreement.

“Workout-Delayed Reimbursement Amounts”:  With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan Documents.  That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”:  The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan equal to the Workout Fee Rate applied to each collection of interest and principal (other than any amount for which a Liquidation Fee is paid) received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable by the Trust with respect to a Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (c) of the definition of “Specially Serviced Mortgage Loan” and no mortgage loan event of default actually occurs, unless the Mortgage Loan or the Loan Combination is modified by the Special Servicer in accordance with the terms hereof; provided, further that the Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

“Workout Fee Rate”:  A rate of (a) [__]% with respect to any Mortgage Loan (or Loan Combination, if applicable) with an outstanding principal balance at the time it becomes a Corrected Mortgage Loan equal to or greater than $[_____] or (b) [__]% with respect to any Mortgage Loan (or Loan Combination, if applicable) with an outstanding principal balance at the time it becomes a Corrected Mortgage Loan less than $[_____].

“Yield Maintenance Charge”:  With respect to any Mortgage Loan and Non-Trust Mortgage Interest, the yield maintenance charge or prepayment premium, if any, payable under the related Note (in the case of a Mortgage Loan) or the related note(s) in favor of the

Non-Trust Mortgage Interest Holder (in the case of the Non-Trust Mortgage Interest) in connection with certain prepayments.

Section 1.02 Certain Calculations.  Unless otherwise specified herein, the following provisions shall apply:

(a) All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage.

(b) For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) of this Agreement on any Distribution Date, the Class of Sequential Pay Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Sequential Pay Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

(c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the [Trustee][Certificate Administrator]; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

(d) All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be allocated to amounts due and owing under the related Loan Documents and Intercreditor Agreement (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and Intercreditor Agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after an event of default under the related Mortgage Loan, in each case only to the extent such amount is an obligation of the related Mortgagor in the related Loan Documents, all such amounts collected shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i) as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii) as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously allocated from principal collections with respect to such Mortgage Loan;

(iii) to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the related Mortgagor, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv) to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v) as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi) as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii) as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii) as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

(ix) as a recovery of any Default Interest, Excess Interest or late payment charges then due and owing under such Mortgage Loan;

(x) as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

(xi) as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Trust Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Trust Advisor Consulting Fees); and

(xii) as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan (including the Loan Combination) exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions.

(e) Collections by or on behalf of the Trust in respect of the REO Property for any Mortgage Loan (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the Non-Trust Mortgage Interest Holder pursuant to the Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related Mortgagor in the related Loan Documents, in the following order of priority:

(i) as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii) as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously allocated from principal collections with respect to such Mortgage Loan;

(iii) to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv) to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

(v) as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi) as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

(vii) as a recovery of any Default Interest, Excess Interest or late payment charges then due and owing under such Mortgage Loan;

(viii) as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

(ix) as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Trust Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Trust Advisor Consulting Fees).

(f) The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (d) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraph (e) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(g) All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using the Calculation Rate.

Section 1.03 Certain Constructions.  For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class [A], Class [X-A], Class [EC,] Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class [A] Certificates are the only Classes of Sequential Pay Certificates outstanding, the Class [A] Certificates and the Class [X] Certificates together will be treated as the most subordinate Class of Certificates.  For purposes of this Agreement, each Class of Regular Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero.  For purposes of this Agreement, the Class [R] Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01 of this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee in trust without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5,  6 (other than Section 6(i)), (and to the extent related to the foregoing) 7, 11, 12, 13, 14, 16, 17, 18 and 23 of each Loan Purchase Agreement, (iii) the Intercreditor Agreement and (iv) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders.  Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), subject to the Intercreditor Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.08 of this Agreement, is intended by the parties to constitute a sale.

(b) In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct each Mortgage Loan Seller (pursuant to the related Loan Purchase Agreement) to deliver to and deposit with the Custodian (on behalf of the [Trustee][Certificate Administrator]), on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies to be delivered to the Master Servicer and the Special Servicer.  None of [the Certificate Administrator,] the Trustee, the Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Loan Purchase Agreement and this Section 2.01(b).  Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the Master Servicer) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents) and the applicable Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), the original or a copy shall be delivered to the Custodian on the Closing Date.  If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date.  The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

After the Depositor’s transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Mortgage Loans.

(c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Loan Purchase Agreement that it shall record and file, or, in the case of [_____] and [_____], shall cause the [Trustee][Certificate Administrator] to record and file at the related Mortgage Loan Seller’s expense, in the appropriate public office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (4) of the definition of “Mortgage File” and each related UCC-2 and UCC-3 assignment referred to in clause (16) of the definition of “Mortgage File” and, with respect to any Mortgage Loan to which the [Trustee][Certificate Administrator] has agreed to record and file such documents, the [Trustee][Certificate Administrator] shall promptly undertake to record or file any such document upon its receipt thereof.

The Depositor hereby represents and warrants that the applicable Mortgage Loan Seller has covenanted in the related Loan Purchase Agreement as to each Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (16) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the [Trustee][Certificate Administrator].  Each assignment referred to in the prior paragraph that is recorded and the file copy of each UCC-2 and UCC-3 assignment referred to in the previous paragraph shall reflect that it should be returned by the public recording or filing office to the [Trustee][Certificate Administrator] or its agent following recording; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the [Trustee][Certificate Administrator] shall obtain therefrom a certified copy of the recorded original.  On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the [Trustee][Certificate Administrator] shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof.

If the [Trustee][Certificate Administrator] has received written notice that any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the [Trustee][Certificate Administrator] shall direct the applicable Mortgage Loan Seller (pursuant to the Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and record or file, or with respect to any assignments the [Trustee][Certificate Administrator] has agreed to file as described above, to deliver to the [Trustee][Certificate Administrator] the substitute or corrected document.  The [Trustee][Certificate Administrator] shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

(d) In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct the applicable Mortgage Loan Seller (pursuant to the Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer on the Closing Date, all documents and records that (A) relate to the servicing and administration of the Mortgage Loans or the Loan Combination, (B) are part of the Servicing File and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments in the possession of the applicable Mortgage Loan Seller that relate to such Mortgage Loans or the Loan Combination and (ii) a statement indicating which Escrow Payments are allocable to the Loan Combination, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.  In addition, attached as Exhibit P to this Agreement is the Supplemental Servicer Schedule.  The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Non-Trust Mortgage Interest, on behalf of and for the benefit of the Non-Trust Mortgage Interest Holder).

(e) In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the [Trustee][Certificate Administrator] and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f) The Custodian with respect to the Loan Combination, shall also hold the related Mortgage File for the use and benefit of the Non-Trust Mortgage Interest Holder.

(g) It is not intended that this Agreement create a partnership or a joint-stock association.

Section 2.02 Acceptance by the Trustee, the Custodian and the [Trustee][Certificate Administrator].

(a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder pursuant to Section 2.01(f) of this Agreement.  With respect to the Loan Combination, the Custodian shall also hold the portion of such Mortgage File that relates to the Non-Trust Mortgage Interest in the Loan Combination in trust for the use and benefit of the Non-Trust Mortgage Interest Holder.  In connection with the foregoing, the [Trustee][Certificate Administrator] hereby certifies to each of the other parties hereto, the applicable Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the exception report attached hereto as Exhibit O-1 to this Agreement, (i) all documents specified in clause (1) of the definition of “Mortgage File” are in its possession or the possession of the Custodian on its behalf, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it or the Custodian with respect to such Mortgage Loan has been reviewed by it or by the Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

(b) On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller has repurchased or substituted for the last affected Mortgage Loan), the [Trustee][Certificate Administrator] shall review the documents delivered to it or the Custodian with respect to each Mortgage Loan, and the [Trustee][Certificate Administrator] shall, subject to Section 2.01(c), Section 2.02(c) and Section 2.02(d) of this Agreement and the terms of the respective Loan Purchase Agreements, certify in writing (substantially in the form of Exhibit N to this Agreement) to each of the other parties hereto, the applicable Mortgage Loan Seller and each Underwriter (and upon request, in the case of the Loan Combination, to the Non-Trust Mortgage Interest Holder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):  (i) all documents specified in clauses (1), (2), (3), (4), (5), (7) and (16) of the definition of “Mortgage File” are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with the related Loan Purchase Agreement; (ii) the recordation/filing contemplated by Section 2.01(c) of this Agreement has been completed (based solely on receipt by the [Trustee][Certificate Administrator] of the particular recorded/filed documents); (iii) all documents received by it or the Custodian with respect to such Mortgage Loan have been reviewed by it or the Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of this Agreement and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File.  With respect to the items listed in clauses (2), (3), (4) and (6) of the definition of “Mortgage File” if the original of such document is not in the [Trustee][Certificate Administrator]’s possession because it has not been returned from the applicable recording office, then the [Trustee][Certificate Administrator]’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original.  If the [Trustee][Certificate Administrator]’s obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the [Trustee][Certificate Administrator] shall deliver a comparable certification to any party hereto, the Non-Trust Mortgage Interest Holder and any Underwriter on request.

(c) It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer, the [Trustee][Certificate Administrator] or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Furthermore, none of the Trustee, the Master Servicer, the Special Servicer, the [Trustee][Certificate Administrator] or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(d) It is understood that the scope of the [Trustee][Certificate Administrator]’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1), (2), (3), (4), (5), (7) and (16) of the definition of “Mortgage File” have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Section 2.02(a) and Section 2.02(b) of this Agreement.

(e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Custodian with a copy to the Master Servicer (if it constitutes part of the Servicing File).

Section 2.03 Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

(a) If (i) any party hereto (A) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”) or (B) discovers or receives notice alleging a breach of any representation or warranty of the applicable Mortgage Loan Seller made pursuant to Section 6(c) of the related Loan Purchase Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Depositor receives a Repurchase Communication of a request or demand for repurchase or replacement of any Mortgage Loan alleging a Document Defect or Breach (any such request or demand, a “Repurchase Request”), then such Person shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), the other parties hereto, the Non-Trust Mortgage Interest Holder (if applicable) and, subject to Section 11.13 of this Agreement, each of the Rating Agencies (to the extent notice has not previously been delivered to such Persons pursuant to this sentence).  The Special Servicer (with respect to any Mortgage Loan or REO Mortgage Loan) shall determine whether any such Document Defect or Breach materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03(b) of this Agreement to materially and adversely affect, the value of the related Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders therein (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the other parties hereto and the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period).  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the applicable Mortgage Loan Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, either to (i) repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the applicable Loan Purchase Agreement and this Agreement; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then such Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with such Mortgage Loan Seller’s receiving such additional 90 day period, such Mortgage Loan Seller shall deliver an Officer’s Certificate to the Trustee [and the Certificate Administrator] setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of such Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and substitution obligations in respect of such Document Defect so long as such Mortgage Loan Seller certifies to the Trustee [and the Certificate Administrator] every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that such Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date.  If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired.  If the affected Mortgage Loan is to be substituted for, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Substitution Shortfall Amount are to be wired.  Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt.

If the Special Servicer or the Depositor receives a Repurchase Communication of a withdrawal of a Repurchase Request of which notice has been previously received or given and which withdrawal is by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), such party shall give written notice of such Repurchase Request Withdrawal to the applicable Mortgage Loan Seller, the other parties hereto, the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), the Non-Trust Mortgage Interest Holder (if applicable) and, subject to Section 11.13 of this Agreement, each of the Rating Agencies (to the extent notice has not previously been delivered to such Persons pursuant to this sentence).

Each notice of a Repurchase Request or Repurchase Request Withdrawal required to be given by a party pursuant to this Section 2.03(a) (each, a “15Ga-1 Notice”) shall be given no later than ten (10) Business Days after receipt of a Repurchase Communication of such Repurchase Request or receipt of a Repurchase Communication of such Repurchase Request Withdrawal, as applicable, and shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Request or Repurchase Request Withdrawal was received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) in the case of 15Ga-1 Notices provided by the Special Servicer with respect to a Repurchase Request, a statement as to whether the Special Servicer currently plans to pursue such Repurchase Request.

If the Trustee, [the Certificate Administrator], the Master Servicer, the Trust Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Special Servicer (with respect to any Mortgage Loan or REO Mortgage Loan) and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative , and include the following statement in the related correspondence: “This is a “Repurchase Request” or a “Repurchase Request Withdrawal” under Section 2.03(a) of the Pooling and Servicing Agreement relating to the RBS Commercial Mortgage Securities Trust 20[__]-[__] Commercial Mortgage Pass Through Certificates, Series 20[__]-[__], requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”.  Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Special Servicer, the Special Servicer shall be deemed to be the recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and the Special Servicer shall comply with the notice procedures set forth in the preceding paragraphs of this Section 2.03(a) with respect to such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal.

No Person that is required to provide a 15Ga-1 Notice pursuant to this Section 2.03(a) (a “15Ga-1 Notice Provider”) shall be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines.  Each Loan Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.03(a) is so provided only to assist the related Mortgage Loan Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(a) by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to the related Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

On or before the Closing Date, the Depositor shall deliver to the Master Servicer a copy of each Loan Purchase Agreement, which the Master Servicer shall provide to each Sub-Servicer.

(b) Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated in this Section 2.03, and further subject to Sections 2.01(b) and 2.01(c) of this Agreement, failure of such Mortgage Loan Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (19) and (20) in the definition of “Mortgage File” in accordance with this Agreement and the applicable Loan Purchase Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except a deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(c) In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan pursuant to this Section 2.03, the Trustee[, the Certificate Administrator], the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents (including, without limitation, the Servicing File) pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the applicable Mortgage Loan Seller or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security thereof to the Mortgage Loan Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of, or substitution for, an REO Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or any of its agents or subcontractors.

(d) Each Loan Purchase Agreement provides the sole remedies available to the Certificateholders, [or the Certificate Administrator] or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

Section 2.04 Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Master Servicer, the Special Servicer, the Trust Advisor and the [Trustee][Certificate Administrator], as of the Closing Date, that:

(i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement); the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to any rights of indemnification hereunder, by considerations of public policy;

(iii) Neither the execution and delivery by the Depositor of this Agreement nor the compliance by the Depositor with the provisions hereof, nor the consummation by the Depositor of the transactions contemplated by this Agreement, will (A) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of the Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (B) of this paragraph (iii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture or agreement or other instrument to which the Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument or (B) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by the Depositor, except where, in any of the instances contemplated by clause (A) above or this clause (B), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement;

(iv) There is no litigation, charge, investigation, action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality the outcome of which could be reasonably expected to materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

(vi) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

(vii) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Loan Purchase Agreement;

(viii) The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Loan Purchase Agreements) to any Person other than the Trustee; and

(ix) The Depositor is transferring all of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate

Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or the Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative.

Section 2.05 Representations, Warranties and Covenants of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Depositor, the Special Servicer, the Trust Advisor and the Certificate Administrator, as of the Closing Date, that:

(i) The Master Servicer is duly organized, validly existing and in good standing as a [ENTITY TYPE] under the laws of [JURISDICTION], and the Master Servicer is in compliance with the laws of the jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(iii) The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi) No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans and the Non-Trust Mortgage Interest is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and

(viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or the Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative .

Section 2.06 Representations, Warranties and Covenants of the Special Servicer.

(a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Depositor and the Master Servicer, [and] the Trust Advisor [and the Certificate Administrator], as of the Closing Date, that:

(i) The Special Servicer is duly organized, validly existing and in good standing as a [ENTITY TYPE] under the laws of [JURISDICTION], and the Special Servicer is in compliance with the laws of the jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, operating agreement or by-laws or (B) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(iii) The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi) No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii) Each officer or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.22 of this Agreement, would have, responsibilities concerning the servicing and administration of Mortgage Loans and the Non-Trust Mortgage Interest is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and

(viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative.

Section 2.07 Representations and Warranties of the Trustee.

(a) The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Master Servicer, the Special Servicer, the Trust Advisor and the [Certificate Administrator], as of the Closing Date, that:

(i) The Trustee is a [ENTITY TYPE] duly organized, validly existing, and is in good standing under the laws of [JURISDICTION]; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii) the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s charter or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii) except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10 of this Agreement, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v) the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi) no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii) no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or the Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative .

Section 2.08 [Representations and Warranties of the Certificate Administrator.

(a) The [Trustee][Certificate Administrator] hereby represents and warrants to the Depositor, for the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Master Servicer, the Special Servicer, the Trust Advisor and the Trustee, as of the Closing Date, that:

(i) The Certificate Administrator is a [ENTITY TYPE] duly organized, validly existing, and is in good standing under the laws of [JURISDICTION]; the [Trustee][Certificate Administrator] possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii) the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s charter or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii) the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v) the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi) no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii) no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Certificate Administrator in any Mortgage Loan or the Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative .]

Section 2.09 Representations, Warranties and Covenants of the Trust Advisor.

(a) The Trust Advisor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder, and to the Depositor, the Master Servicer, the Special Servicer [and the Certificate Administrator], as of the Closing Date, that:

(i) The Trust Advisor is duly organized, validly existing and in good standing as a [ENTITY TYPE] under the laws of [JURISDICTION], and the Trust Advisor is in compliance with the laws of the jurisdiction in which the Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii) The execution and delivery of this Agreement by the Trust Advisor, and the performance and compliance with the terms of this Agreement by the Trust Advisor, do not violate the Trust Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Trust Advisor to perform its obligations under this Agreement or the financial condition of the Trust Advisor;

(iii) The Trust Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trust Advisor, enforceable against the Trust Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) The Trust Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trust Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trust Advisor to perform its obligations under this Agreement or the financial condition of the Trust Advisor;

(vi) No litigation is pending or, to the best of the Trust Advisor’s knowledge, threatened against the Trust Advisor that would prohibit the Trust Advisor from entering into this Agreement or, in the Trust Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trust Advisor to perform its obligations under this Agreement or the financial condition of the Trust Advisor; and

(vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Trust Advisor of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee [or the Certificate Administrator] (or upon written notice thereof from any Certificateholder or the Non-Trust Mortgage Interest Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders or the Non-Trust Mortgage Interest Holder, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan or the Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative .

Section 2.10 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

(a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) the [Trustee][Certificate Administrator] acknowledges the issuance of the Lower-Tier Regular Interests and the Lower-Tier Residual Interest in exchange for the assets of the Lower-Tier REMIC, (ii) the Depositor hereby conveys all right, title and interest in and to the Lower-Tier

Regular Interests and other property constituting the Upper-Tier REMIC to the Trustee, receipt of which is hereby acknowledged, and (iii) the [Trustee][Certificate Administrator] acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, (A) in exchange for the assets of the Upper-Tier REMIC, the Regular Certificates [(Other than the Class [A-1] and Class [A-2] Certificates) and the Class [A-1] and Class [A-2] Uncertificated Regular Interests] and the Upper-Tier Residual Interest, evidencing ownership of the Upper-Tier REMIC, and (B) the Class R Certificates, representing the Lower-Tier Residual Interest and the Upper-Tier Residual Interest, registered in the names set forth in such order and duly authenticated by the [Trustee][Certificate Administrator].

Section 2.11 Miscellaneous REMIC Provisions.

(a) The Class [LA-1], Class [LA-2] Class [LB], Class [LC], Class [LD], Class [LE], Class [LF] and Class [LG] Interests are hereby designated as “regular interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Lower-Tier Residual Interest (evidenced by the [Class R] Certificates) is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2).

(b) The [Class [A-1], Class [A-2],] Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests] are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1) and the Upper-Tier Residual Interest (evidenced by the Class [R] Certificates) is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).

(c) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.  The “latest possible maturity date” of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

(d) The portions of the Trust Fund consisting of [(i) the Class [A-1] and Class [A-2] Uncertificated Regular Interests and the [Exchangeable] Distribution Account and (ii)] the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes (the “Grantor Trust”).  As provided herein, the Trustee shall take all actions expressly required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust maintains its status as a grantor trust under federal income tax law and not be treated as part of the Lower-Tier REMIC or Upper-Tier REMIC.  The [Class [A-1], Class [A-2] and Class [EC] Certificates shall represent undivided interests in their respective portions of the Grantor Trust described in clause (i), above and the] Class S Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of Excess Interest and the proceeds thereof, in the Class S Distribution Account.

(e)  None of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Trust Advisor [or the Certificate Administrator] shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans.  (a)  The Master Servicer (with respect to the Mortgage Loans and the Loan Combination that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans), each as an independent contractor, shall service and administer the Mortgage Loans and the Non-Trust Mortgage Interest on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders and, with respect to the Loan Combination, on behalf of the Certificateholders and the Non-Trust Mortgage Interest Holder as a collective whole as if such Certificateholders and Non-Trust Mortgage Interest Holder constituted a single lender, it being understood that the interest of the Non-Trust Mortgage Interest is a subordinate interest, subject to the terms and conditions of the Intercreditor Agreement) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with:  (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Mortgage Loans or the Loan Combination and, in the case of the Loan Combination, the Intercreditor Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard.  To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and the Intercreditor Agreement or mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans and the Non-Trust Mortgage Interest.  Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Certificateholders and, in the case of the Loan Combination, the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and, in the case of the Loan Combination, the Non-Trust Mortgage Interest Holder constituted a single lender, it being understood that the interest of the Non-Trust Mortgage Interest is a subordinate interest, subject to the terms and conditions of the Intercreditor Agreement), including, without limitation, with respect to each Mortgage Loan and Non-Trust Mortgage Interest, (A) to prepare, execute and deliver, on behalf of the Certificateholders, the Non-Trust Mortgage Interest Holder, the Trustee[, the Certificate Administrator] and the Custodian or either of them:  (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Section 3.08, Section 3.09, Section 3.10 and Section 3.24 of this Agreement, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of the Mortgage Loan or Non-Trust Mortgage Interest; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans (and the Non-Trust Mortgage Interest) and the Mortgaged Properties; and (B) to direct, manage, prosecute and/or defend any action, suit or proceeding of any kind filed in the name of the Master Servicer or Special Servicer in their respective capacity on behalf of the Trustee[, the Certificate Administrator], the Custodian or the Trust.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Non-Trust Mortgage Interest except under the circumstances described in Section 3.08, Section 3.09, Section 3.10 and Section 3.24 of this Agreement or in Section 3.03 of this Agreement.  The Master Servicer and Special Servicer shall service and administer the Mortgage Loans and the Non-Trust Mortgage Interest in accordance with applicable law and the terms hereof and the Intercreditor Agreement and shall provide to the Mortgagors any reports required to be provided to them thereby.

Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer or Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.  Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee’s, the Certificate Administrator’s or the Custodian’s, as applicable, written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s, the Certificate Administrator’s or the Custodian’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee[, the Certificate Administrator] or the Custodian to be registered to do business in any state.  Each of the Master Servicer and the Special Servicer shall indemnify the Trustee[, the Certificate Administrator] and the Custodian for any and all costs, liabilities and expenses incurred by the Trustee[, the Certificate Administrator] and the Custodian, as applicable, in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer or its agents or subcontractors, as applicable.

(b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial principal prepayment received on a Mortgage Loan or Non-Trust Mortgage Interest, on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial principal prepayment.  Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of such a Mortgage Loan or Non-Trust Mortgage Interest being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan or Non-Trust Mortgage Interest as of the Due Date immediately following the receipt of such amounts.

(c) The Master Servicer may enter into sub-servicing agreements with third parties with respect to any of its obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) any such agreement shall be consistent with the Servicing Standard and (iii) any such agreement shall provide that, following receipt of the applicable Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of the applicable Loan Purchase Agreement to the related Sub-Servicer, and that such Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after such Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal.  Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).  Any sub-servicing agreement entered into by the Master Servicer shall provide that it may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02.  The Special Servicer may not enter into sub-servicing agreements.

Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer and such sub-servicer alone, and the Trustee[, the Certificate Administrator], the Custodian, the Trust Advisor, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) of this Agreement and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

(d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any sub-servicing agreement entered into by the Master Servicer pursuant to Section 3.01(c) of this Agreement.  In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

In the event that the Trustee or any successor Master Servicer, assumes the servicing obligations of the Master Servicer, upon request of the Trustee, or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer, as applicable.

(e) The parties hereto acknowledge that the Loan Combination is subject to the terms and conditions of the Intercreditor Agreement and recognize the respective rights and obligations of the Trust, as holder of the related Mortgage Loan, and of the Non-Trust Mortgage Interest Holder under the Intercreditor Agreement, including with respect to: (i) the allocation of collections on or in respect of the Loan Combination, and the making of remittances, to the Trust, as holder of the related Mortgage Loan, and to the Non-Trust Mortgage Interest Holder, (ii) the allocation of expenses and losses relating to the Loan Combination to the Trust, as holder of the related Mortgage Loan, and to the Non-Trust Mortgage Interest Holder, (iii) the right of the Non-Trust Mortgage Interest Holder to purchase the related Mortgage Loan, (iv) the right of the Non-Trust Mortgage Interest Holder to cure certain defaults, (v) the consent, consultation and approval rights of the Non-Trust Mortgage Interest Holder and (vi) the right of the Non-Trust Mortgage Interest Holder to post collateral to offset any Appraisal Reduction Amount with respect to the Loan Combination.  The Master Servicer (if the Loan Combination has not become a Specially Serviced Mortgage Loan and has not been converted to an REO Property) or the Special Servicer (if the Loan Combination has become a Specially Serviced Mortgage Loan or has been converted to an REO Property) shall prepare and provide to the Non-Trust Mortgage Interest Holder and the Loan Combination Directing Holder all notices, reports, statements and communications to be delivered by the holder of the related Mortgage Loan under the Intercreditor Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the related Mortgage Loan pursuant to the Intercreditor Agreement.

(f) Notwithstanding anything to the contrary herein, (a) at no time shall the Master Servicer or the Trustee be required to make any P&I Advance on the Non-Trust Mortgage Interest and (b) if the Mortgage Loan (or the related REO Property) that is part of the Loan Combination is no longer part of the Trust Fund, neither the Master Servicer nor the Trustee, as the case may be, shall have any obligation to make any Property Advance on the Loan Combination.  If pursuant to the foregoing sentence, the Master Servicer or the Trustee does not intend to make a Property Advance with respect to the Loan Combination that the Master Servicer or the Trustee would have made if the related Mortgage Loan or REO Property were still part of the Trust Fund, the Master Servicer or the Trustee, as the case may be, shall promptly notify the holder of the Non-Trust Mortgage Interest of its intention to no longer make such Property Advances and shall additionally promptly notify such holder of any required Property Advance it would have otherwise made upon becoming aware of the need for such Property Advance.  Additionally, at the time the Mortgage Loan relating to the Loan Combination is removed from the Trust Fund, the Master Servicer or the Trustee, as the case may be, shall deliver to the Non-Trust Mortgage Interest Holder (or the master servicer of any securitization of the Non-Trust Mortgage Interest) (i) a copy of the most recent inspection report and the inspection report for the prior calendar year, (ii) all financial statements collected from the related borrower for the most recent calendar year and the prior calendar year, (iii) a copy of the most recent Appraisal and any other Appraisal done in the prior year and (iv) a copy of all tax and insurance bills for the current calendar year and the prior calendar year.

(g) To the extent required under the any Loan Documents, the Master Servicer or the Special Servicer, as applicable, shall, on behalf of the related lender, maintain a Note register for the related Mortgage Loan in accordance with such Loan Documents.

Section 3.02 Liability of the Master Servicer.  Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans and the Non-Trust Mortgage Interest in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans and the Non-Trust Mortgage Interest.  The Master Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03 Collection of Certain Mortgage Loan Payments.  (a)  The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (including the Loan Combinations) it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures[; provided that with respect to each Mortgage Loan that has an Anticipated Repayment Date, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of the related Mortgage Loan or until the outstanding principal balance of such Mortgage Loan (exclusive of any portion representing accrued Excess Interest) has been paid in full); provided, further, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents].  For clarification, no obligation of the Master Servicer or the Special Servicer to use commercially reasonable efforts to collect fees from the related Mortgagor will change the obligation of the Master Servicer to pay such fees from general collections or other proceeds in accordance with Section 3.06(a) and Section 3.06A(a) of this Agreement, whether or not such Special Servicing Fees, Workout Fees or Liquidation Fees are collected from or paid by the related Mortgagor.  The Master Servicer, with respect to the Mortgage Loans and Companion Interests other than Specially Serviced Mortgage Loans, and Special Servicer, with respect to the Specially Serviced Mortgage Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents).  Consistent with the foregoing, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may in its discretion waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan or Companion Interest.  In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Companion Interests as are permitted or required under Section 3.21 of this Agreement.

[(b) In the event that the Master Servicer or the Special Servicer receives Excess Interest on or prior to the Determination Date for any Distribution Date, or receives notice from the related Mortgagor that the Master Servicer or the Special Servicer will be receiving Excess Interest on or prior to the Determination Date for any Distribution Date, the Master Servicer or the Special Servicer, as the case may be, shall notify the Certificate Administrator two Business Days prior to such Distribution Date in the CREFC Loan Periodic Update File.  None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest.  The preceding statements shall not, however, be construed to limit the provisions of Section 3.03(a) of this Agreement.]

Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(b) With respect to each Mortgaged Property securing a Mortgage Loan or the Loan Combination, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto.  From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or the Loan Combination.  With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Nonrecoverable Property Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and Non-Trust Mortgage Interest Holder constituted a single lender).  If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account.  No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

(b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or Loan Combination constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two Business Days after receipt.  The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) of this Agreement and any Insurance Proceeds or Condemnation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan.  Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, “[_____], as Master Servicer, in trust for [_____], as Trustee in trust for Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__], any related Companion Interest Holder and Various Mortgagors.”  Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i) to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan;

(ii) to transfer funds to the Collection Account and/or the Loan Combination Custodial Account to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

(iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

(v) to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

(vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

(c) If the Trustee[, the Certificate Administrator] or the Master Servicer has received notice from [_____] or [_____] that the Master Servicer no longer is an approved master servicer then such party shall promptly notify the others and the Special Servicer, and the Trustee shall notify the related Companion Interest Holder(s) of the same.

(d) To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan or the Loan Combination, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan or the Loan Combination, the Master Servicer shall determine in accordance with the Servicing Standard (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.18 of this Agreement; provided that all deliveries required to be made to Master Servicer under the related Loan Documents of supporting documentation have been made; then the Master Servicer shall report the then current status as a failure) whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan or the Loan Combination as of the date required under the related Mortgage Loan or the Loan Combination and report any such failure to the Special Servicer, the Non-Trust Mortgage Interest Holder and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.05 Collection Account; Distribution Accounts; Excess Liquidation Proceeds Reserve Account; and Excess Interest Distribution Account.

(a) The Master Servicer shall establish and maintain the Collection Account in the Trustee’s name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests.  The Collection Account shall be established and maintained as an Eligible Account.  Amounts attributable to the Mortgage Loans (other than Excess Interest) will be assets of the Lower-Tier REMIC.  The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans (other than the Mortgage Loan related to the Loan Combination except for clause (vii) below):

(i) all payments on account of principal on such Mortgage Loans, including the principal component of Unscheduled Payments;

(ii) all payments on account of interest on such Mortgage Loans (including Excess Interest);

(iii) all Yield Maintenance Charges on such Mortgage Loans;

(iv) any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.16(b) of this Agreement and all Net Insurance Proceeds and Net Liquidation Proceeds;

(vi) any amounts received from Mortgagors which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

(vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, any amounts transferred from the Loan Combination Custodial Account to the Collection Account as contemplated by Section 3.06A(a)(i) of this Agreement, any recovery of Unliquidated Advances and, without limitation, proceeds of any repurchase of a Mortgage Loan (but in this case including the Mortgage Loan that is related to the Loan Combination) pursuant to Section 2.03 of this Agreement.

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, assumption application fees and defeasance fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, assumption application fees and/or defeasance fees received with respect to such Mortgage Loans.  The Master Servicer and the Special Servicer shall not deposit any Assumption Fees and Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan into the Collection Account and shall instead apply such fees in accordance with Section 3.14 of this Agreement.  In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall give written notice to the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and shall notify the Certificate Administrator and the Special Servicer in writing of any subsequent change thereof.

Upon receipt of any of the amounts described in clauses (i) through (vii) above with respect to a Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason.  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.  Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.16 of this Agreement.

(b) The Certificate Administrator shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Certificate Administrator, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and (ii) the Upper-Tier Distribution Account in the name of the Certificate Administrator, in trust for the benefit of the Certificateholders.  Each of the Distribution

Accounts shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account.  With respect to each Distribution Date, on or before such Distribution Date the Certificate Administrator shall be deemed to make or shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 of this Agreement, shall be deemed to make the deposits into the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

(c) The Certificate Administrator shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders.  The Excess Liquidation Proceeds Reserve Account shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator.  Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Certificate Administrator in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement.

Upon the disposition of any REO Property in accordance with Section 3.17 of this Agreement, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit to the Certificate Administrator such amount for deposit in the Excess Liquidation Proceeds Reserve Account.  Amounts held in the Excess Liquidation Proceeds Reserve Account on each Distribution Date that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer, and all amounts held in the Excess Liquidation Proceeds Reserve Account on the final Distribution Date, in each case after application in accordance with Section 4.01(d)(i) of this Agreement, shall be distributed to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

(d) Prior to any Determination Date for the first Prepayment Period during which Excess Interest is received on any ARD Loan, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.03(b) of this Agreement, the Certificate Administrator, on behalf of the Class S Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Certificate Administrator in trust for the benefit of the Class S Certificateholders.  The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account).  Prior to the applicable Distribution Date, the Master Servicer shall remit to the Certificate Administrator on the applicable Master Servicer Remittance Date for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Prepayment Period.  Funds in the Excess Interest Distribution Account may be invested by the Certificate Administrator in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement.

The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(d)(i) of this Agreement.

Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Excess Interest Distribution Account.

(e) Notwithstanding anything to the contrary herein, each Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account.

(f) [The Certificate Administrator shall establish and maintain the Class [EC] Exchangeable Account, in its own name on behalf of the Trustee, in trust for the benefit of the Holders of the Class [EC] Certificates, which shall be an asset of the Grantor Trust and shall not be an asset of either Trust REMIC.  The Class [EC] Exchangeable Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account.  The Certificate Administrator shall make or be deemed to have made deposits in and withdrawals from the Class [EC] Exchangeable Account in accordance with Article IV of this Agreement.]

Section 3.05A.  Loan Combination Custodial Account.

(a)  The Master Servicer shall establish and maintain, with respect to each Loan Combination, one or more separate accounts, which may be sub-accounts of a single account (with respect to each Loan Combination, the “Loan Combination Custodial Account”) in which the amounts described in clauses (i) through (vii) below shall be deposited and held in trust for the benefit of Certificateholders with respect to the Mortgage Loan related to the Loan Combination and the Non-Trust Mortgage Interest Holder, as their interests may appear; provided that the Loan Combination Custodial Account may be a sub-account of the Collection Account or another Loan Combination Custodial Account.  Each of the Loan Combination Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account.  The Master Servicer shall deposit or cause to be deposited in each Loan Combination Custodial Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Loan Combination:

(i) all payments on account of principal on the Loan Combination, including the principal component of Unscheduled Payments;

(ii) all payments on account of interest on the Loan Combination;

(iii) all Yield Maintenance Charges on the Loan Combination;

(iv) any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Loan Combination Custodial Account;

(v) all Net REO Proceeds on the Loan Combination withdrawn from an REO Account pursuant to Section 3.16(b) of this Agreement and all Net Insurance Proceeds and Net Liquidation Proceeds with respect to the Loan Combination;

(vi) any amounts received from the related Mortgagor which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

(vii) any other amounts required by the provisions of this Agreement to be deposited into the Loan Combination Custodial Account by the Master Servicer or Special Servicer, including any recovery of any Unliquidated Advances.

(b) The foregoing requirements for deposits in the Loan Combination Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, assumption application fees and defeasance fees need not be deposited in the Loan Combination Custodial Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, assumption application fees and/or defeasance fees received with respect to the Loan Combination.  The Master Servicer and the Special Servicer shall not deposit any Assumption Fees and Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan into the Collection Account and shall instead apply such fees (except to the extent not permitted under the Intercreditor Agreement) in accordance with Section 3.14 of this Agreement.  In the event that the Master Servicer deposits in the Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Loan Combination Custodial Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall give written notice to the Certificate Administrator, the Non-Trust Mortgage Interest Holder and the Special Servicer of the location and account number of the Loan Combination Custodial Account and shall notify the Certificate Administrator, the Non-Trust Mortgage Interest Holder and the Special Servicer in writing of any subsequent change thereof.  Each Loan Combination Custodial Account shall be maintained as a segregated account (or sub-account of such segregated account), separate and apart from trust funds created for mortgage backed securities of other series and the other accounts of the Master Servicer.

(c) Upon receipt of any of the amounts described in clauses (i) through (vii) above with respect to the Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason.  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.  Any such amounts received by the Special Servicer with respect to an REO Property that relates to the Loan Combination shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Loan Combination Custodial Account, all in accordance with Section 3.17 of this Agreement.

Section 3.06 Permitted Withdrawals from the Collection Account.

(a) The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

(i) to remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in the Lower-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account pursuant to Section 4.01(a)(i), Section 4.06(a) and Section 3.23 of this Agreement, respectively;

(ii) to pay or reimburse the Master Servicer or the Trustee, (A) for Advances made thereby with respect to Mortgage Loans that are not part of the Loan Combination (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections (including cure payments by the Non-Trust Mortgage Interest Holder) of the particular item which was the subject of the related Advance, Penalty Charges, Insurance Proceeds and Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, if applicable; provided that (x) prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges collected on the related Mortgage Loan, and (y) at the time any Advance (other than Workout Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable first from Penalty Charges collected on the related Mortgage Loan, and, to the extent such Penalty Charges are insufficient, then from general collections on deposit in the Collection Account, (B) to the extent not reimbursed pursuant to Section 3.14 of this Agreement, for Advances and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination to the extent not recovered from the Loan Combination Custodial Account and Advance Interest Amounts thereon, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.26 of this Agreement, out of other collections on the Mortgage Loans and REO Properties and, (C) for Workout-Delayed Reimbursement Amounts and Advance Interest Amounts thereon, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (B) above and second, upon a determination by the Master Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed;

(iii)  to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans that are not part of the Loan Combination (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account and, in the case of the Special Servicing Fee, from general collections; provided that with respect to the Loan Combination, such Special Servicing Fee with respect to the related Mortgage Loan shall first be paid pursuant to Section 3.06A(a)(iii) of this Agreement and if not paid pursuant thereto, shall be paid from the Collection Account as provided in this clause (iii);

(iv) in accordance with Section 2.03 of this Agreement, to reimburse the Trustee[, the Certificate Administrator] or the Special Servicer, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee[, the Certificate Administrator] or the Special Servicer in connection with the enforcement of a Mortgage Loan Seller’s obligations under Section 6(e) of the related Loan Purchase Agreement, together with interest thereon at the Advance Rate, but only to the extent that such expenses are not otherwise reimbursable;

(v) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Section 3.04(a) and Section 3.10(e) of this Agreement and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.11 of this Agreement (provided that with respect to each Loan Combination, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(iv) of this Agreement to the extent related to the Loan Combination and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (v));

(vi) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee[, the Certificate Administrator], the Special Servicer, the Trust Advisor or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses (other than Advance Interest Amounts), Certificate Administrator Fees, Trustee Fees, unpaid Servicing Fees (but only if the Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto), unpaid Special Servicing Compensation, unpaid Trust Advisor Fees, unpaid Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fee is actually received from the related Mortgagor) and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d) or Section 11.07 of this Agreement, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement (provided that with respect to each Loan Combination, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(v) of this Agreement to the extent related to the Loan Combination and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vi));

(vii) to transfer to the Certificate Administrator for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

(ix) to clear and terminate the Collection Account pursuant to Section 9.01 of this Agreement.

If and to the extent that the Master Servicer has reimbursed itself pursuant to clauses (a)(ii) or (a)(vi) above for an expense with respect to the Loan Combination that represents the Non-Trust Mortgage Interest’s allocable share of such cost or expense, the Master Servicer shall use efforts consistent with the Servicing Standard to collect such amounts from the Non-Trust Mortgage Interest Holder and deposit all such amounts collected from or on behalf of the Non-Trust Mortgage Noteholder into the Collection Account.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(viii) above.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trust Advisor, the Trustee and the Certificate Administrator, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Trust Advisor or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trust Advisor,  the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Trust Advisor, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required).  The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate the amounts stated therein.  The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan by loan basis.

The Trustee, [the Certificate Administrator,] the Trust Advisor, the Depositor, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), Certificate Administrator Fees or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, Trust Advisor Fees, Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fees are actually received from the related Mortgagor(s)) and their respective expenses hereunder (including without limitation Additional Trust Fund Expenses) to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices submitted to the Trustee, the Master Servicer or the Special Servicer, as applicable).

(b) The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account any and all amounts received by the Certificate Administrator in accordance with Section 3.06(a)(i) of this Agreement.  If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i) of this Agreement), then the Certificate Administrator shall, to the extent that a Responsible Officer of the Certificate Administrator has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy No. [______] (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) and by telephone at telephone No. [______] (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Certificate Administrator interest on such late payment at the prime rate until such late payment is received by the Certificate Administrator.

Section 3.06A.  Permitted Withdrawals from the Loan Combination Custodial Account.

(a)  The Master Servicer may make withdrawals from the Loan Combination Custodial Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

(i) to remit prior to making the required remittance from the Collection Account to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date (1) to the Master Servicer for deposit in the Collection Account all amounts on deposit in the Loan Combination Custodial Account payable to the Trust pursuant to the Intercreditor Agreement and (2) to the Non-Trust Mortgage Interest Holder all amounts on deposit in the Loan Combination Custodial Account payable to the Non-Trust Mortgage Interest Holder pursuant to the Intercreditor Agreement;

(ii) to pay or reimburse the Master Servicer or the Trustee, (A) for Advances made thereby with respect to the Loan Combination (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii) being limited to late collections (including cure payments by the Non-Trust Mortgage Interest Holder) of the particular item which was the subject of the related Advance, Penalty Charges, Insurance Proceeds and Liquidation Proceeds on or in respect of the particular Loan Combination or REO Property respecting which such Advance was made, if applicable; provided, that prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges;

(iii) to pay on or before each Master Servicer Remittance Date (1) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee with respect to the Loan Combination (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), in respect of the immediately preceding Interest Accrual Period, to be paid from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Loan Combination Custodial Account and (2) any Special Servicing Compensation payable with respect to the Loan Combination;

(iv) to pay for costs and expenses incurred by the Trust Fund solely with respect to the Loan Combination and related REO Property pursuant to Section 3.10(e) and to pay Liquidation Expenses out of Liquidation Proceeds pursuant to Section 3.11;

(v) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06A, to reimburse or pay the Master Servicer, the Trustee[, the Certificate Administrator], the Trust Advisor, the Special Servicer or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses, Servicing Fees, unpaid Special Servicing Compensation, unpaid Trust Advisor Fees, unpaid Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fee is actually received from the related Mortgagor) and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d) or Section 11.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section and to the extent related to the Loan Combination and not related to amounts which are solely expenses of the Trust Fund (such as expenses related to administration of the Trust Fund or REMIC taxes, penalties or interest or preservation of the REMIC status of the Trust Fund), it being acknowledged that this clause (v) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

(vi) to withdraw any amount deposited into the Loan Combination Custodial Account that was not required to be deposited therein; or

(vii) to clear and terminate the Loan Combination Custodial Account pursuant to Section 9.01 of this Agreement.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan and Non-Trust Mortgage Interest by Non-Trust Mortgage Interest basis, for the purpose of justifying any withdrawal from the Loan Combination Custodial Account pursuant to subclauses (ii)-(vi) above.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trust Advisor, the Trustee and the Certificate Administrator, as applicable, from the Loan Combination Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Trust Advisor or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trust Advisor,  the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Trust Advisor, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required).  The Master Servicer may rely conclusively on any such written statement and shall have no duty to re calculate the amounts stated therein.  The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial Account, on a loan by loan basis.

The Trustee, the Depositor, the Certificate Administrator, the Trust Advisor, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Loan Combination Custodial Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in the Loan Combination Custodial Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable).

The Master Servicer shall remit (1) for deposit in the Collection Account all amounts on deposit in the Loan Combination Custodial Account payable to the Trust pursuant to the Intercreditor Agreement and (2) to the Non-Trust Mortgage Interest Holder all amounts on deposit in the Loan Combination Custodial Account payable to the Non-Trust Mortgage Interest Holder pursuant to the Intercreditor Agreement, in each case, prior to the required remittance from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier Distribution Account on each Master Servicer Remittance Date.

Section 3.07 Investment of Funds in the Collection Account, the Excess Interest Distribution Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts.

(a) The Master Servicer, or with respect to any REO Account, the Special Servicer, or, with respect to the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account and the Interest Reserve Account (the foregoing accounts, the “Certificate Administrator Accounts”), the Certificate Administrator, may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence) the Certificate Administrator Accounts and the REO Accounts (each of the Collection Account, any REO Account, the Mortgagor Account and any Certificate Administrator Account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided that any amounts invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator or its Affiliates shall mature on or prior to the Distribution Date in time to be available to make timely distributions to Certificateholders.  Any direction by the Master Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand.  In the case of any Reserve Account, Escrow Account or Lock-Box Account (the “Mortgagor Accounts”), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Certificate Administrator (on behalf of the Trustee) or in the name of a nominee of the Certificate Administrator.  The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Certificate Administrator or its nominee.  The Certificate Administrator shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Master Servicer, any Mortgagor or any property manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer in the case of REO Accounts, or the Certificate Administrator, in the case of the Certificate Administrator Accounts), shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan or applicable law to be for the benefit of the related Mortgagor, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Certificate Administrator Accounts, which shall be for the benefit of the Certificate Administrator, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.16(b) of this Agreement, as applicable.  The Master Servicer (or with respect to any REO Account, the Special Servicer and with respect to the Certificate Administrator Accounts, the Certificate Administrator) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Certificate Administrator, Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it.  The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan or applicable law, provided that, notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Certificate Administrator (in their respective capacities as Master Servicer, Special Servicer and Certificate Administrator, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Person or an Affiliate of the Person maintaining such account hereunder and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

(c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.  In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

(a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan and the Non-Trust Mortgage Interest (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan and the Non-Trust Mortgage Interest(s) or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a “replacement cost” rider, (ii) insurance providing coverage against [__] months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan and the Non-Trust Mortgage Interest.  Subject to Section 3.16 of this Agreement, the Special Servicer, in accordance with the Servicing Standard and to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard and with the consent of the Subordinate Class Representative  (except during a Collective Consultation Period or a Senior Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) or the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), as applicable), shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that to the extent the Loan Documents require the related Mortgagor to maintain insurance with an insurer rated better than “[___]” by [_____] or “[___]” by [_____], without a No Downgrade Confirmation or the approval of the Special Servicer, the Master Servicer may, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with an insurer that does not meet the requirements of the Loan Documents so long as the related Mortgagor maintains insurance with an insurer rated at least “[___]” by [_____] or “[___]” by [_____] (or, if not rated by [_____], at least “[___]” by [_____]).  All insurance for an REO Property shall be from a Qualified Insurer, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating.  Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05 of this Agreement or the Loan Combination Custodial Account pursuant to Section 3.05A of this Agreement, as applicable, subject to withdrawal pursuant to Section 3.05, 3.05A, 3.06 or 3.06A of this Agreement.  Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan or the Loan Combination, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and the Non-Trust Mortgage Interest and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan or the Loan Combination and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program).  If a Mortgaged Property (other than an REO Property) is related to a Mortgage Loan or the Loan Combination pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the Mortgage Loan or the Loan Combination, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or the Loan Combination or, if not specified, in-place at origination.  If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan or the Loan Combination with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a).  Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate.  The Master Servicer (or the Special Servicer, with respect to REO Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders and the Non-Trust Mortgage Interest Holder, claims under each related insurance policy maintained by it pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.  All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the

Master Servicer or the Special Servicer, on behalf of the Trustee and the Non-Trust Mortgage Interest Holder as the mortgagee, as loss payee, and shall be issued by Qualified Insurers, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating.  Notwithstanding the foregoing:  (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property and the Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any REO Property, in each case unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that neither the Master Servicer nor the Special Servicer shall have any obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Mortgage Loan waived compliance with such insurance requirements (and if the applicable Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust’s expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer’s obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the Master Servicer or the Special Servicer, as applicable, need not be made more frequently than annually but in any event shall be made at the approximate date on which the Master Servicer or the Special Servicer, as applicable, receives notice of the renewal, replacement or cancellation of coverage.

Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all risk casualty insurance which does not contain any carve out for terrorist or similar acts, if, and only if, the Special Servicer has determined in accordance with the Servicing Standard that the failure to maintain such insurance is an Acceptable Insurance Default; provided that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure.  The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

(b) (i)  If the Master Servicer or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan (other than any Mortgagor that is required under the related Loan Documents to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” that maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”) and/or the Non-Trust Mortgage Interest(s) or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties, as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) of this Agreement.  Any such blanket insurance policy shall be maintained with a Qualified Insurer.  A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a) of this Agreement, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, the Loan Combination Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.  In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholder and the Non-Trust Mortgage Interest Holder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

(ii) If the Master Servicer causes any Mortgaged Property (other than any REO Property) or the Special Servicer causes any REO Property to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) of this Agreement, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a) of this Agreement.  Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, the Loan Combination Custodial Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan and/or the Non-Trust Mortgage Interest(s) related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(iii) In either case, if the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged

Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Advance.  Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an insurance policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in such form and amounts as are consistent with the Servicing Standard.  The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable.  In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans or the Loan Combination hereunder in such form and amounts as are consistent with the Servicing Standard.  Notwithstanding the foregoing, so long as the long-term unsecured debt rating of the Master Servicer (or its corporate parent) or the Special Servicer (or its corporate parent) is not in any event less than “[___]” as rated by [_____], “[___]” as rated by [_____], respectively, the Master Servicer or the Special Servicer may self-insure for the fidelity bond and errors and omissions coverage otherwise required above.  The Master Servicer shall cause each and every sub-servicer for it to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing.  All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

(a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on encumbrance provision, the Master Servicer, with respect to Mortgage Loans (and the Loan Combination) that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall promptly analyze such waiver, including the preparation of written materials in connection with such analysis, and will close the related transaction, subject to the consent of the Special Servicer (in the case of non-Specially Serviced Mortgage Loans) and the consultation and/or consent rights (if any) of the Subordinate Class Representative  or the Loan Combination Directing Holder as provided in this Section 3.09(a) and as otherwise provided in the Intercreditor Agreement and this Agreement, and subject to Section 3.09(b), Section 3.21, Section 3.24, Section 3.25 and Section 3.27; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage.  With respect to all Mortgage Loans other than Specially Serviced Mortgage Loans, the Master Servicer or, in the

case of Specially Serviced Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request of a waiver in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer, which consent shall be deemed given if not denied within 15 Business Days after the Special Servicer’s receipt (unless earlier objected to) of the written recommendation and analysis of the Master Servicer for such action and any additional information reasonably available to the Master Servicer that the Special Servicer may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer) or the Special Servicer, as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard.  Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required in the preceding sentence) or the Special Servicer, as applicable, has made any such determination, the Master Servicer or the Special Servicer shall deliver to the Trustee[, the Certificate Administrator], each other party hereto and, subject to Section 11.13 of this Agreement, each of the Rating Agencies a copy of the recommendation and analysis required above (a “Waiver Analysis”); provided that, with respect to all Mortgage Loans, the Special Servicer shall, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, obtain the written consent of the Subordinate Class Representative (except during a Collective Consultation Period or a Senior Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) or the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), as applicable, which consent shall be deemed given 10 Business Days after receipt (unless earlier objected to) by the Subordinate Class Representative  or the Loan Combination Directing Holder, as applicable, of the written recommendation of the Master Servicer or the Special Servicer, as applicable, for such action and any additional information the Subordinate Class Representative  or the Loan Combination Directing Holder, as applicable, may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to Subordinate Class Representative  or the Loan Combination Directing Holder, as applicable, and Master Servicer or the Special Servicer, as applicable.  In addition, neither the Master Servicer nor the Special Servicer may waive any “due-on-encumbrance” provision unless (1) the Master Servicer or the Special Servicer, as applicable, shall have received a prior written Rating Agency Confirmation with respect to such action or (2) the related Mortgage Loan (A) represents less than [__]% the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $[______] and (C) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance.  With respect to the Non-Trust Mortgage Interest, no waiver of a due-on-sale or due-on-encumbrance provision will be effective unless the Master Servicer or Special Servicer, as applicable, first consults with or, if applicable, obtains the consent or deemed consent of, the Non-Trust Mortgage Interest Holder if and to the extent required under the Intercreditor Agreement.

The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall notify the Trustee[, the Certificate Administrator], the Special Servicer, subject to Section 11.13 of this Agreement, each Rating Agency and, with respect to the Loan Combination, the Non-Trust Mortgage Interest Holder(s), of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement.

In connection with any request for a Rating Agency Confirmation from a Rating Agency pursuant to this Section 3.09(a), the Master Servicer or Special Servicer, as applicable, shall deliver a Review Package to such Rating Agency in accordance with Section 11.13 of this Agreement.

Further, subject to the terms of the related Loan Documents and applicable law, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to ensure that all costs in connection with any assumption, including any arising from seeking a Rating Agency Confirmation, are paid by the related Mortgagor.  To the extent not collected from the related Mortgagor, the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to ensure that all costs in connection with any encumbrance, including any arising from seeking a Rating Agency Confirmation, are paid by the related Mortgagor.  To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance).

To the extent permitted by the applicable Loan Documents and applicable law, the Master Servicer or Special Servicer, as applicable, may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (a); provided that any such fee shall be applied as if it were a Modification Fee and/or Assumption Fee, as applicable, pursuant to the terms of this Agreement.

(b) Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(c) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.24 of this Agreement.

(d) With respect to any Mortgage Loan or the Loan Combination which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

(i) In the event such Mortgage Loan or the Loan Combination requires that the Master Servicer on behalf of the Trustee purchase the required “government securities”

within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor’s expense (to the extent consistent with the Loan Documents), purchase or cause the purchase of such obligations in accordance with the terms of such Mortgage Loan or the Loan Combination and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies.  Notwithstanding the foregoing, with respect to certain Mortgage Loans originated or acquired by [______] and subject to defeasance, [______] has transferred to a third party, the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral (“[______] Defeasance Rights and Obligations”).  In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for [_____] Defeasance Rights and Obligations in the related Loan Documents, the Master Servicer shall provide, within five (5) business days of receipt of such notice, written notice of such defeasance request to [_____]’s assignee.  Until such time as [_____] provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with [_____] Defeasance Rights and Obligations shall be delivered to [_____].

(ii) The Master Servicer shall require, to the extent the Loan Documents grant the mortgagee discretion to so require, delivery of an Opinion of Counsel (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

(iii) The Master Servicer shall obtain, to the extent the Loan Documents grant the mortgagee discretion to so obtain, a certificate (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) from an Independent certified public accountant certifying that the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8), comply with the requirements of the related Loan Agreement or Mortgage.

(iv) To the extent consistent with the related Loan Documents and if required by the Rating Agencies under the then most recently published current criteria of the

Rating Agencies, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor’s expense) obtain a No Downgrade Confirmation.

(v) If the Mortgage Loan or the Loan Combination permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor’s cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, as to which the Trustee and the Certificate Administrator has received a Rating Agency Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the Rating Agencies).

(vi) To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loans or the Loan Combination.  In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

(vii) In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining a Rating Agency Confirmation (or conditioning approval of defeasance on the delivery of a Rating Agency Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines (provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Loan Documents).

(viii) In the event such Mortgage Loan or the Loan Combination requires defeasance collateral that is “AAA” rated, such ratings requirement shall be deemed satisfied as long as the proposed defeasance collateral (a) is rated “AAA” (or the equivalent thereof) by any NRSRO and (b) otherwise satisfies the requirements of defeasance collateral under the related Loan Documents.

Section 3.10 Appraisal Reductions; Realization Upon Defaulted Mortgage Loans.

(a) Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to obtain an updated Appraisal, the costs of which shall be a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) to be advanced by the Master Servicer; provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal which is less than nine months old unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  With respect to Mortgage Loans for which an Appraisal Reduction Event has occurred and still exists, the Special Servicer shall obtain annual letter updates to any updated Appraisal.  Any Appraisal prepared in order to determine the Appraisal Reduction Amount allocated pursuant to Section 4.06 of this Agreement shall be delivered by the Special Servicer, upon request, to the Non-Trust Mortgage Interest Holder.

The Certificate Principal Amount of each of the Certificates shall be notionally reduced (solely for purposes of determining the identity of the Non-Reduced Certificates and the Controlling Class, as well as whether a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period is in effect) as of any date of determination to the extent of the Appraisal Reduction Amount(s) allocated to such Class on the preceding Distribution Date.  The aggregate Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Principal Amounts of the Certificates in the following order of priority:  first, to the [Class G] Certificates; second, to the [Class F] Certificates; third, to the [Class E] Certificates; fourth, to the [Class D] Certificates; fifth, to the [Class C] Certificates; sixth, to the [Class B] Certificates; and finally, pro rata to the (i) [Class A-1] Certificates and (ii) [Class A-2] Certificates based on their respective Certificate Principal Amounts (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero).  With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as whether a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period is in effect, the appraised value of the related Mortgaged Property shall be determined on an “as is” basis.

The Special Servicer shall promptly notify the Certificate Administrator of the determination of any such Appraisal Reduction Amount, and the Certificate Administrator shall promptly notify in writing holders of each Class of Control Eligible Certificates of the determination of any such Appraisal Reduction Amount.

Any Appraisal Reduction Amounts with respect to each Loan Combination shall be allocated to notionally reduce the outstanding principal balance of the Non-Trust Mortgage Interest(s) prior to any allocation to the related Mortgage Loan.

The Holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class shall have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”).  The Special Servicer shall use its reasonable best efforts to ensure that such Appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and shall ensure that such Appraisal is prepared by an Appraiser.  Upon receipt of such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted shall recalculate such Appraisal Reduction Amount based upon such second Appraisal.  If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class.  The right of any Appraised-Out Class to require a second appraisal of any

Mortgage Loan for which an Appraisal Reduction Event has occurred is limited to one appraisal with respect to each Mortgaged Property relating to such Mortgage Loan; provided that if such Mortgage Loan is or becomes a Specially Serviced Mortgage Loan at the time of, or subsequent to, the related Appraisal Reduction, and then becomes a Corrected Mortgage Loan and then, more than one year after initially becoming a Specially Serviced Mortgage Loan, such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, then the Appraised-Out Class will have the right to require an appraisal of such Specially Serviced Mortgage Loan as though it had not previously exercised such right.  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount determination shall not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the Holders of the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, during such period.

(b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section 3.20 of this Agreement shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in its good faith judgment exercised in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) of this Agreement.

Subject to Section 3.21 of this Agreement, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  (other than with respect to the Loan Combination prior to a Loan Combination Control Appraisal Event) and the Loan Combination Directing Holder (with respect to the Loan Combination prior to a Loan Combination Control Appraisal Event).

Notwithstanding the foregoing, with respect to the calculation of Appraisal Reduction Amounts with respect to the Loan Combination or any related REO Property, and with respect to the rights of the Non-Trust Mortgage Interest Holder in connection therewith, the foregoing is subject to Section 5(g) of the Intercreditor Agreement.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates and, if applicable, and the Non-Trust Mortgage Interest Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or the Loan Combination, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

(c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i) such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Code Section 856(e)(1)) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding.

(d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund or, if applicable, the Non-Trust Mortgage Interest Holder, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, or, if applicable, the Non-Trust Mortgage Interest Holder obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee[, the Certificate Administrator] or the Trust Fund or the Certificateholders or, if applicable, the Non-Trust Mortgage Interest Holder, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder (as a collective whole as if the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder (as a collective whole as if the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder.  Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder as the sole owner to hold title to such Mortgaged Property.

(f) The environmental assessment contemplated by Section 3.10(e) of this Agreement shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Mortgage Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property).  The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06 of this Agreement.  Copies of any environmental assessment prepared pursuant to Section 3.10(e) of this Agreement shall be provided to the Certificateholder of any Regular Certificates and, if applicable, the Non-Trust Mortgage Interest Holder upon written request to the Special Servicer.

(g) If the Special Servicer determines pursuant to Section 3.10(e)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder, as a collective whole as if the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder, as a collective whole as if the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder, as a collective whole as if the Trust Fund and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender.  The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.

(h) The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Non-Trust Mortgage Interest which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer.  Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee[, the Certificate Administrator] and, if affected, to the Non-Trust Mortgage Interest Holder.

Section 3.11 Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan or the Loan Combination or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee[, the Certificate Administrator] or the Custodian and, if affected, the Non-Trust Mortgage Interest Holder by delivery of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

From time to time upon request of the Master Servicer or Special Servicer and delivery to the Custodian of a Request for Release, the Certificate Administrator shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable.  Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Loan Combination into an REO Property, receipt by the Trustee and the Certificate Administrator of a certificate of a Servicing Officer stating that such Mortgage Loan or the Loan Combination was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan or the Loan Combination has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

Within 3 Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan or the Loan Combination, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.12 Servicing Fees, Trustee Fees, Certificate Administrator Fees and Special Servicing Compensation.

(a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and REO Mortgage Loan and the Non-Trust Mortgage Interest and REO Non-Trust Mortgage Interest that is included as part of the Loan Combination and each Collection Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of the Loan Combination or portion thereof, the Loan Combination Custodial Account as set forth in Section 3.06(a)(iii) and Section 3.06(a)(vi) and/or Section 3.06A of this Agreement, as applicable.  In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i)  [__]% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan or the Loan Combination as contemplated under Section 3.09 of this Agreement, (ii) the aggregate Prepayment Interest Excess, but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05 of this Agreement, (iii) [__]% of Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees actually received from Mortgagors on non-Specially Serviced Mortgage Loans,

(vi) [__]% of Consent Fees with respect to a non-Specially Serviced Mortgage Loan that did not require the approval of the Special Servicer, (v) [__]% of any Consent Fees with respect to a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer and (vi) [__]% of fees for insufficient or returned checks actually received from Mortgagors on all Mortgage Loans; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clause (i) above as additional compensation with respect to a specific Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) both (x) due with respect to such Mortgage Loan and (y) in the case of expense items that arose within the last 12 months have been paid.  The Master Servicer shall also be entitled pursuant to, and to the extent provided for in Sections 3.06(a)(iii), 3.06A and 3.07(b), to withdraw from the Collection Account and the Loan Combination Custodial Accounts and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under the Mortgage Loan or applicable law) any interest or other income earned on deposits therein.

Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

[The Master Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan.]

(b) As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee and the Certificate Administrator shall be entitled with respect to each Mortgage Loan to the Certificate Administrator Fee.  Except as otherwise provided herein, the Trustee Fee and the Certificate Administrator Fee, as applicable, includes all routine expenses of the Trustee, the Certificate Registrar, the Paying Agent, the Certificate Administrator and the Authenticating Agent.  Each of the Trustee’s and Certificate Administrator’s rights to the Trustee Fee and the Certificate Administrator Fee, as applicable, may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(c) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan (including the Non-Trust Mortgage Interest that is included as part of the Loan Combination) and each Collection Period, to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of the Loan Combination or portion thereof, the Loan Combination Custodial Account as set forth in Sections 3.06(a)(iii) and (vi) and 3.06A.  The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.  In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) [__]% of Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees actually received from Mortgagors on Specially

Serviced Mortgage Loans, (iv) [__]% of Consent Fees with respect to a Specially Serviced Mortgage Loan, (v) [__]% of any Consent Fees with respect to a non-Specially Serviced Mortgage Loan agreed to by the Special Servicer, and (vi) any interest or other income earned on deposits in the REO Accounts.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan or the Loan Combination for so long as it remains a Corrected Mortgage Loan.  The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan.  If the Special Servicer is terminated (other than for cause) or resigns: (1) it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or the Loan Combination that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if any such Mortgage Loan or the Loan Combination subsequently becomes a Specially Serviced Mortgage Loan; and (2) it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments.  In either case, the successor special servicer will not be entitled to any portion of such Workout Fees.  The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account or the Loan Combination Custodial Account, as applicable.  However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds as set forth in the definition of “Liquidation Fee” herein.  Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to any specific collections or proceeds on any Mortgage Loan or the Loan Combination.  For purposes of the foregoing provisions of this Section 3.12(c), a termination and removal of the Special Servicer under Section 6.08 of this Agreement shall be deemed to constitute a termination without cause.

[The Special Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan.]

(d) The Master Servicer, Special Servicer, the Certificate Administrator and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii).  Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vi) of this Agreement.

(e) With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Trustee, without charge and within two Business Days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

(f) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith judgment of the Master Servicer, Special Servicer, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or the Loan Combination, or (to the extent recovery is permitted from the Loan Combination hereunder) from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Trust Advisor’s, the Certificate Administrator’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Trust Advisor’s, the Certificate Administrator’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee as the case may be, in its sole discretion.  Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

Section 3.13 Compensating Interest Payments.  The Master Servicer shall deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than the Specially Serviced Mortgage Loans and Defaulted Mortgage Loans), other than Principal Prepayments received in connection with the receipt of Insurance Proceeds or Condemnation

Proceeds, during the most recently ended Prepayment Period, and (ii) the sum of (A) the aggregate Servicing Fees for the related Distribution Date with respect to each Mortgage Loan and REO Mortgage Loan for which Servicing Fees are being paid in such Prepayment Period, up to a maximum rate of [__]% per annum with respect to each Mortgage Loan (and related REO Mortgage Loan) and (B) all Prepayment Interest Excesses received during the related Prepayment Period (and net investment earnings thereon); provided that the Master Servicer shall pay (without regard to clause (ii) above) the aggregate of all Prepayment Interest Shortfalls otherwise described in clause (i) above incurred in connection with Principal Prepayments received in respect of the Mortgage Loans during the most recently ended Prepayment Period to the extent such Prepayment Interest Shortfalls were the result of the Master Servicer’s failure to enforce the related Loan Documents.

Section 3.14 Application of Penalty Charges, Modification Fees and Assumption Fees.

(a) On or prior to the second Business Day before each Master Servicer Remittance Date, the Master Servicer shall apply (except to the extent not permitted under the Intercreditor Agreement) all Penalty Charges, Modification Fees and Assumption Fees (to the extent not applied pursuant to Section 3.06(a)(ii) or Section 3.06A(a)(ii) of this Agreement) received with respect to a Mortgage Loan or the Loan Combination during the related Prepayment Period:

(i) first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances) and the related Advance Interest Amounts and other outstanding Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees), in each case, with respect to such Mortgage Loan or the Loan Combination;

(ii) second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Trust of all Advances (and related Advance Interest Amounts) with respect to such Mortgage Loan or the Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer and/or Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related Advance Interest Amounts);

(iii) third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Trust of all other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or the Loan Combination previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Additional Trust Fund Expenses);

(iv) fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan or the Loan Combination that have been determined to be Nonrecoverable Advances and related Advance Interest Amounts; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

(v) fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Trust of all Advances (and related Advance Interest Amounts) with respect to any Mortgage Loan or the Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the Mortgagor (and such amounts will be deposited in the Collection Account as recoveries of such Nonrecoverable Advances);

(vi) sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Trust of all other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan or the Loan Combination previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such Additional Trust Fund Expenses); and

(vii) seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as servicing compensation, pro rata, based on their entitlement set forth in Section 3.12 of this Agreement prior to the applications set forth in clauses (i) through (vi) above.

(b) In connection with the operation of the provisions of this Section 3.14, not later than the 25th day of the month in which each Distribution Date occurs (beginning with the 25th day of the month following the first Collection Period in which an Additional Trust Fund Expense, Advance or Advance Interest Amount is incurred), the Master Servicer shall deliver to the Special Servicer a report in the form reasonably agreed to by both the Master Servicer and the Special Servicer setting forth information regarding (1) the amount of Penalty Charges, Modification Fees and Assumption Fees collected by the Master Servicer and the Special Servicer, as applicable, and (2) the related loan expenses and other amounts paid to the Trust from such Penalty Charges, Modification Fees and Assumption Fees, in each case for the related Collection Period or other reporting period as agreed to by the Master Servicer and the Special Servicer. The Master Servicer shall respond promptly to any inquiries of the Special Servicer with respect to the contents of any such report and shall provide any supporting information with respect thereto that is reasonably requested by the Special Servicer.

Section 3.15 Access to Certain Documentation.  The Master Servicer and Special Servicer shall provide to the Trustee[, the Certificate Administrator], the Subordinate Class Representative  (but only during a Subordinate Control Period or a Collective Consultation Period), the Trust Advisor, the Underwriters, the Depositor, any Certificateholders and Non-Trust Mortgage Interest Holder that are, in the case of any Certificateholder and the Non-Trust

Mortgage Interest Holder, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or the Non-Trust Mortgage Interest Holder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer (which access shall be limited, in the case of the Non-Trust Mortgage Interest Holder or any regulatory authority seeking such access in respect of the Non-Trust Mortgage Interest Holder, to records relating to the Non-Trust Mortgage Interest).  Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15.

In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, the Non-Trust Mortgage Interest Holder or any regulatory authority that may exercise authority over a Certificateholder or Non-Trust Mortgage Interest Holder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Non-Trust Mortgage Interest Holder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law.  In connection with providing Certificateholders or beneficial owners of Certificates access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of book entry Certificates and will keep such information confidential.

Upon the reasonable request of any Certifying Certificateholder, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer.

In addition, in connection with providing access to information pursuant to this Section 3.15, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan or Non-Trust Mortgage Interest if the disclosure of such items would constitute a waiver of the attorney-client privilege.

Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, (i) make a knowledgeable Servicing Officer available via telephone to verbally answer questions from the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) and the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), on a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer, the Trust Advisor and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  shall reasonably agree, regarding the performance and servicing of the Mortgage Loans (or the Loan Combination where the Trust is the Loan Combination Directing Holder) and/or related REO Properties for which the Master Servicer or the Special Servicer, as applicable, is responsible and (ii) with respect to each Loan Combination where the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder, upon request of the Loan Combination Directing Holder, the Special Servicer shall make a knowledgeable Servicing Officer available via telephone conference during regular business hours to verbally answer questions from the Subordinate Class Representative  on a Business Day that is reasonably convenient to the Special Servicer and the Subordinate Class Representative .  In the event the Master Servicer or the Special Servicer receives a request from the Subordinate Class Representative  to have a telephone conversation with respect to the Loan Combination at a time when the Trust is not the Loan Combination Directing Holder, then the Master Servicer or the Special Servicer, as applicable, shall refer the Subordinate Class Representative  to the Loan Combination Directing Holder.  In connection with clause (ii) above, the Loan Combination Directing Holder shall be entitled but not obligated to be present and otherwise participate in such telephone conference, and shall not have any obligation to answer questions.  In connection with clause (ii) above, the Special Servicer shall have no duty to the Trust Fund, the holders of the Controlling Class, the Subordinate Class Representative  or any other Person to receive, consider or accept any advice from the Subordinate Class Representative.  The Special Servicer shall not take any action, or alter any proposed action, in response to a communication from the Subordinate Class Representative  with respect to the Loan Combination or related Mortgage Loan unless the Loan Combination Directing Holder has approved the same pursuant to the Intercreditor Agreement or the Special Servicer determines (and furnishes a written explanation to the Loan Combination Directing Holder) that no other action complies with the Servicing Standard.  In any event, the Trust Advisor and the Subordinate Class Representative  agree to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the applicable Mortgage Loans (or the Loan Combination) and/or REO Properties it intends to discuss.  As a condition to such disclosure, the Subordinate Class Representative  shall execute a confidentiality agreement substantially in the form of Exhibit M-5 to this Agreement and an Investor Certification.

During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer shall deliver to the Trust Advisor such reports and other information produced or otherwise available to the Subordinate Class Representative  or Certificateholders generally, as requested by the Trust Advisor in support of the performance of the Trust Advisor’s obligations under this Agreement in electronic format.

The Trust Advisor hereby agrees that it shall use the information provided to it by the Special Servicer solely for purposes of performing its duties as Trust Advisor under this

Agreement and shall not disclose such information to any other Person or entity unless pursuant to a Privileged Information Exception.

Section 3.16 Title and Management of REO Properties.

(a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders (or, with respect to the Loan Combination, for the benefit of the Certificateholders and the Non-Trust Mortgage Interest Holder) (as a collective whole as if such Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a nominee of the Trustee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund and the Non-Trust Mortgage Interest Holder.  The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Code Section 860G(a)(8), unless (i) the IRS grants (or does not deny) an extension of time (an “REO Extension”) to sell such REO Property or (ii) the Special Servicer obtains an Opinion of Counsel for the Special Servicer, the Certificate Administrator and the Trustee, addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on “prohibited transactions” (as defined in Code Section 860F) of either Trust REMIC, or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Lower-Tier Regular Interests or Regular Certificates are outstanding.  If the Special Servicer is granted (or is not denied) the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.  Any expense incurred by the Special Servicer in connection with its receiving the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.  The Special Servicer, on behalf of the Trust Fund, in accordance with the Servicing Standard, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.17 of this Agreement and (ii) on the same terms and conditions as if it were the owner of such REO Property.  The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder, solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund.

(b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender), and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable.  Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Code Section 860G(c), which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax.  The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled “[_____], as Special Servicer, in trust for [_____], as Trustee, in trust for Holders of RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 20[__]-[__] and the Non-Trust Mortgage Interest Holder REO Account.”  The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b) of this Agreement.  The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i) all insurance premiums due and payable in respect of any REO Property;

(ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv) any taxes imposed on either Trust REMIC in respect of net income from foreclosure property in accordance with Section 4.05 of this Agreement.

 To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iv) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five Business Days (or, in an emergency situation or on an urgent basis, two Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee determines that such Advance would be a Nonrecoverable Advance.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance.  The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its commercially reasonable judgment.  The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 and/or, if applicable, Section 3.06A of this Agreement.  The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account or for the Loan Combination, the Loan Combination Custodial Account, on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property during the related Prepayment Period, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.  Notwithstanding the foregoing, the Special Servicer shall not:

(i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan or the Loan Combination became imminent, all within the meaning of Code Section 856(e)(4)(B); or

(iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code

Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

 The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

(i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.16(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder with respect to the operation and management of any such REO Property; and

(iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c) When and as necessary, the Special Servicer shall send to the Trustee[, the Certificate Administrator] and the Non-Trust Mortgage Interest Holder a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.16(a) and Section 3.16(b) of this Agreement.

Section 3.17 Sale of Defaulted Mortgage Loans and REO Properties.

(a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only (i) on the terms and subject to the conditions set forth in this Section 3.17,

(ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, or (iii) (A) in the case of a Mortgage Loan related to the Loan Combination in accordance with and subject to the provisions of the Intercreditor Agreement and Section 3.27 of this Agreement and (B) in the case of a Mortgage Loan with a related mezzanine loan, in accordance with and subject to the provisions of the related intercreditor agreement.

(b) Promptly upon a Mortgage Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders and the Non-Trust Mortgage Interest Holder in such manner as will be reasonably likely to realize a fair price.  Subject to Section 3.17(f) and Section 3.17(m) of this Agreement, the Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any Person that constitutes a fair price for such Defaulted Mortgage Loan.  The Special Servicer shall notify the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) of any inquiries or bids received regarding the sale of any Defaulted Mortgage Loan.

(c) The Special Servicer shall give the Trustee[, the Certificate Administrator], the Master Servicer, the Non-Trust Mortgage Interest Holder, the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) not less than five Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan pursuant hereto.

(d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan for purposes of Section 3.17(b) of this Agreement shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person (provided that the Trustee may not be a bidder); provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In all cases under this Agreement, in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Trustee shall obtain and shall rely on a new Appraisal conducted in accordance with this Agreement.  The appraiser conducting any such new Appraisal shall be an Appraiser selected by (i) the Special Servicer if no Interested Person is bidding with respect to a Defaulted Mortgage Loan and (ii) the Trustee if an Interested Person is so bidding.  The cost of any such narrative Appraisal shall be covered by, and shall be reimbursable as, a Property Advance.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested

Person constitutes a fair price for any such Defaulted Mortgage Loan, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or the Loan Combination, the occupancy level and physical condition of the Defaulted Mortgage Loan and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan shall in all cases be deemed a fair price.

(e) Subject to Section 3.17(a) through (i) and Section 3.17(n), the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the Loan Combination Custodial Account.  Any sale of any Defaulted Mortgage Loan shall be final and without recourse to the Trustee[, the Certificate Administrator] or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Trust Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(f) Subject to the rights of the Non-Trust Mortgage Interest Holder and a holder of a mezzanine loan, under the respective intercreditor agreement, to purchase a Mortgage Loan, unless and until a Defaulted Mortgage Loan is sold pursuant to this Section, the Special Servicer shall continue to service and administer the Mortgage Loan or the Loan Combination in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of a Mortgage Loan, as is consistent with this Agreement and the Servicing Standard.

(g) Any sale of a Mortgage Loan pursuant to this Section 3.17 shall be for cash only.  The purchase price for any Mortgage Loan purchased under this Section 3.17 shall be deposited into the Collection Account, and the Certificate Administrator, upon receipt of an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan.  In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

(h) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.17.

(i) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Non-Trust Mortgage Interest Holder in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16 of this Agreement.  Subject to Section 3.17(m) of this Agreement, the Special

Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property.  If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16 of this Agreement, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received.  The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account or, if applicable, the Loan Combination Custodial Account.  The Special Servicer shall notify the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) of any inquiries or bids received regarding the sale of any REO Property.

(j) The Special Servicer shall give the Trustee[, the Certificate Administrator], the Master Servicer, the Non-Trust Mortgage Interest Holder, the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) not less than three Business Days’ prior written notice of its intention to sell any REO Property.  No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

(k) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.17(i) of this Agreement shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person (provided that the Trustee may not be a bidder); provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall obtain and shall rely on a new Appraisal conducted in accordance with this Agreement.  The appraiser conducting any such new Appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person is bidding with respect to an REO Property and selected by the Trustee if an Interested Person is so bidding.  The cost of any such narrative Appraisal shall be covered by, and shall be reimbursable as, a Property Advance.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or the Loan Combination, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16 of this Agreement.  The Purchase Price for any REO Property shall in all cases be deemed a fair price.

(l) Subject to Section 3.17(a) through Section 3.17(k) and Section 3.17(m) of this Agreement, the Special Servicer shall act on behalf of the Trust Fund and the Non-Trust Mortgage Interest Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the Loan Combination Custodial Account.  Any sale of any Defaulted Mortgage Loan or REO Property shall be final and without recourse to the Trustee[, the Certificate Administrator], the Trust Fund or the Non-Trust Mortgage Interest Holder (except such recourse to the Trust Fund and the Non-Trust Mortgage Interest Holder imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Trust Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(m) Notwithstanding any of the foregoing paragraphs of this Section 3.17 (other than Section 3.17(f) of this Agreement), subject to the Controlling Class Right of First Refusal with respect to a Defaulted Mortgage Loan, the Special Servicer shall not be obligated to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Subordinate Class Representative ), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property that corresponds to the Loan Combination, the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of the Loan Combination, the Non-Trust Mortgage Interest Holder (as a collective whole as if such Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(n) In no event shall the Trust Fund or the Trustee, the Master Servicer or the Special Servicer on the Trustee’s behalf purchase, or pay or advance costs to purchase, the Non-Trust Mortgage Interest or any Mortgage Loan.

(o) Notwithstanding anything to the contrary herein, any purchase of a Specially Serviced Mortgage Loan pursuant to this Section 3.17 will remain subject to the cure and purchase rights of, in each case if applicable, the Non-Trust Mortgage Interest Holder as set forth in the Intercreditor Agreement and any holder of a related mezzanine loan as set forth in the related intercreditor agreement.  The Special Servicer shall determine the price to be paid in accordance with the terms of the Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of the Non-Trust

Mortgage Interest Holder or mezzanine loan holder and shall provide such notices to the Non-Trust Mortgage Interest Holder or the holder of a related mezzanine loan as are required by the Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with each such holders’ purchase rights.

Section 3.18 Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Non-Trust Mortgage Interest Holder.

(a) The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property that secures a Mortgage Loan or Companion Interest at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of $[_____] or more and at least once every other calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of less than $[_____], in each case commencing in [___]; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  If any Mortgage Loan or Loan Combination becomes a Specially Serviced Mortgage Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists.  The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Mortgage Loan or Loan Combination is a Specially Serviced Mortgage Loan.  The cost of any inspection of a Specially Serviced Mortgage Loan shall be treated as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund.

(b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within [__] days following the later of the Closing Date or its receipt of a copy of the Ground Lease) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

(c) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Non-Trust Mortgage Interest Holder a written report, prepared in the manner set forth in Section 4.02, of each inspection performed by it with respect to the related Mortgaged Properties and Non-Trust Mortgage Interest related thereto.

(d) If required under the Intercreditor Agreement, the Master Servicer shall promptly deliver to the Non-Trust Mortgage Interest Holder or provide electronically:  (i) copies of operating statements and rent rolls; (ii) annual CREFC NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC Operating Statement Analysis

Reports, in each case prepared, received or obtained by it pursuant to this Agreement with respect to the Mortgaged Properties securing the Non-Trust Mortgage Interest.

Section 3.19 Lock-Box Accounts, Escrow Accounts.

The Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan (or the Loan Combination), neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan (or the Loan Combination) until after the occurrence of an event of default under the Mortgage Loan that may result in the Mortgage Loan (or the Loan Combination) being accelerated or becoming a Specially Serviced Mortgage Loan.

Section 3.20 Property Advances.

(a) The Master Servicer (or, to the extent provided in Section 3.20(b) of this Agreement, the Trustee) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof.  The Special Servicer shall give the Master Servicer, the Trustee and the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) not less than five (or, in the case of emergency advances pursuant to Section 3.20(e) of this Agreement, two) Business Days’ written notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Mortgage Loan or REO Property.  In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.  Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination.  Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or the Trustee, as applicable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Property Advance previously made with respect to a Specially

Serviced Mortgage Loan is a Nonrecoverable Advance promptly after making such determination.  The Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by such a determination and shall be bound by a determination by the Special Servicer that a Property Advance previously made or contemplated to be made with respect to a Specially Serviced Mortgage Loan is or would be a Nonrecoverable Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination, that any Property Advance constitutes or would constitute a Nonrecoverable Advance).  The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of non-recoverability determinations as if such amounts were unreimbursed Property Advances.

For purposes of distributions to Certificateholders and Non-Trust Mortgage Interest Holder and compensation to the Master Servicer or the Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan or the Loan Combination, notwithstanding that the terms of such Mortgage Loan or the Loan Combination so provide.

(b) The Master Servicer shall notify the Trustee and the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.20(c) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions. Any notice to the Trustee pursuant to this section shall be deemed to be given to a Responsible Officer of the Trustee if made in accordance with Section 11.04 of this Agreement.

(c) Neither the Master Servicer nor the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or the Loan Combination or REO Property if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance.  The determination by any Person with an obligation hereunder to make Property Advances that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance or a determination by the Special Servicer that a Property Advance previously made or proposed to be made is or would, if made, constitute a Nonrecoverable Advance, shall be made by such Person in commercially reasonable judgment (or in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard), and, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Non-Trust Mortgage Interest Holder (and the related subsequent master servicer and special servicer, if applicable), in the case of the Loan Combination, the Trustee (unless it is the Person making the determination), the Subordinate Class Representative  (during a Subordinate Control Period or a

Collective Consultation Period), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination) and, if the Trustee is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust Fund, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination.  In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or the Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information as reasonably may be required for such purposes.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Property Advance, if made, would be a Nonrecoverable Advance.  The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall use its commercially reasonable judgment.  Absent bad faith, any determination made by a Person which is authorized hereunder to make such determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance will be conclusive and binding on the other parties to this Agreement and on the Certificateholders and the Non-Trust Mortgage Interest Holder (but this statement shall not be construed to entitle any such authorized Person to reverse any other such authorized Person’s determination, or to be construed to prohibit any such other authorized Person from making a determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance).

(d) The Master Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) or Section 3.06A of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement with respect to any Specially

Serviced Mortgage Loan or REO Property, the Special Servicer shall request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer’s right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance.  The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer’s receipt of such request.  The Special Servicer shall have no obligation to make any Property Advance.  The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby.

Section 3.21 Appointment of Special Servicer; Asset Status Reports.

(a) [______], is hereby appointed as the initial Special Servicer to specially service each of the Mortgage Loans and the Loan Combination.

(b) The Special Servicer, at the earlier of (x) within [__] days after a Servicing Transfer Event occurs and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan, shall prepare a report (the “Asset Status Report”) for the related Mortgage Loan or the Loan Combination.  Each Asset Status Report will be delivered in electronic format to the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period), the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), [the Certificate Administrator,] the Non-Trust Mortgage Interest Holder (in the case of the Loan Combination) and, subject to Section 11.13 of this Agreement, each Rating Agency; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Subordinate Class Representative  if they are the same entity.  Such Asset Status Report shall be consistent with the Servicing Standard and set forth the following information to the extent reasonably determinable:

(i) summary of the status of the related Mortgage Loan and any negotiations with the Mortgagors;

(ii) if a Servicing Transfer Event has occurred and is continuing:

(A) a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Loan and whether outside legal counsel has been retained;

(B) the most current rent roll and income or operating statement available for the related Mortgaged Properties;

(C) the Special Servicer’s recommendations on how the related Mortgage Loan might be returned to performing status or otherwise realized upon;

(D) a copy of the last obtained Appraisal of the Mortgaged Property;

(E) the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan;

(F) a description of any amendment, modification or waiver of a material term of any ground lease; and

(G) if the Special Servicer elects to proceed with a non-judicial foreclosure, then a statement as to (i) whether there was a violation of a non recourse carve-out under the related Mortgage Loan and (ii) any determination not to pursue a deficiency judgment against the related Mortgagor or guarantor;

(iii) a description of any such proposed or taken actions;

(iv) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v) the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(vi) an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions; and

(vii) such other information as the Special Servicer deems relevant in light of the proposed or taken action and the Servicing Standard.

During a Subordinate Control Period, if within 10 Business Days of receiving an Asset Status Report, the Subordinate Class Representative  does not disapprove such Asset Status Report in writing, then the Subordinate Class Representative  shall be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan Documents.  If, during a Subordinate Control Period, the Subordinate Class Representative  disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Trust Advisor (during a

Collective Consultation Period or a Senior Consultation Period), the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), the Certificate Administrator, the Non-Trust Mortgage Interest Holder and, subject to Section 11.13 of this Agreement, each Rating Agency a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.  During a Subordinate Control Period, the Special Servicer shall revise such Asset Status Report as described above until the Subordinate Class Representative  shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, if applicable, the Non-Trust Mortgage Interest Holder.  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.  In any event, during a Subordinate Control Period, if the Subordinate Class Representative  does not approve an Asset Status Report within 60 Business Days from the first submission thereof, the Special Servicer shall take such action as directed by the Subordinate Class Representative , provided such action does not violate the Servicing Standard.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Non-Trust Mortgage Interest Holders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of a 10 Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of a 10 Business Day period would materially and adversely affect the interest of the Certificateholders and the Non-Trust Mortgage Interest Holder (if applicable) and the Special Servicer has made a reasonable effort, during a Subordinate Control Period, to contact the Subordinate Class Representative .  The foregoing shall not relieve the Special Servicer of its duties to comply with the Servicing Standard.

During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer shall consult with the Trust Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Trust Advisor shall propose, by written notice, alternative courses of action within 10 days of receipt of each Asset Status Report to the extent the Trust Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously included in the Control Eligible Classes), as a collective whole as if such Certificateholders constituted a single lender.  In addition, during a Collective Consultation Period or a Senior Consultation Period, but during a Subordinate Control Period or a Collective Consultation Period, the Special Servicer shall also consult with the Subordinate Class Representative  in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Subordinate Class Representative  shall be permitted to propose alternative courses of action within 10 days of receipt of each Asset Status Report.  The Special Servicer shall consider any such proposals from the Trust Advisor and/or the Subordinate Class Representative  and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement.  In the event that the Trust Advisor or the Subordinate Class Representative  does not propose alternative courses of action within 10 days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

Notwithstanding anything to the contrary herein, during a Senior Control Period, the Subordinate Class Representative  shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. During a Collective Consultation Period or a Senior Consultation Period, the Subordinate Class Representative  shall have no right to consent to any Asset Status Report under this Section 3.21(b).

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, for as long as the Companion Interest Holder or its designee is the Loan Combination Directing Holder: (i) no consultation with or request for approval of the Trust Advisor or the Subordinate Class Representative  shall be required on any matter related to any Loan Combination or any related REO Property, to the extent permitted under the Intercreditor Agreement; and (ii) the Loan Combination Directing Holder shall be entitled to exercise with respect to the Loan Combination or related REO Property all of the Subordinate Control Period rights and powers of the Subordinate Class Representative  set forth in the foregoing paragraphs of this Section 3.21(b), as well as all rights of the Loan Combination Directing Holder under the Intercreditor Agreement.  The rights of any Companion Interest Holder or its designee as the Loan Combination Directing Holder will be unaffected during a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period.

(c) Subject to Section 3.21(b) of this Agreement, during the continuance of a Servicing Transfer Event, the Special Servicer shall have the authority to meet with the related Mortgagors and take any actions consistent with the Servicing Standard and the most recent Asset Status Report for the related Mortgage Loan.

(d) Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Certificate Administrator with an Investor Certification), the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the Final Asset Status Report for each Specially Serviced Mortgage Loan.

(e) During a Subordinate Control Period, the Special Servicer shall deliver to the Trust Advisor only each Final Asset Status Report.

(f) Notwithstanding the foregoing, the Special Servicer shall not follow any advice, direction or consultation provided by the Trust Advisor, the Loan Combination Directing Holder or the Subordinate Class Representative  that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of this Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or the Loan Combination, expose any Certificateholder or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of any Special Servicer’s responsibilities under this Agreement.

Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

(a) Upon determining that any Mortgage Loan or the Loan Combination has become a Specially Serviced Mortgage Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Non-Trust Mortgage Interest Holder (in the case of the Loan Combination), the Trust Advisor, the Certificate Administrator, the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative , and, subject to Section 11.13 of this Agreement, each Rating Agency and shall deliver a copy of the Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File to the Trust Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan or the Loan Combination and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer.  The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Mortgage Loan and/or Non-Trust Mortgage Interest became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and/or Non-Trust Mortgage Interest until the Special Servicer has commenced the servicing of such Mortgage Loan and/or Non-Trust Mortgage Interest, which shall occur upon the receipt by the Special Servicer of the Servicing File.  With respect to each such Mortgage Loan and/or Non-Trust Mortgage Interest that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan and/or Non-Trust Mortgage Interest to the Master Servicer.  The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Mortgagor.

Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Trustee, the Trust Advisor, the Certificate Administrator, the Non-Trust Mortgage Interest Holder(s) and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative , and, subject to Section 11.13 of this Agreement, each Rating Agency and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Mortgage Loan and/or Non-Trust Mortgage Interest shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer’s obligation to service such Mortgage Loan and/or Non-Trust Mortgage Interest shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and/or Non-Trust Mortgage Interest as a Mortgage Loan and/or Non-Trust Mortgage Interest that is not a Specially Serviced Mortgage Loan shall resume.  In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.

(b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan or the Loan Combination information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c) Notwithstanding the provisions of subsections (a) and (b) of this Section 3.22, the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer and the Trust Advisor with any information reasonably required by the Special Servicer or the Trust Advisor to perform its duties under this Agreement to the extent such information is within its possession.  The Special Servicer shall provide the Master Servicer and the Trust Advisor with any information reasonably required by the Master Servicer to perform its duties under this Agreement to the extent such information is within its possession or is obtainable by the Special Servicer.

Section 3.23 Interest Reserve Account and Excess Interest Distribution Account.  The Certificate Administrator shall establish and maintain the Interest Reserve Account in the Certificate Administrator’s name for the benefit of the Certificateholders.  The Interest Reserve Account shall be established and maintained as an Eligible Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year (unless, in either such case, the related Distribution Date is the final Distribution Date), the Master Servicer shall remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day’s interest at the related Mortgage Loan Rate, less the Administrative Cost Rate, on the Stated Principal Balance of each such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On or prior to the Master Servicer Remittance Date in March of each calendar year, the Certificate Administrator shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

On the related Master Servicer Remittance Date, the Master Servicer shall remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Prepayment Period.

Section 3.24 Modifications, Waivers and Amendments.

(a) (i) With respect to non-Specially Serviced Mortgage Loans, the Master Servicer (subject to the Special Servicer’s consent if the subject modification, waiver or amendment constitutes a Major Decision) or (ii) with respect to Specially Serviced Mortgage Loans, the Special Servicer, in each case subject to the consulting rights of the Trust Advisor, if any, and the consent or consulting rights of the Subordinate Class Representative  or the Loan Combination Directing Holder (as applicable), may modify, waive or amend any term of any Mortgage Loan or the Loan Combination if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan or the Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) endanger the status of either Trust REMIC as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (2) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In addition, with respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) shall prepare and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to the consulting rights of the Trust Advisor, and the consent or consulting rights of the Subordinate Class Representative  or the Loan Combination Directing Holder (as applicable)) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.  Subject to Section 3.10 of this Agreement, the Special Servicer shall have 15 Business Days (or 90 days with respect to an Acceptable Insurance Default) (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and approve such Major Decision and, prior to the end of such 15 Business Day period or 90-day period, as applicable, during a Subordinate Control Period, is required to notify the Subordinate Class Representative  or Loan Combination Directing Holder, as applicable, of such request for approval and provide its written analysis and recommendation with respect thereto.  Following such notice, the Subordinate Class Representative  or Loan Combination Directing Holder, as applicable, shall have 10 Business Days  from the date it receives from the Special Servicer the recommendation and analysis of the Master Servicer or the Special Servicer, as applicable, and any other information it may reasonably request (or, with respect to the Loan Combination, such longer time period as may be provided in the Intercreditor Agreement) to approve any recommendation of the Special Servicer or the Master Servicer relating to any request for approval.  In any event, subject to the Intercreditor Agreement, in the case of the Loan Combination, if the Subordinate Class Representative  does not respond to a request for approval by 5:00 p.m. on the 10th Business Day or 30th day, as applicable, after such request, the Special Servicer or the Master Servicer, as applicable, may deem its recommendation approved by the Subordinate Class Representative  and if the Special Servicer does not respond to a request for approval within the required 15 Business Days or 90 days, as applicable, the Master Servicer may deem its recommendation approved by the Special Servicer.

(b) All modifications, waivers or amendments of any Mortgage Loan or the Loan Combination shall be in writing and shall be effected in a manner consistent with the Servicing Standard.  The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee[, the Certificate Administrator], the Depositor, the Non-Trust Mortgage Interest Holder

(only in the case of the Loan Combination), the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) and, subject to Section 11.13 of this Agreement, each Rating Agency, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or the Loan Combination and the date thereof, and shall deliver a copy to the Trustee, the Non-Trust Mortgage Interest Holder (only in the case of the Loan Combination), the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) and an original to the Custodian of the recorded agreement relating to such modification, waiver or amendment within 15 Business Days following the execution and recordation thereof.

(c) Any modification of any Loan Documents that requires obtaining a Rating Agency Confirmation pursuant to such Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining a Rating Agency Confirmation in such Loan Documents, shall not be made without obtaining a Rating Agency Confirmation. The Rating Agency Confirmation shall be obtained at the related Mortgagor’s expense in accordance with the related Loan Agreement or, if not so provided in such Loan Agreement or if such Mortgagor does not pay, at the expense of the Trust Fund.

(d) Promptly after any Mortgage Loan or the Loan Combination becomes a Specially Serviced Mortgage Loan, the Special Servicer shall request from the Certificate Administrator the name of the current Subordinate Class Representative  and shall request from the Master Servicer the name of the current Non-Trust Mortgage Interest Holder.  Upon receipt of the name of such current Subordinate Class Representative  from the Certificate Administrator, the Special Servicer shall notify the Subordinate Class Representative  that such Mortgage Loan became a Specially Serviced Mortgage Loan.  Upon receipt of the name of such current Non-Trust Mortgage Interest Holder from the Master Servicer, the Special Servicer shall notify the Non-Trust Mortgage Interest Holder that the Loan Combination became a Specially Serviced Mortgage Loan.  The Certificate Administrator shall be responsible for providing the name of the current Subordinate Class Representative  only to the extent the Subordinate Class Representative  has identified itself as such to the Certificate Administrator; provided that if the Subordinate Class Representative  is determined pursuant to the proviso in the definition of “Subordinate Class Representative ”, then (i) the Certificate Administrator shall determine which Class is the Controlling Class and (ii) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund.

(e) With respect to the Loan Combination, if the Intercreditor Agreement requires the Special Servicer to prepare and deliver an “Asset Status Report” after such Mortgage Loan becomes a Specially Serviced Mortgage Loan for approval of the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder), subject to the limitations contained in the Intercreditor Agreement, the Special Servicer will comply with the terms of the Intercreditor Agreement with respect thereto.

(f) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or the Loan Combination and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it a reasonable or customary fee for the additional services performed in connection with such request and any related costs and expenses incurred by it; provided that the charging of such fee would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

(i) extend the Maturity Date of a Mortgage Loan or the Loan Combination beyond a date that is 3 years prior to the Rated Final Distribution Date; or

(ii) if the Mortgage Loan or the Loan Combination is secured by a ground lease, extend the Maturity Date of such Mortgage Loan or the Loan Combination beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years prior to the end of the current term of such ground lease, plus any options to extend exercisable unilaterally by the related Mortgagor.

(h) In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the Mortgagor to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any.

Section 3.25 Additional Obligations with Respect to Certain Mortgage Loans.

(a) With respect to each Mortgage Loan with a Stated Principal Balance in excess of $[______], with respect to any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require a Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

Section 3.26 Additional Matters Regarding Advance Reimbursement.

(a) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii)(B) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Prepayment Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months.  If the Master Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a)(ii)(B) of this Agreement).  In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Prepayment Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Prepayment Period; provided, however, if, at any time the Master Servicer or the Trustee, as applicable, determines that the reimbursement of a Nonrecoverable Advance during a one-month Prepayment Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall, subject to Section 11.13 of this Agreement, give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer’s or the Trustee’s, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee, as applicable, shall, subject to Section 11.13 of this Agreement, give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances.  Subject to Section 11.13 of this Agreement, the Master Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence.  Any election by the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent

Collection Period) or to constitute a waiver or limitation on the right of the Master Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance immediately (together with interest thereon).  Any such election by the Master Servicer, or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election).  Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Prepayment Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance.  None of the Master Servicer, the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement.  The Master Servicer’s or the Trustee’s, as applicable, election, if any, to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there are principal collections then available in the Collection Account pursuant to Section 3.06 of this Agreement or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.

(b) If the Master Servicer is required to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required:  (i) if a Responsible Officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and (ii) if the failure continues for three more Business Days, to make the Advance unless the Trustee determines such advance to be a Nonrecoverable Advance.

Section 3.27 Non-Trust Mortgage Interest Intercreditor Matters.

(a) If, pursuant to Section 2.03, Section 3.17 or Section 9.01 of this Agreement, any Mortgage Loan that relates to the Loan Combination is purchased from, repurchased from or substituted out of, the Trust Fund, the subsequent holder thereof shall be bound by the terms of the Intercreditor Agreement and shall assume the rights and obligations of the holder of the Note that represents the related Mortgage Loan under the Intercreditor Agreement.  All portions of the related Mortgage File and (to the extent provided under the related Loan Purchase Agreement) other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the Note that represents the related Mortgage Loan (as a result of such purchase, repurchase or substitution) and (except for the actual Note) on behalf of the holder of the Note that represents the Non-Trust Mortgage Interest.  Thereafter, such Mortgage File shall be held by the holder of the Note that represents the related Mortgage Loan or a custodian appointed thereby for the benefit thereof, on behalf of itself and the holder of the Non-Trust Mortgage Interest as their interests appear under the Intercreditor Agreement.  If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Loan Combination.

(b) With respect to the Non-Trust Mortgage Interest, notwithstanding any rights the Trust Advisor or the Subordinate Class Representative  hereunder may have to consult with respect to any action or other matter with respect to the servicing of the Non-Trust Mortgage Interest, to the extent the Intercreditor Agreement provides that such right is exercisable by the Non-Trust Mortgage Interest Holder or is exercisable in conjunction with the Non-Trust Mortgage Interest Holder, the Subordinate Class Representative  shall not be permitted to exercise such right or, to the extent provided in the Intercreditor Agreement, shall be required to exercise such right in conjunction with the Non-Trust Mortgage Interest Holder, as applicable.  Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult, seek the approval or obtain the consent of the holder of the Non-Trust Mortgage Interest with respect to any matters with respect to the servicing of the Non-Trust Mortgage Interest to the extent required under the Intercreditor Agreement and shall not take such actions requiring consent of the Non-Trust Mortgage Interest Holder without such consent.  In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the Non-Trust Mortgage Interest Holder as required under the Intercreditor Agreement.

(c) With respect to each Loan Combination, the Master Servicer shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Loan Combination:

(i) (A) the amount of the distribution from the Loan Combination Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, balloon payments, principal prepayments made at the option of the Mortgagor or other principal prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the Loan Combination;

(ii) the amount of the distribution from the Loan Combination Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan;

(iii) if the distribution to the Non-Trust Mortgage Interest Holder is less than the full amount that would be distributable to the Non-Trust Mortgage Interest Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the Loan Combination;

(iv) the principal balance of the Loan Combination after giving effect to the distribution of principal on the most recent Distribution Date; and

(v) the amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to the most recent Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

Not later than each Distribution Date, the Master Servicer shall make the foregoing statement available to the Non-Trust Mortgage Interest Holder by electronic means.

Section 3.28 Appointment and Duties of the Trust Advisor.

(a) [______] is hereby appointed to serve as the initial Trust Advisor.

(b) The Trust Advisor, as an independent contractor, shall review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans, consult with the Special Servicer and perform each other obligation of the Trust Advisor as set forth in this Agreement solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders (as determined by the Trust Advisor in the exercise of its good faith and reasonable judgment) (the “Trust Advisor Standard”).  The Trust Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

(c) During a Subordinate Control Period, the Trust Advisor shall promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the CREFC Servicer Watch List, each summary of an Asset Status Report and Specially Serviced Mortgage Loans and (ii) each Final Asset Status Report.

(d) (i) During a Collective Consultation Period or a Senior Consultation Period, the Trust Advisor shall meet within 60 days after the end of each calendar year with representatives of the Special Servicer to perform a review of the Special Servicer’s operational practices in light of the Servicing Standard and the requirements of this Agreement and shall discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with this Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans.

(ii) [The Trust Advisor shall provide the Special Servicer at least 30 days prior written notice of the date proposed for the annual meeting described in this Section 3.28(d).  The Trust Advisor and the Special Servicer shall determine a mutually acceptable date for the annual meeting.  The Trust Advisor shall deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, and such agenda shall identify the Asset Status Report, if any, that shall be discussed during the annual meeting.  The Subordinate Class Representative  shall not be present and shall not participate in the annual meeting and the Trust Advisor and the Special Servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer’s performance hereunder.  The Special Servicer shall make available senior Servicing Officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.]

(iii) During a Collective Consultation Period or a Senior Consultation Period, based on the Trust Advisor’s review of any annual compliance statement and any assessment of compliance delivered to the Trust Advisor pursuant to Section 10.08 and Section 10.09 of this Agreement, as applicable, any attestation report delivered to the Trust Advisor pursuant to Section 10.10 of this Agreement, any Asset Status Report and other information (other than any communications between the Subordinate Class Representative  or the Loan Combination Directing Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Trust Advisor by the Special Servicer, the Trust Advisor shall deliver to the Depositor (which shall, subject to Section 11.13 of this Agreement, deliver such Trust Advisor Annual Report to the Rating Agencies), the Trustee and the Certificate Administrator (which shall promptly post such Trust Advisor Annual Report on the Certificate Administrator’s Website) within 120 days of the end of the prior calendar year an annual report (the “Trust Advisor Annual Report”), substantially in the form of Exhibit R of this Agreement (which form may be modified or altered as to either its organization or content by the Trust Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in the Trust Advisor Annual Report contravene any provision of this Agreement) setting forth the Trust Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each Asset Status Report delivered to the Trust Advisor by the Special Servicer during the prior calendar year.  Subject to the restrictions in this Agreement, including, without limitation, Section 3.28(b) of this Agreement, each such Trust Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and (B) comply with all of the confidentiality requirements applicable to the Trust Advisor described in this Agreement.  Such Trust Advisor Annual Report shall be delivered to the Trustee[, the Certificate Administrator] and the Depositor (which shall, subject to Section 11.13 of this Agreement, deliver such Trust Advisor Annual Report to the Rating Agencies), and the Certificate Administrator shall promptly upon receipt post such Trust Advisor Annual Report on the Certificate Administrator’s Website; provided, however, that the Trust Advisor shall deliver to the Special Servicer, the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period and other than with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) and the Loan Combination Directing Holder (with respect to the Loan Combination, for so long as the Non-Trust Mortgage Interest Holder or its designee is the Loan Combination Directing Holder) any annual report produced by the Trust Advisor at least 5 Business Days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator.  The Trust Advisor may, but shall not be obligated to, revise the Trust Advisor Annual Report based on any comments received from the Special Servicer.

(e) During a Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after such calculations have been finalized.  The Trust Advisor shall review such calculations but may not opine on, or otherwise call into question such Appraisal Reduction Amount and/or net present value calculations; provided, however, if the Trust Advisor discovers a math error contained in such calculations, then the Trust Advisor shall notify the Special Servicer and the Subordinate Class Representative  of such error.

(f) During a Collective Consultation Period or a Senior Consultation Period, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reduction Amounts or (ii) net present value, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Trust Advisor promptly, but in any event no later than 2 Business Days after preparing such calculations, and the Trust Advisor shall promptly, but no later than 3 Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.28(f), in the event the Trust Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Trust Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within 5 Business Days of delivery of such calculations to the Trust Advisor.  In the event the Trust Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such 5 Business Day period, the Trust Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply.  In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(g) During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer shall consult (on a non-binding basis) with the Trust Advisor in connection with any Major Decision and consider alternative actions recommended by the Trust Advisor, but only to the extent consultation with, or consent of, the Subordinate Class Representative  would have been required during a Subordinate Control Period.

(h) Subject to the requirements of confidentiality imposed on the Trust Advisor herein (including without limitation in respect of Privileged Information), the Trust Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(a) of this Agreement.

(i) The Trust Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Subordinate Class Representative  or Loan Combination Directing Holder in connection with the exercise of the rights of the Subordinate

Class Representative  or the Loan Combination Directing Holder under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(j) The Trust Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Subordinate Class Representative ), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to this Agreement that receives Privileged Information from the Trust Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer, the Subordinate Class Representative  (with respect to any Mortgage Loan other than the Loan Combination) and the Loan Combination Directing Holder (with respect to the Loan Combination) other than pursuant to a Privileged Information Exception.

(k) On each Master Servicer Remittance Date, the Trust Advisor shall be paid the applicable Trust Advisor Fee from amounts on deposit in the Collection Account or the Loan Combination Collection Account, as applicable, pursuant to Section 3.06 or Section 3.06A of this Agreement, as applicable.  In addition, the Trust Advisor Consulting Fee shall be payable to the Trust Advisor with respect to each Major Decision for which the Trust Advisor has consultation rights.  Each of the Trust Advisor Fee and the Trust Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 and Section 3.06A of this Agreement (or the Loan Combination Custodial Account), but with respect to the Trust Advisor Consulting Fee only to the extent such Trust Advisor Consulting Fee is actually received from the related Mortgagor.  When the Trust Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the Loan Documents.  The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Trust Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Trust Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Trust Advisor prior to any such waiver or reduction.

Section 3.29 Rating Agency Confirmation.

(a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 Business Days of the Rating Agency Confirmation request being sent to the

Depositor’s 17g-5 Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such Rating Agency Confirmation request within 5 Business Days of such confirmation or such second request, as applicable, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), then the requirement to obtain a Rating Agency Confirmation shall be considered satisfied with respect to such Rating Agency, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be considered satisfied if the applicable replacement Master Servicer or Special Servicer (i) is currently acting as a master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any NRSRO, the Trustee does not have actual knowledge that [____________] has, and the applicable replacement Master Servicer or Special Servicer certifies that [____________] has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction, if [____________] is the non-responding Rating Agency; (ii) is rated at least “[___]” (in the case of the Master Servicer) or “[___]” (in the case of the Special Servicer), if [____________] is the non-responding Rating Agency; and (iii) [____________] has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if [____________] is the non-responding Rating Agency, as applicable.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer[, Certificate Administrator] or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material reasonably necessary for the Rating Agency to process such request.  Such written Rating Agency Confirmation request shall be provided in electronic format in accordance with Section 11.13(b) and the Master Servicer, Special Servicer,[ Certificate Administrator] or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 11.13(b).

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.29(a) following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Master Servicer or Special Servicer, as applicable, shall provide electronic written notice in accordance with Section 11.13(b) of the action taken for the particular item at such time and the Master Servicer, Special Servicer, [Certificate Administrator] or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 11.13(b).

(b) For all other matters or actions not specifically discussed in Section 3.29(a) above, the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01 Distributions.

(a) (i)  On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06(a) of this Agreement.  On each Master Servicer Remittance Date in March of any calendar year, the [[Certificate Administrator]] shall withdraw from the Interest Reserve Account the related Withheld Amounts pursuant to Section 3.23 of this Agreement, and shall deposit any such amounts in the Lower-Tier Distribution Account.  On each Distribution Date, the amounts that have been transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or pursuant to the preceding sentence shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(ii) and Section 4.01(c)(ii) of this Agreement.  Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.

(ii) All distributions made in respect of interest on any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto.  All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(b) and Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to Upper-Tier REMIC in respect of such Component’s Corresponding Lower-Tier Regular Interest.  All distributions made in respect of principal on any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto.  All distributions of reimbursements of Realized Losses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest.

On each Distribution Date, the Class R Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account in respect of the Lower-Tier Residual Interest after all payments have been made to the [Certificate Administrator] as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a)(ii) and Section 4.01(c)(ii).

(b) On each Distribution Date, Holders of each Class of Certificates shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest, principal and reimbursement of Realized Losses, to the extent of Available Funds, in the amounts and in the order of priority set forth below:

(i) to the [Class [A-1], Class [A-2],] Class [X-A] and Class [X-B] Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates,  pro rata according to their respective Percentage Interests therein)], in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

(ii) to Class [A-1] and Class [A-2] [Certificates] [Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates,  pro rata according to their respective Percentage Interests therein)] in reduction of the Certificate Principal Amounts thereof in the following priority:

(A) to the Class [A-1] [Certificates] [Uncertificated Regular Interests (and therefore to the Class [A-1] and Class [EC] Certificates, pro rata according to their respective Percentage Interests therein)], in an amount equal to the Principal Distribution Amount until the outstanding Certificate Principal Amount of the Class [A-1] [Certificates] [Uncertificated Regular Interests] has been reduced to zero; and

(B) to the Holders of the Class [A-2] [Certificates] [Uncertificated Regular Interests (and therefore to the Class [A-2] and Class [EC] Certificates,  pro rata according to their respective Percentage Interests therein)], in an amount equal to the Principal Distribution Amount remaining after payments pursuant to clause (A) above until the outstanding Certificate Principal Amount of the Class [A-2] [Certificates] [Uncertificated Regular Interests] has been reduced to zero;

(iii) to the Class [A-1] and Class [A-2] [Certificates] [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates, pro rata according to their respective Percentage Interests therein)] up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(iv) to the Class [B] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(v) to the Class [B] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(vi) to the Class [B] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(vii) to the Class [C] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(viii) to the Class [C] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(ix) to the Class [C] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(x) to the Class [D] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xi) to the Class [D] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xii) to the Class [D] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xiii) to the Class [E] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xiv) to the Class [E] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xv) to the Class [E] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xvi) to the Class [F] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xvii) to the Class [F] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xviii) to the Class [F] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xix) to the Class [G] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xx) to the Class [G] Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xxi) to the Class [G] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

(xxii) to the Class [R] Certificates in respect of the Upper-Tier REMIC Residual Interest, any amounts remaining in the Upper-Tier Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, in place of the allocation of principal payments described in priority (ii) above, remaining Available Funds at such level shall be distributed up to an amount equal to the Principal Distribution Amount for such Distribution Date to the Class [A-1] and Class [A-2] Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts.  Any remaining Available Funds will then be allocated as provided in priorities (iii) through (xxii) above.

All references to “pro rata” in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

All distributions of interest made in respect of the Class [X-A] and the Class [X-B] Certificates on any Distribution Date pursuant to clause (b)(i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on one-twelfth of the Class [X] Strip Rate of such Component multiplied by its respective Component Notional Amount, reduced by its share of any Excess Prepayment Interest Shortfall for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

(c) (i)  On any Distribution Date, any Yield Maintenance Charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date will be distributed to the Holders of the Classes of Certificates as follows:  to the holders of the [Class [A-1], Class [A-2],] Class [B], Class [C] and Class [D] Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates, pro rata according to their respective Percentage Interests therein)] in an amount that is, with respect to each such Class, equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount of principal distributed to such Class on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates [or Uncertificated Regular Interests] and (c) the aggregate amount of such Yield Maintenance Charge.  If more than one such Class of Certificates [or Uncertificated Regular Interests] is entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with this Section 4.01(c).  Any remaining Yield Maintenance Charges with respect to such Distribution Date will be distributed to the holder of the Class [X-B] Certificates.

After the Distribution Date on which the Certificate Principal Amounts of the [Class [A-1], Class [A-2],] Class [B], Class [C] and Class [D] Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates, pro rata according to their respective Percentage Interests therein)] have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed to the holders of the Class [X-B] Certificates.

(ii) Any Yield Maintenance Charge that is to be distributed to the Regular Certificates on any Distribution Date shall be deemed distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests then receiving a principal distribution, pro rata.

(d) On each Distribution Date, the [Certificate Administrator] shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

(i) first, to the Holders of the Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all amounts remaining due and payable on the Sequential Pay Certificates, and any Realized Loss allocable to such Certificates, after application of the Available Funds for such Distribution Date; and

(ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Amount of the Sequential Pay Certificates as of such Distribution Date.

Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clause (i) shall first be deemed to have been distributed to reimburse the Lower-Tier REMIC in respect of any Realized Losses or other shortfalls allocated to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto and payment of other amounts due thereon.

(e) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses to equal the Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date.

(f)  The Certificate Principal Amount of each Class of Sequential Pay Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.06 of this Agreement to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) allocated to such Class on such Distribution Date.  Any such write-offs will be applied to the following Classes of Sequential Pay Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero; first, to the Class [G] Certificates; second, to the Class [F] Certificates; third, to the Class [E] Certificates; fourth, to the Class [D] Certificates; fifth, to the Class [C] Certificates; sixth, to the Class [B] Certificates, and, finally, pro rata to the (i) Class [A-1] and Class [A-2] [Certificates] [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates,  pro rata according to their respective Percentage Interests therein)] based on their respective Certificate Principal Amounts.  Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority and shall be deemed to be distributed to the Corresponding Lower-Tier Regular Interests.  Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amount of the Class of Certificates in respect of which any such reimbursement is made.  To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery (plus interest thereon that would have accrued on the amount of such recovery had such Certificate Principal Balance not been reduced in the first place from the time that the Realized

Loss relating to such recovery resulted in a write-down of the Certificate Principal Amount of the applicable Class of Certificates until the time that the recovery of Realized Loss increased such Certificate Principal Amount) will be added to the Certificate Principal Amount of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class.  If the Certificate Principal Amount of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

The Notional Amount of the Class [X-A] Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class [A-1] and Class [A-2] [Certificates] [Uncertificated Regular Interests] and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.  The Notional Amount of the Class [X-B] Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.

(g) All amounts distributable, or reductions allocable on account of Realized Losses to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the [Certificate Administrator] with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the [Certificate Administrator] or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.  The [Certificate Administrator] shall be responsible for making all distributions on the Certificates contemplated hereunder.

(h) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the [Certificate Administrator] shall, no later than the fifteenth day of the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made (or, if the [Certificate Administrator] has not received notice of such Anticipated Termination Date by such time, promptly following the [Certificate Administrator’s] receipt of such notice), mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

(i) the [Certificate Administrator] reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the [Certificate Administrator] therein specified, and

(ii) if such final distribution is made on such Distribution Date, no interest shall accrue on such Class of Certificates, or on the Corresponding Lower-Tier Regular Interest, from and after such Distribution Date;

provided, however, that the Class R Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the [Certificate Administrator] shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the [Certificate Administrator] may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the [Certificate Administrator] all amounts distributable to the Holders thereof, and the [Certificate Administrator] shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as [Certificate Administrator] hereunder and the transfer of such amounts to a successor [Certificate Administrator] and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the [Certificate Administrator] as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).  Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

(i) On the date as specified in the Intercreditor Agreement (or if no date is specified, on the Master Servicer Remittance Date), with respect to the Non-Trust Mortgage Interest, the Master Servicer shall make withdrawals and payments from the Loan Combination Custodial Account for the Non-Trust Mortgage Interest and remit such amounts to the Non-Trust Mortgage Interest Holder in accordance with the Intercreditor Agreement.

(j) Excess Prepayment Interest Shortfalls will be allocated to each Class of Regular Certificates [and the Class [A-1] and Class [A-2] Uncertificated Regular Interests (and therefore to the Class [A-1], Class [A-2] and Class [EC] Certificates, pro rata according to their respective Percentage Interests therein)], pro rata, based upon the amount of interest accrued with respect to each Class of Certificates and will be allocated to the Corresponding Lower-Tier Regular Interests, pro rata, in respect of the Corresponding Certificates based on interest accrued.

(k) [On each Distribution Date, any Excess Interest received during the related Prepayment Period with respect to the Mortgage Loans shall be distributed to the Holders of the Class S Certificates from the Excess Interest Distribution Account.]

Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

(a) Based on information received from the Master Servicer, on each Distribution Date, the Certificate Administrator shall provide or make available a report, including reports in substantially the form attached hereto as Exhibit D (the “Distribution Date Statement”), setting forth, among other things, the following information:

(A) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Certificate Principal Amount thereof;

(B) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) Interest Distribution Amount and (B) Yield Maintenance Charges;

(C) the amount of any distributions made on such Distribution Date to the Holders of the Class R Certificates;

(D) the aggregate amount of outstanding P&I Advances with respect to each Loan Combination, as of the related Determination Date;

(E) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

(F) the aggregate Stated Principal Balance of the Mortgage Loans immediately before and after such Distribution Date with respect to each Loan Combination and the percentage of the Cut-off Date Principal Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

(G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Loan Rate of the outstanding Mortgage Loans, at the close of business on the related Determination Date;

(H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

(I) the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

(J) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Prepayment Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(K) as to any Mortgage Loan repurchased, substituted for or otherwise liquidated or disposed of during the related Prepayment Period, the Loan Number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date;

(L) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Prepayment Period, the Loan Number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(M) with respect to any REO Property sold or otherwise disposed of during the related Prepayment Period, the Loan Number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Prepayment Period, the portion thereof included in the Available Funds for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

(N) the Interest Distribution Amount in respect of each Class of Regular Certificates for such Distribution Date;

(O) any unpaid Interest Distribution Amount in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

(P) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

(Q) the original Certificate Principal Amount or Notional Amount as of the Closing Date and the Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Principal Amount or Notional Amount, as the case may be, of each such Class due to Realized Losses;

(R) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

(S) the Principal Distribution Amount for such Distribution Date;

(T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

(U) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

(V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date;

(W) identification of any material modification, extension or waiver of a Mortgage Loan;

(X) identification of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller;

(Y) the identity of the Trust Advisor;

(Z) the amount of the Certificate Administrator Fee and the Trustee Fee paid with respect to such Distribution Date;

(AA) an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; and

(BB) such additional information as contemplated by Exhibit D to this Agreement.

In the case of information furnished pursuant to subclauses (A), (B), (C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.  The form of any Distribution Date Statement may change over time.

On each Distribution Date, the Certificate Administrator shall make available via the Certificate Administrator’s Website to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates in respect of the related Trust REMIC on such Distribution Date.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.  Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or any Mortgage Loan Seller (including the information in the Prospectus Supplement) or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable.

The Certificate Administrator shall make available each month via the Certificate Administrator’s Website, to any Privileged Person (or, in the case of item (vi) below, solely to Certificateholders and Beneficial Owners, and provided that the Prospectus Supplement, Distribution Date Statements, this Agreement, the Loan Purchase Agreements and the SEC EDGAR filings referred to below will be available to the general public), the following items:

(i) the following “deal documents”:

(A) the Prospectus and the Prospectus Supplement; and

(B) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(ii) the following “periodic reports”:

(A) the Distribution Date Statements;

(B) the supplemental reports and the CREFC data files identified as such in the definition of “CREFC Investor Reporting Package (IRP)”, to the extent it has received or prepared such report or file; and

(C) all Trust Advisor Annual Reports;

(iii) the following “additional documents”:

(A) the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format pursuant to Section 3.21 of this Agreement;

(B) any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format; and

(C) any Waiver Analysis;

(iv) the following “special notices”:

(A) all Special Notices;

(B) notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C) notice of final payment on the Certificates;

(D) all notices of the occurrence of any Events of Default received by the Certificate Administrator;

(E) notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee);

(F) any and all officer’s certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(G) any notice of the termination of the Trust;

(H) the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the officer’s certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.09 of this Agreement; and

(I) the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.10 of this Agreement;

(v) the Investor Q&A Forum; and

(vi) solely to Certificateholders and Beneficial Owners, the Investor Registry.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of information provided pursuant to this Section and assumes no responsibility therefor.  In addition, the Certificate Administrator disclaims responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and acceptance of a disclaimer.  The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.

The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders and the Non-Trust Mortgage Interest Holder shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).

Any Privileged Person that is a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Mortgagor shall be entitled to access only the Distribution Date Statement on the Certificate Administrator’s Website.  The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners may (i)(a) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (b) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 4.02(a), the Mortgage Loans (or the Loan Combination) or the Mortgaged Properties and (c) submit questions to the Trust Advisor relating to the Trust Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Trust Advisor has consultation rights, whether or not referenced in any Trust Advisor Annual Report (collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Trust Advisor, the Master Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Within a commercially reasonable time following receipt of an Inquiry, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Trust Advisor, the Master Servicer or Special Servicer shall be by email to the Certificate Administrator.  The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website.  If the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, or (v) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Trust Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator.  The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered.  The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature.  The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and no other Person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.  The Certificate Administrator shall not disclose Privileged Information in the Investor Q&A Forum.

The Certificate Administrator shall make available to any Certificateholder and Beneficial Owner (other than a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor), the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain information with respect to any other Certificateholder or Beneficial Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry.  The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Certificate Administrator to produce any ad hoc or non-standard written reports (in addition to the CREFC reports, inspection reports and other specific periodic reports otherwise required).  If the Master Servicer, the Special Servicer or the Certificate Administrator elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

Upon filing with the IRS, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the IRS Form 1066 for each Trust REMIC and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

The specification of information to be furnished by the Certificate Administrator in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Certificateholders and Beneficial Owners) shall not limit the Certificate Administrator in furnishing, and the Certificate Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans or the Loan Combination, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, and (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate).  Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance.  The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

The Depositor hereby authorizes the Certificate Administrator to make available to [______],[______],[______] or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit M-4 to this Agreement, all the Distribution Date Statements, CREFC reports and supplemental notices delivered or made available pursuant to this Section 4.02(a) to Privileged Persons.

[Pursuant to Section 3.03[(b) of this Agreement, the Master Servicer or the Special Servicer, as the case may be, shall notify the Certificate Administrator in the CREFC Loan Periodic Update File in the event such party receives Excess Interest on or prior to the Determination Date for any Distribution Date, or receives notice from the related Mortgagor that such party will be receiving Excess Interest on or prior to the Determination Date for any Distribution Date.]

(b) No later than the Business Day prior to each Distribution Date, subject to the penultimate paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator, the Trust Advisor, the Special Servicer and any master servicer of a securitization of the Non-Trust Mortgage Interest in electronic form mutually acceptable to the Certificate Administrator, the Trust Advisor, the Special Servicer and the Master Servicer the following reports or information (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (1) a CREFC REO Status Report, (2) a CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (3) CREFC Total Loan Report, (4) the CREFC Servicer Watch List and Portfolio Review Guidelines, (5) the CREFC Financial File, (6) the CREFC Property File, (7) except for the first two Distribution Dates, the CREFC Comparative Financial Status Report, (8) the CREFC Loan Level Reserve/LOC Report, (9) the CREFC Advance Recovery Report and (10) the CREFC Delinquent Loan Status Report.

No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Certificate Administrator and the Trust Advisor (by electronic means) the CREFC Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information):  (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut-Off Date).

No later than [___] p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator and the Trust Advisor a CREFC Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

The Master Servicer shall provide to the Certificate Administrator and the Trust Advisor the CREFC Loan Setup File within 60 days of the first Distribution Date hereunder to the extent it has received from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the data necessary for the completion of the aggregate pool-wide CREFC Loan Setup File.

In addition, the Master Servicer or Special Servicer, as applicable, shall prepare with respect to each Mortgaged Property and REO Property:

Within thirty (30) days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended [_____], 20[__], a CREFC Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter.  The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall deliver to the Certificate

Administrator, the Trust Advisor and the Non-Trust Mortgage Interest Holder by electronic means the CREFC Operating Statement Analysis Report upon request; and

Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Mortgage Loans) or the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) of an annual operating statement, commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2011, a CREFC NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC Comparative Financial Status Report above.  The Special Servicer or the Master Servicer shall deliver to the Certificate Administrator, the Trust Advisor and the Non-Trust Mortgage Interest Holder by electronic means the CREFC NOI Adjustment Worksheet upon request.

The Certificate Administrator shall deliver or shall cause to be delivered, upon request, subject to Section 11.13 of this Agreement, to each Rating Agency, to each Certificateholder, to each party hereto, to any Underwriter and to each Person that provides the Certificate Administrator with an Investor Certification a copy of the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan or the Loan Combination and delivered to the Certificate Administrator.

Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Certificate Administrator (as to the Collection Account), the Trust Advisor, the Non-Trust Mortgage Interest Holder and, subject to Section 11.13 of this Agreement, each Rating Agency a statement, setting forth the status of the Collection Account and the Loan Combination Custodial Account (as to the Loan Combination Custodial Account) as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Certificate Administrator required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account and the Loan Combination Custodial Accounts for each category of deposit specified in Section 3.05(a) of this Agreement and each category of withdrawal specified in Section 3.06 of this Agreement.  The Master Servicer shall also deliver to the Certificate Administrator, upon reasonable request of the Certificate Administrator, any and all additional information relating to the Mortgage Loans or the Loan Combination in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports.  The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports.  The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.

(c) Not later than 5:00 p.m. New York time on the first Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, a CREFC Special Servicer Loan File.  The Special Servicer shall also deliver to the Certificate Administrator, upon the reasonable written request of the Certificate Administrator, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties.

The Master Servicer may make available to Beneficial Owners who have certified to the Master Servicer their beneficial ownership of any Certificate, or to prospective Beneficial Owners who provide appropriate confirmation that they are prospective Beneficial Owners and who certify that they intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer pursuant to this Agreement.  The Master Servicer may make information concerning the Mortgage Loans or the Loan Combination available on any website that it has established.

Section 4.03 Compliance with Withholding Requirements.  Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder.  Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04 REMIC Compliance.

(a) The parties intend that each Trust REMIC shall constitute, and that the affairs of each of each Trust REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each Trust REMIC and shall on behalf of each Trust REMIC:  (i) prepare, produce to the Trustee for execution (and the Trustee shall execute) and file, or cause to be prepared and filed, all required Tax Returns for each Trust REMIC, using a calendar year as the taxable year for each Trust REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each Trust REMIC, to be treated as a REMIC on Form 1066 for its first taxable year ending [_____], 20[__], in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each Trust REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty (30) days of the Closing Date, furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each Trust REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten (10) Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Certificate Administrator and necessary to make such filing); and (vi) maintain such records relating to each Trust REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of each Trust REMIC pursuant to Treasury Regulations Section 1.860F-4(d).  If more than one Holder should hold an equal Percentage Interest in the Class R Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R Certificates shall be such tax matters person.  The Certificate

Administrator shall act as attorney-in-fact and agent for the tax matters person of each Trust REMIC, and each Holder of a Percentage Interest in the Class R Certificates, by acceptance hereof, is deemed to have consented to the Certificate Administrator’s appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Certificate Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).

Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence.  In this regard the Certificate Administrator shall (i) not allow the occurrence of any “prohibited transactions” within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either Trust REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes; and (ii) not allow any such Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any “interests,” within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Upper-Tier REMIC Residual Interest, or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Lower-Tier Residual Interest.  None of the Trustee, the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04.  The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

(b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates:  (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Depositor and the Class R Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Article II of this Agreement.

Section 4.05 Imposition of Tax on the Trust REMICs.  In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Certificate Administrator for deposit into the Distribution Accounts amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, and the Certificate Administrator shall return to the Special Servicer the excess determined by the Certificate Administrator from time to time of the amount in excess of the amount necessary to pay such taxes); provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(vii) of this Agreement and the next sentence.  Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from the Distribution Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by either Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any “prohibited transaction” under Code Section 860F(a) or (ii) the amount of any contribution to either Trust REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the related Distribution Account).  To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates in respect of the related residual interest and shall distribute such retained amounts to the Holders of Regular Certificates or to the Certificate Administrator in respect of the Lower-Tier Regular Interests until they are fully reimbursed and then to the Holders of the Class R Certificates in respect of the related residual interest.  None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any taxes imposed on either Trust REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer, as applicable, or Section 4.04 or 8.01, in the case of the Certificate Administrator or the Trustee, as applicable.  Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Certificate Administrator’s or the Trustee’s breaches, acts or omissions,  the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer, the Special Servicer, the Authenticating Agent, the Certificate Registrar or the Paying Agent, and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer, the Special Servicer and, in each case if a different entity than the Certificate Administrator, the Authenticating Agent, the Certificate Registrar or the Paying Agent.

Section 4.06 Remittances; P&I Advances.  (a)  On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

(i) remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Mortgage Loans (but not the Non-Trust Mortgage Interest) received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

(ii) remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Available Funds applicable to the Mortgage Loans (other than the amounts referred to in clause (iii) below and clause (d) of the definition of “Available Funds”); and

(iii) make a P&I Advance by remittance to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any REO Mortgage Loan and any Mortgage Loans related to the Loan Combination, but not the Non-Trust Mortgage Interest) to the extent such amounts were not received on such Mortgage Loan prior to the Business Day immediately preceding the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii));

Neither the Master Servicer nor the Trustee shall be required or permitted to make an advance for Balloon Payments, Default Interest, Excess Interest or Yield Maintenance Charges.  The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

Any amount advanced by the Master Servicer pursuant to Section 4.06(a)(iii) of this Agreement shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate).

The Certificate Administrator shall notify the Master Servicer and the Trustee by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Certificate Administrator has not received the amount of a required P&I Advance hereunder.  If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(a)(iii) of this Agreement, the Certificate Administrator shall notify the Trustee and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

None of the Master Servicer or the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Trustee, as applicable, or the Special Servicer determines that such advance will be a Nonrecoverable Advance.  The determination by any Person with an obligation hereunder to make P&I Advances that it has made (or in the case of a determination by the Special Servicer, that the Master Servicer or the Trustee has made) a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person in its commercially reasonable judgment (or in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard).  In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such Person may update or change its recoverability determinations at any time and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance).  The Master Servicer shall be required to provide notice to the Trustee on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such Advance would be a Nonrecoverable Advance, the Trustee shall make such advance within the time periods required by this Section 4.06 unless the Trustee, in its commercially reasonable judgment, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance.  The

Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer’s determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan is a Nonrecoverable P&I Advance.  The Master Servicer and the Trustee shall be entitled to conclusively rely on such determination.

The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.

(b) The determination by the Master Servicer, the Trustee or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.06 with respect to any Mortgage Loan (or with respect to any successor REO Mortgage Loan with respect to any of the foregoing), would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Trustee (unless it is the Person making the determination), the Subordinate Class Representative  (during a Subordinate Control Period or a Collective Consultation Period), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination) and, if the Trustee is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination.  The Master Servicer and the Special Servicer shall consider Unliquidated Advances with respect to prior P&I Advances for the purpose of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

If the Trustee, the Master Servicer or the Special Servicer has received  written notice from [______], [______] or [______] to the effect that continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by [______], [______] or [______], as applicable, to any Class of Certificates and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days, then the Trustee, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other such parties and the Certificate Administrator, and the Certificate

Administrator shall promptly notify the Non-Trust Mortgage Interest Holder and the applicable master servicer of the Non-Trust Mortgage Interest.

Section 4.07 [Grantor Trust Reporting.  The parties intend that the portions of the Trust Fund consisting of the right to receive all Excess Interest with respect to the Mortgage Loans and related amounts held from time to time in the Excess Interest Distribution Account, which will be beneficially owned by the Holders of the Class S Certificates, be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  In furtherance of such intention, the Certificate Administrator shall furnish or cause to be furnished annually, and shall file or cause to be filed with the IRS together with Form 1041 or Form 1099 or such other Tax Return or form as may be applicable, to the Holders of [the Class [EC] Certificates and] the Class S Certificates, the amount of any Excess Interest received with respect to the Mortgage Loans.  Under no circumstances shall the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the [the Class [EC] Certificates and] Class S Certificates in the Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.

The Grantor  Trust is a WHFIT that is a WHMT.  The Certificate Administrator shall report as required under the WHFIT Regulations, provided that the Certificate Administrator receives on a timely basis any and all information not already in its possession reasonably necessary for it to do so.  The Certificate Administrator is hereby directed to assume that the Class S Certificates are not held by a “middleman” (as such term is defined in the WHFIT Regulations) unless the Holder thereof or the Depositor provides the Certificate Administrator with the identity of any “middleman” that is the Holder of a Class S Certificate.  The Certificate Administrator shall be entitled to rely on the first sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that the first sentence of this paragraph is incorrect.

The Certificate Administrator shall report required WHFIT information using the accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Certificate Administrator is under no obligation to determine whether the Holder of any Class S Certificate or other beneficial owner of a Class S Certificate, to the extent the Certificate Administrator knows of any other beneficial owner of a Class S Certificate, uses the cash or accrual method.  The Certificate Administrator shall make available information as required by the WHFIT Regulations to such Holders of Class S Certificates annually.  In addition, the Certificate Administrator is not responsible or liable for providing subsequently amended, revised or updated information to any Holder of any Class S Certificate unless requested by such Holder.

The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder (which shall solely be the responsibility of the related Holders of Class S Certificates) if such failure is due to:  (i) the lack of reasonably necessary information that is not in its possession being provided to the Certificate Administrator, or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator.  Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the

Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Class S Certificates that represent ownership of a WHFIT.  The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received.  The Certificate Administrator is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.]

ARTICLE V

THE CERTIFICATES

Section 5.01 The Certificates.  (a)  The Certificates consist of the Class [A-1] Certificates, the Class [A-2] Certificates, [the Class [EC] Certificates,] the Class [X-A], the Class [X-B] Certificates, the Class [B] Certificates, the Class [C] Certificates, the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates and the Class [R] Certificates.

Each Class of Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-10 respectively.  The Certificates of each Class (other than the Residual Certificates) will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof.  With respect to any Certificate or any beneficial interest in a Certificate, the “Denomination” thereof shall be (i) the amount (a) set forth on the face thereof or (b) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the product of the Percentage Interest represented by such beneficial interest and the amount set forth on such schedule of the related Global Certificate, (ii) expressed in terms of initial Certificate Principal Amount or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth below.  With respect to the Private Certificates, on the Closing Date, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver (i) Rule 144A global Private Certificates (the “Rule 144A Global Certificates”) in definitive, fully registered form without interest coupons, (ii) Regulation S global Private Certificates (the “Regulation S Global Certificates”) in definitive, fully registered form without interest coupons, or (iii) one or more, if any, Individual Certificates, in each case substantially in the form of Exhibits [__] and [__], respectively.  Each Certificate will share ratably in all rights of the related Class.  The Class R Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

Class	Minimum Denomination
[A-1]	$10,000.00
[A-2]	$10,000.00
[EC]	[(1)]

Class	Minimum Denomination
[X-A]	$1,000,000.00
[X-B]	$1,000,000.00
[B]	$10,000.00
[C]	$10,000.00
[D]	$10,000.00
[E]	$10,000.00
[F]	$10,000.00
[G]	$10,000.00

[(1)
The Class [EC] Certificates do not have a minimum Denomination.  However, in connection with an exchange of Class [A-1] and Class [A-2] Certificates for Class [EC] Certificates and vice versa, the Class [A-1] and Class [A-2] Certificates exchanged in such exchange shall have the minimum Denominations set forth in this table.]

The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.  The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

Except insofar as pertains to any Individual Certificate, the Trust Fund and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Article X or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners, the Trustee shall provide such information to such Beneficial Owners directly.  The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants.  Except in the limited circumstances described below, Beneficial Owners of Public Global Certificates shall not be entitled to physical certificates for the Public Global Certificates as to which they are the Beneficial Owners.  Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners.  Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, a Beneficial Owner of a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates.  Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates.  The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.  Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.  The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Principal Amount or Notional Amount, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them.  Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates.  None of the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters or the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions.  Upon the issuance of Individual Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

If the Trustee, its agents or the Master Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates.  Upon notice of such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

If the Trust ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Private Certificate or a Class R Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Master Servicer and/or the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act which information shall be provided on a timely basis to the Trustee by the Master Servicer.  This will not be construed to require any Sarbanes-Oxley Certifications.

Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor.  All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory.  Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-10 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

Section 5.02 Registration, Transfer and Exchange of Certificates.

(a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the “Certificate Registrar”).  The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository.  The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary.  An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 5.02.  Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.  The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

(b) Upon surrender for registration of transfer of any Individual Certificate, subject to the applicable requirements of this Section 5.02, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered.  Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e).  Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar.  Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 5.02.

(c) In addition to the applicable provisions of this Section 5.02 and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

(i) Transfers between Holders of Individual Certificates.  With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Private Certificates or the Class R Certificates to a transferee that takes delivery in the form of an Individual Certificate:

(A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit F-1 hereto (an “Investment Representation Letter”), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

(B) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) pursuant to Regulation S after the   expiration of the Restricted Period if the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of a Regulation S Transfer Certificate; and

(C) The Certificate Registrar shall register the transfer of an Individual Certificate (other than a Residual Certificate) if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

and, in each case the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

(ii) Transfers within the Private Global Certificates.  Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

(A) Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period.  If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A).  Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by

the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(B) Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period.  If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B).  Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(C) Regulation S Global Certificate to Rule 144A Global Certificate.  If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C).  Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit K hereto given by the Beneficial Owner, or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

(D) Transfers Within Regulation S Global Certificate During Restricted Period.  If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such certificate to a Person who wishes to take delivery thereof in the form of such Regulation S Global Certificate, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(D) and all Applicable Procedures.  Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit L hereto given by the transferee, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

(iii) Transfers from the Private Global Certificates to Individual Certificates.  Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein.  No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

(A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

(B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

(C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period.  Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof.  Unless determined otherwise by the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

(iv) Transfers of Individual Certificates to the Private Global Certificates.  If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(c)(iv).  Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

(v) All Transfers.  An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in the Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

(d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend.  If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or that such Certificate is not a “restricted security” within the meaning of Rule 144 under the Act.  Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

(e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized Denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.  Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.  The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact.  The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

(f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors in accordance with the provisions set forth herein.  In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein.  In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(i) The Certificate Registrar may as a condition of the registration of any transfer of the Private Certificates or the Class R Certificates require the transferor to furnish other certifications, legal opinions or other information (at the transferor’s expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(j) None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar is obligated to register or qualify the Private Certificates or the Class R Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar against any loss, liability or reasonable expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(k) No transfer of any Class [E], Class [F], Class [G] or Class [R] Certificate (each, a “Restricted Certificate”) shall be made to (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (ii) a collective investment fund in which such Plans are invested, an insurance company that is using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan to acquire any such Restricted Certificate, other than (with respect to any transfer of a Restricted Certificate that is a Subordinate Certificate) an insurance company investing the assets of its general account under circumstances whereby the purchase and holding of such Restricted Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60.  Each prospective transferee of a Restricted Certificate that takes the form of an Individual Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit F-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such a Person, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such a Person, the prospective transferee shall provide to the Depositor, the Trustee and the Certificate Registrar an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Restricted Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Underwriters or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.  The Certificate Registrar shall not register the transfer of an Individual Certificate that is a Restricted Certificate unless the transferee has provided the representation letter or opinion of counsel referred to in the preceding sentence.  The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Person or entity referred to in (i) or (ii) above.  Any transfer of a Restricted Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, shall be deemed absolutely null and void ab initio.

(l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

(i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee.  Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee.  Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

(ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the

Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto.  In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit E-1 (a “Transferee Affidavit”) of the proposed transferee (a) that such proposed transferee is a Permitted Transferee and (b) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income with respect to the Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other U.S. Person, and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit E-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(b)(i) or (iii) are false.

(iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.  Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer.  At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, Certificate Administrator and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Appointment of Paying Agent.  The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01.  The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein.  The initial Paying Agent shall be the Trustee.  The Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “[__]” by [____], “[__]” by [____] and “[__]” by [____], or shall be otherwise acceptable to each Rating Agency.

Section 5.05 Access to Certificateholders’ Names and Addresses.

(a) If any Certificateholder, Companion Loan Noteholder or the Master Servicer (for purposes of this Section 5.05, an “Applicant”) applies or requests in writing to the Certificate Registrar, and such application or request states that the Applicant desires to communicate with the Certificateholders, the Certificate Registrar shall promptly furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

(b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c) Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Trustee to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Trustee shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register.  The costs and expenses of the Trustee associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice.  Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Trustee nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.06 Actions of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Master Servicer or the Special Servicer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

Section 5.07 Authenticating Agent.  The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates.  The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.  The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.  Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.  The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent.

Section 5.08 Appointment of Custodians.  The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement.  The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders.  Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “[___]” by [___], “[___]” from [___] and “[___]” from [___], and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  Each Custodial Agreement may be amended only as provided in Section 11.07.  Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee.  The Trustee shall serve as the initial Custodian.  The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee.  The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian.  In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee.  All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.08 shall be issued by a Qualified Insurer, or by any other insurer, that, as confirmed by each Rating Agency in writing to the Trustee, would not in and of itself result in the downgrade, withdrawal or qualification of any of the ratings assigned to any Class of Certificates.  The appointment of a Custodian shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian.  In the event the Certificate Administrator is the Custodian, the Custodian may self insure.

Section 5.09 Maintenance of Office or Agency.  The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served.  The Certificate Registrar initially designates its office at [_____] as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 5.10 [Reserved].

Section 5.11 [Exchangeable Certificates]

  (a)  [Class [A-1] and Class [A-2] Certificates in the Exchange Proportion may be exchanged for Class [EC] Certificates and vice versa, in whole or in part.  This process may occur repeatedly.  In the event that the Certificate Principal Amount of any Class of Exchangeable Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges shall no longer be permissible.  With respect to any exchange, each of the Class [A-1] and Class [A-2] Certificates will be required in order to exchange such Certificates for Class [EC] Certificates and vice versa, using the initial Certificate Balances of the individual Certificates being exchanged (rather than the outstanding Certificate Principal Amount), in each case, in the applicable Exchange Proportion.  The aggregate Certificate Principal Amount of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate Certificate Principal Amount of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.  Each Class of Exchangeable Certificates exchanged or received in any exchange must be at least its minimum Denomination set forth in Section 5.01.

Class [EC] Certificates will only receive distributions of interest and principal that are allocated to the Class [A-1] and Class [A-2] Certificates exchanged for such Class [EC] Certificates.  Any Realized Losses or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Class [A-1] and Class [A-2] Certificates that were exchanged for Class [EC] Certificates will be borne by such Class [EC] Certificates.

Exchangeable Certificates that have been exchanged Certificates shall be deemed to be held by the Trustee as assets of the Grantor Trust, and shall be deemed to be outstanding for all purposes in accordance with the terms of this Agreement.

(b) Class [A-1] and Class [A-2] Certificates shall be exchangeable on the books of the Depository for Class [EC] Certificates, and Class [EC] Certificates shall be exchangeable on the books of the Depository for Class [A-1] and Class [A-2] Certificates, after the Closing Date (other than any exchanges on the Closing Date pursuant to instructions from the Depositor); provided, however, that if Exchangeable Certificates are Individual Certificates, Exchangeable Certificates that have been exchanged shall not be cancelled, shall be deemed to be outstanding for all purposes in accordance with the terms of this Agreement and shall be held by the Certificate Custodian on behalf of the Trustee as assets of the Grantor Trust.  In order to effect an exchange of the Exchangeable Certificates, the Certificateholder shall notify the Certificate Administrator by e-mail at [_____] no later than three (3) Business Days before the proposed exchange date (the “Exchange Date”).  The Exchange Date can be any Business Day other than the first or last Business Day of the month, subject to the satisfaction of the Certificate Administrator; provided that no exchanges under this Section 5.08 shall occur with respect to a Temporary Regulation S Global Certificate prior to the Exchange Date.

(c) With respect to the notice required in clause (b) above, the Certificateholder shall provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: (i) the CUSIP Number of the Exchangeable Certificates to be exchanged and Exchangeable Certificate to be received, (ii) the outstanding principal balance of the Initial Certificate Principal Amount of the Exchangeable Certificates to be exchanged, (iii) the Certificateholder’s Depository participant number, if applicable, and (iv) the proposed Exchange Date.  After receiving the notice, the Certificate Administrator shall e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the “deposit and withdrawal system” at the Depository to exchange the Certificates.  A notice becomes irrevocable on the second (2nd) Business Day before the proposed exchange date.

(d) In connection with each exchange (other than any exchanges on the Closing Date pursuant to instructions from the Depositor), the Certificateholder shall pay the Certificate Administrator an exchange fee of $[_____], and such fee (together with any other expenses related to such exchange (including fees charged by DTC)) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected.  The first distribution on an Exchangeable Certificate will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.]

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUST
ADVISOR AND THE SUBORDINATE CLASS REPRESENTATIVE

Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor.  The Depositor, the Master Servicer, the Special Servicer and

the Trust Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.  Each of the Master Servicer, the Special Servicer and the Trust Advisor shall indemnify the Depositor, and any employee, director or officer of the Depositor, the Trust Fund and the Companion Interest Holders and hold the Depositor and any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Trust Advisor’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, of any of its representations or warranties contained herein.  The Depositor shall indemnify the Trust Fund and the Master Servicer, the Special Servicer and the Trust Advisor, and any employee, director or officer of the Master Servicer, the Special Servicer or the Trust Advisor and hold the Trust Fund and the Master Servicer, the Special Servicer and the Trust Advisor and any employee, director or officer of either the Master Servicer, the Special Servicer or the Trust Advisor harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Depositor or by reason of negligent disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

Section 6.02 Merger or Consolidation of the Master Servicer, the Special Servicer and the Trust Advisor.  Subject to the following paragraph, each of the Master Servicer, the Special Servicer and the Trust Advisor shall keep in full effect its existence, rights and good standing as a national banking association or a corporation under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer and the Trust Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, hereunder, if each of the Rating Agencies has provided a No Downgrade Confirmation.

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and Others.  Subject to Section 6.01 of this Agreement, none of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor shall be under any liability to the Trust Fund, the

Certificateholders or the Companion Interest Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder with respect to such respective party.  The Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account or the applicable Loan Combination Custodial Account if with respect to a Loan Combination and then out of the Collection Account, provided that, to the extent that the amount relates to a Loan Combination, is required under the related Intercreditor Agreement to be borne by the holder of a related Companion Interest and is paid from the Collection Account because funds on deposit in the related Loan Combination Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Companion Interest to deposit into the Collection Account in the amount so paid from the Collection Account) against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including reasonable legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a Property Advance that is otherwise reimbursable hereunder.  Neither the Depositor nor the Master Servicer nor the Special Servicer nor the Trust Advisor shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (payable out of the Collection Account or the applicable Loan Combination Custodial Account if with respect to a Loan Combination and then out of the Collection Account, provided that to the extent that the amount relates to a Loan Combination, is required under the related Intercreditor Agreement to be borne by the holder of a related Companion Interest and is paid from the Collection Account because funds on deposit in the related Loan Combination Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Companion Interest to deposit into the Collection Account in the amount so paid from the Collection Account), and the Depositor, the Master Servicer, the Special Servicer and the Trust Advisor shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

Section 6.04 Limitation on Resignation of the Master Servicer, the Special Servicer or the Trust Advisor.

(a) Each of the Master Servicer, the Special Servicer and the Trust Advisor may assign its respective rights and delegate its respective duties and obligations under this Agreement, and provided, that, with respect to either the Master Servicer, the Special Servicer or the Trust Advisor:  (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, and (B) shall execute and deliver to the Trustee an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, under this Agreement from and after the date of such agreement; (ii) each Rating Agency has delivered to the Trustee a No Downgrade Confirmation; (iii) the Master Servicer, the Special Servicer or the Trust Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Trust Advisor Fee, the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; and (v) the resigning Master Servicer, Special Servicer or Trust Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer.  Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Trust Advisor, as applicable, hereunder.

(b) Except as provided in this Section 6.04, the Master Servicer, the Special Servicer and the Trust Advisor shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law; provided that, on and after the time the Trustee receives notice of resignation by the Master Servicer or the Special Servicer upon determination that such duties hereunder are no longer permissible under applicable law, the Trustee shall, subject to the terms and provisions of Section 7.02 of this Agreement, be its successor in all respects in its capacity as Master Servicer or Special Servicer, as applicable, as though the Master Servicer or the Special Servicer, as the case may be, had received a notice of termination.  Any such determination permitting the resignation of the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s Trust Advisor’s expense) to such effect delivered to the Trustee.

Except as provided in the immediately preceding paragraph, no resignation or removal of the Master Servicer, the Special Servicer or the Trust Advisor as contemplated herein shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Trust Advisor shall have assumed the Master Servicer’s, the Special Servicer’s or the Trust Advisor’s responsibilities, duties, liabilities and obligations hereunder.  If no successor Master Servicer, Special Servicer or Trust Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Trust Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Trust Advisor shall be treated as a shortfall resulting in Realized Losses.

Section 6.05 [Rights of the Depositor, the Trustee and the Companion Interest Holders in Respect of the Master Servicer and Special Servicer.  The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, [the Certificate Administrator, ]the Companion Interest Holders (or the related securitization trustees) and, subject to Section 11.14 of this Agreement, each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement.  Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each of the Underwriters, the Master Servicer, the Special Servicer, the Trustee, [the Certificate Administrator,] and the Companion Interest Holders its most recent publicly available annual financial statements.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and 6.03 of this Agreement to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  None of the Depositor, the Trustee, [the Certificate Administrator, ]the Master Servicer (with respect to the Special Servicer) or the Special Servicer (with respect to the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.  Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor or the Trustee [or the Certificate Administrator], and neither such Person is obligated to monitor or supervise the performance of the Depositor or the Trustee [or the Certificate Administrator] under this Agreement or otherwise.

Each of the Trustee, the Depositor, [the Certificate Administrator, ]the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, [the Certificate Administrator,] the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, Certificates and information not required to be prepared hereunder.

Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.]

Section 6.06 Master Servicer, Special Servicer as Owner of a Certificate.  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein.  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders and any affected Companion Interest Holder to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take.  The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine.  If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) and any affected Companion Interest Holder shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard.  The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph.  It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07 Rating Agency Fees.  The Depositor shall pay (or cause to be paid) the annual fees of each Rating Agency including, but not limited to, surveillance fees.

Section 6.08 Termination of the Special Servicer Without Cause.

(a) At any time during a Subordinate Control Period, subject to Section 6.09(f) of this Agreement, the Subordinate Class Representative  shall be entitled to terminate the rights (subject to Section 3.12 and Section 6.03 of this Agreement) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, [the Certificate Administrator] and the Trustee.  Upon a termination (pursuant to the prior sentence) or a resignation (pursuant to Section 6.04(b) of this Agreement) of the Special Servicer, subject to Section 6.09(f) of this

Agreement, the Subordinate Class Representative  shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 of this Agreement and (ii) the Subordinate Class Representative  shall (at no expense to the Trust) obtain and deliver to [the Certificate Administrator and] the Trustee a No Downgrade Confirmation with respect to such proposed successor acting as a Special Servicer.

During a Collective Consultation Period or a Senior Consultation Period, and subject to Section 6.09(f) of this Agreement, upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such Holders to the Trustee of the reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote and (iii) delivery by such Holders to the Trustee of a No Downgrade Confirmation with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor, the Trustee shall promptly provide written notice thereof to all Certificateholders by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register.  Upon the written direction of (a) Holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) Holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, subject to Section 6.09(f) of this Agreement, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement, and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer all as if a removal and replacement were occurring pursuant to Section 7.01 and Section 7.02 of this Agreement; provided that if such written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The provisions set forth in the foregoing sentences of this Section 6.08(a) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions.  As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer.

The Trustee shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Trustee’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Trustee’s Website; provided that the Trustee shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(b) In no event may a successor Special Servicer be a current or former Trust Advisor or any Affiliate of such current or former Trust Advisor.  Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not obligated or allowed to pay the Trust Advisor (x) any fees or otherwise compensate the Trust Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Trust Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Trust Advisor and (iv) is not entitled to receive any fee from the Trust Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.

(c) The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.21(a) of this Agreement shall not be liable for any actions or any inaction of such successor Special Servicer.  Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust or the terminated Special Servicer in connection with the replacement of a Special Servicer shall be paid by the Certificateholders or Companion Interest Holders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

(d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and, subject to Section 11.14 each Rating Agency, as evidenced in writing and the Trustee has received a No Downgrade Confirmation with respect to such termination and appointment of a successor.

(e) Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.06(a) of this Agreement mutatis mutandis as of the date of its succession.

(f) For so long as any Companion Interest Holder or its designee is the Loan Combination Directing Holder with respect to such Loan Combination or any related REO Property, the Loan Combination Directing Holder will have the right to replace the Special Servicer with respect to the related Loan Combination or any REO Property in accordance with the related Intercreditor Agreement, subject to the satisfaction of the conditions set forth in Section 6.09(d) of this Agreement, and Section 6.09(a) of this Agreement shall not apply to any termination or replacement of the Special Servicer with respect to a Loan Combination or any related REO Property.  In the event the Loan Combination Directing Holder replaces the Special Servicer with respect to the related Loan Combination or any related REO Property and the Trust subsequently becomes the Loan Combination Directing Holder of such Loan Combination in accordance with the terms of the related Intercreditor Agreement, then the Special Servicer will automatically become the special servicer of such Loan Combination (subject to reinstatement of the predecessor special servicer under the limited circumstances set forth in the related Intercreditor Agreement).

(g) In the event that the Special Servicer is terminated pursuant to this Section 6.09, the Trustee shall, by notice in writing to the Special Servicer, terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the Loan Combination and the proceeds thereof, other than any rights the Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement).

Section 6.09 Subordinate Class Representative.  (a)  The Majority Subordinate Certificateholder shall have a continuing right, subject to and in accordance with this Section 6.09, to appoint a representative (the “Subordinate Class Representative”) having the rights and powers specified in this Agreement (including those specified in Section 6.10)¸ and/or remove or replace any existing Subordinate Class Representative, by delivering notice to the Certificate Administrator, the Trustee, the Special Servicer, the Master Servicer and, in the case of a removal or replacement of a Subordinate Class Representative, the then existing Subordinate Class Representative; provided, however, that [________] shall be the initial Subordinate Class Representative.  Such continuing right of the Majority Subordinate Certificateholder shall be exercisable in its sole discretion and at any time and from time to time, subject to subsection (b) below.

(b) No appointment of any Person as a Subordinate Class Representative shall be effective until such Person provides the Certificate Administrator with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential information confidential in accordance with the provisions set forth in Exhibit K-3, (iii) an address and facsimile number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).

(c) Within ten (10) Business Days of any appointment or replacement of a Subordinate Class Representative (other than the initial Subordinate Class Representative), the Certificate Administrator shall deliver to each of the Trustee, the Master Servicer and the Special Servicer notice of the identity of such Subordinate Class Representative, including the name and address furnished to the Certificate Administrator under subsection (a).  The Certificate Administrator shall also deliver such information to the Master Servicer or the Special Servicer promptly upon request therefor by the Master Servicer or the Special Servicer, as the case may be.  With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it under subsection (a), and the Master Servicer and the Special Servicer shall each be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicer or the Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Subordinate Class Representative.  In addition to the foregoing, within two (2) Business Days of its receipt of notice of the resignation or removal of a Subordinate Class Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event.

(d) A Subordinate Class Representative may at any time resign as such by giving written notice to the Majority Subordinate Certificateholder, which shall thereupon give written notice to the Certificate Administrator, the Trustee, the Special Servicer and the Master Servicer.  The effectiveness of such resignation shall not be conditioned upon or subject to the prior appointment or approval of a successor to the resigning Subordinate Class Representative.  In no event shall the failure of the Subordinate Class Representative or the Majority Subordinate Certificateholder to provide such notice prejudice or call into question the effectiveness of such resignation.  The preceding statement shall not be construed to limit the effect of subsection (e).

(e) Once a Subordinate Class Representative has been selected pursuant to this Section 6.09, each of the parties to this Agreement shall be entitled to rely on such selection unless the Majority Subordinate Certificateholder or such Subordinate Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement, in writing, of the resignation or removal of such Subordinate Class Representative.

(f) Any and all expenses of the Subordinate Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Subordinate Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust.  Notwithstanding the foregoing, if a claim is made against the Subordinate Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Subordinate Class Representative shall immediately notify the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Certificate Administrator, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Subordinate Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer, the Master Servicer, the Certificate Administrator, the Trustee or the Trust to be an adverse party in such action as regards the Subordinate Class Representative, the Special Servicer on behalf of the Trust shall, subject to Section 6.03 and the consent of the Subordinate Class Representative, assume, at the expense of the Trust Fund, the defense of any such claim against the Subordinate Class Representative; provided, however, that no judgment against the Subordinate Class Representative shall be payable out of the Trust Fund.  This provision shall survive the termination of this Agreement and the termination or resignation of any Subordinate Class Representative.

(g) The Subordinate Class Representative may receive amounts payable to the Special Servicer as special servicing compensation as described in and to the extent as the Special Servicer and the Subordinate Class Representative may agree.

(h) In addition, upon request of the Master Servicer, the Special Servicer or Trust Advisor, as applicable, the Certificate Administrator shall reasonably promptly provide the name of the then-current Majority Subordinate Certificateholder and, if requested, a list of the Certificateholders (or a securities position listing from the Depository) of the Majority Subordinate Certificateholder to such requesting party (at the expense of the Trust Fund).

Notwithstanding anything to the contrary contained herein, during such time as the Class F Certificates are the Subordinate Class, the Majority Subordinate Certificateholder may waive its rights to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or to cause the exercise of the rights of the Subordinate Class Representative as set forth in this Agreement by irrevocable written notice delivered to the Depositor, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor (any such Holder or group of affiliated Holders that makes such an election, the “Opting-Out Party”).  Any such waiver shall remain effective until such time as the Opting-Out Party sells its interest in the Class F Certificates to an unaffiliated third party (such sale, a “Transfer”).  Following any such Transfer the successor Majority Subordinate Certificateholder shall again have the rights of the Majority Subordinate Certificateholder as set forth herein

(including the rights to appoint a Subordinate Class Representative or cause the exercise of the rights of the Subordinate Class Representative) without regard to any prior waiver by the predecessor Majority Subordinate Certificateholder.  The successor Majority Subordinate Certificateholder shall also have the right as provided in this Section 6.09 to irrevocably waive its rights to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or to cause the exercise of the rights of the Subordinate Class Representative as set forth in this Agreement.  No successor Majority Subordinate Certificateholder described above shall have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to the Transfer and had not also become a Corrected Mortgage Loan prior to such Transfer until such time as such Mortgage Loan becomes a Corrected Mortgage Loan.

Section 6.10 Asset Status Reports and Certain Rights and Powers of the Subordinate Class Representative.  (a)  No later than forty-five (45) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver in electronic format a report (the “Asset Status Report”) with respect to such Mortgage Loan and the related Mortgaged Property to the Master Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative and the Majority Subordinate Certificateholder (during any Subordinate Control Period or Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) and, on the second Business Day following the delivery of such report for posting on the on the Depositor’s 17g-5 Website, the Special Servicer shall deliver such Asset Status Report to the Rating Agencies in accordance with the delivery instructions in Section 11.13.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

(ii) a discussion of the general legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.10), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

(iii) the most current rent roll and income or operating statement available for the related Mortgaged Property or Mortgaged Properties;

(iv) a summary of the Special Servicer’s recommended action with respect to such Specially Serviced Mortgage Loan;

(v) the Appraised Value of the related Mortgaged Property or Mortgaged Properties, together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

(vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an Asset Status Report within ten (10) Business Days, the Special Servicer shall implement the recommended action as outlined in the Asset Status Report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any Asset Status Report within ten (10) Business Days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer shall revise the Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after the disapproval, to the Master Servicer, the Trustee, the Certificate Administrator, the Majority Subordinate Certificateholder, the Depositor (who shall promptly post such revised Asset Status Report on the Depositor’s 17g-5 Website in accordance with Section 11.13) and, on the second Business Day following such delivery, to the Rating Agencies.  During a Subordinate Control Period, the Special Servicer shall revise the Asset Status Report until the Subordinate Class Representative fails to disapprove the revised Asset Status Report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  In the event that, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an Asset Status Report within ninety (90) days following the Subordinate Class Representative’s receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted by the Special Servicer to the Subordinate Class Representative.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 6.10.

In addition, the Special Servicer shall deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator, the Majority Subordinate Certificateholder and the Trust Advisor.  Upon receipt of such summary, the Certificate Administrator shall post such summary on its website in accordance with Section 4.02.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided, however, that no Asset Status Report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

During any Collective Consultation Period, each of the Subordinate Class Representative and the Trust Advisor will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any Asset Status Report, and the Special Servicer shall consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor shall occur in the manner provided in Section 3.28.

During any Senior Consultation Period, the Trust Advisor will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any Asset Status Report, and the Special Servicer shall consider such alternative courses of action and any other feedback provided by the Trust Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Trust Advisor.  The interaction with the Trust Advisor shall occur in the manner provided in Section 3.28.

(b) Upon receiving notice of the occurrence of the events described in clause (c) of the definition of Servicing Transfer Event (without regard to the sixty (60)-day or thirty (30)-day period, respectively, set forth therein), the Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer.  The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event.

(c) During any Subordinate Control Period, (i) the Subordinate Class Representative will be entitled to approve or disapprove Asset Status Reports and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer’s taking any Material Action (as defined below) not otherwise covered by an approved Asset Status Report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten (10) Business Days (or, in connection with a leasing matter, five (5) Business Days, or in connection with an Acceptable Insurance Default, thirty (30) days) of having been notified thereof in writing and provided with all reasonably requested information by it.  However, the Special Servicer may take any Material Action (or consent to the Master Servicer’s taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in this Agreement.  During a Subordinate Control Period, the

Subordinate Class Representative shall have the right to remove the existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer, all as provided in Section 6.08.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an Asset Status Report as to which the Subordinate Class Representative has been consulted.  During any Collective Consultation Period or Senior Consultation Period, the Subordinate Class Representative will have no right to remove the existing Special Servicer.

For the purposes of this Agreement, “Material Action” means, for any Mortgage Loan, any of the following actions except as otherwise described below:

(i) any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;

(iii) following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv) any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

(v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials located at a Mortgaged Property or an REO Property;

(vi) any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii) any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix) any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x) any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi) releases of any material amounts from any escrow accounts, Reserve Funds or Letters of Credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii) any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii) any determination of an Acceptable Insurance Default;

(xiv) any determination by the Master Servicer to transfer a Mortgage Loan to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Specially Serviced Mortgage Loan”; or

(xv) any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property if the lease affects an area greater than or equal to the greater of (a) 30% of the net rentable area of the Mortgaged Property and (b) 30,000 square feet of the Mortgaged Property or such transaction relates to a Specially Serviced Mortgage Loan.

(d) Notwithstanding anything herein to the contrary:  (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Subordinate Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Subordinate Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Subordinate Class Representative, as contemplated by Section 6.10 or Section 6.10(c) or any other provision of this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would):  (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool, (C) expose the Trust, the Depositor, the Master

Servicer (or a Sub-Servicer acting on behalf of the Master Servicer), the Special Servicer, the Certificate Administrator, the Trustee, the Custodian or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability or (D) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under this Agreement.

(e) Also notwithstanding anything to the contrary contained herein, (i) during a Collective Consultation Period, the Subordinate Class Representative shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) during a Collective Consultation Period, the Subordinate Class Representative and the Majority Subordinate Certificateholder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Subordinate Class Representative in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) during a Senior Consultation Period, the Subordinate Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Subordinate Class Representative.

(f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that:  (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the Holders of the Class F, Class G or Class H Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the Holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor interests of the Holders of the Class F, Class G or Class H Certificates over the interests of the Holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative shall have no liability whatsoever to the Trust Fund, the Certificateholders or any Borrower for having acted as described in this Section 6.10(f), or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to this Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any Affiliate, director, officer, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this Section 6.10(f), or a result of the special relationships or interests described in this Section 6.10(f).  In addition, each initial Certificateholder further acknowledges and agrees, by its acceptance of its Certificates, that (i) such Certificateholder is not entitled to rely, and has not relied, on any due diligence or other review of the Trust Fund or its assets by the Initial Subordinate Class Representative or the Initial Majority Subordinate Certificateholder, or any Affiliate, director, officer, shareholder, member, partner, agent or principal thereof, in connection with the initial issuance of the Certificates, and (ii) such Certificateholder waives any cause of action that it may otherwise have against the Initial Subordinate Class Representative or the Initial Majority Subordinate Certificateholder, or any Affiliate, director, officer, shareholder, member, partner, agent or principal thereof, based upon or arising from any due diligence or other review of the Trust Fund or its assets by any such Person.

The Subordinate Class Representative shall not be entitled to receive any compensation from the Trust Fund.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default.

(a) “Event of Default,” wherever used herein, means any one of the following events:

(i) (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or the Loan Combination Custodial Account or to the Non-Trust Mortgage Interest Holder on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by [____] a.m. (New York City time) on the relevant Distribution Date; or

(ii) any failure by the Special Servicer to deposit into any REO Account, within two Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account, or the Loan Combination Custodial Account, as applicable, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one Business Day after the time specified by, the terms of this Agreement; or

(iii) any failure on the part of the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 30 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement or such shorter period (not less than two (2) Business Days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights or, if affected thereby, the Non-Trust Mortgage Interest Holder; provided, however, if any such failure with a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or the Non-Trust Mortgage Interest Holder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, the Non-Trust Mortgage Interest Holder; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(vi) the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii) the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii) [_____] has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by [_____] within 60 days) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by [____] within [__] days);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, terminate the Master Servicer or the Special Servicer, as applicable.  Notwithstanding anything to the contrary, it shall not be an Event of Default under clauses (i), (ii), (iii) and (iv) above if the failure or event only has an adverse effect on the Non-Trust Mortgage Interest or Non-Trust Mortgage Interest Holder, however, the Non-Trust Mortgage Interest Holder shall have the remedies set forth in Section (d) below with respect to such failure or event.

In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

(b) If the Master Servicer receives notice of termination under Section 7.01(c) solely due to an Event of Default under Section 7.01(a)(viii) or (ix) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b).  Upon receipt of the “request for proposal” materials, Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans and the Loan Combination under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer.  The Trustee shall select the Qualified Bidder with the highest cash bid (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive a Rating Agency Confirmation from each Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained.  The Trustee shall request the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement, the amount of such cash bid received from the Successful Bidder (net of

 “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

The Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and the Loan Combination, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

(c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee or the Certificate Administrator, as applicable, shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the Loan Combination and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination).  On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans and the Loan Combination or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and the Loan Combination and related documents, or otherwise.  The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) with all documents and records requested by the Trustee (or the successor Master Servicer selected  by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) to enable the Trustee or other successor to its responsibilities hereunder to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the Loan Combination Custodial Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans and the Loan Combination, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder.  All reasonable costs and expenses of the Trustee[, the Certificate Administrator] or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee[, the Certificate Administrator] or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

(d) Notwithstanding Section 7.01(c), if (1) any Event of Default on the part of the Master Servicer affects the Non-Trust Mortgage Interest Holder of the Loan Combination and the Master Servicer is not otherwise terminated in accordance with Section 7.01(c), or (2) an Event of Default on the part of the Master Servicer occurs that affects only the Non-Trust Mortgage Interest, the Master Servicer may not be terminated in accordance with Section 7.01(c), but, at the written direction of the Non-Trust Mortgage Interest Holder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee’s request, a sub-servicer (or, if the Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee’s request, the then current sub-servicer with a new sub-servicer) with respect to the Loan Combination.  In connection with the Master Servicer’s appointment of any sub-servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency.  The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation (other than the Excess Servicing Fee Right), of the Master Servicer under this Agreement with respect to the Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Servicing Fee for the Mortgage Loan that is part of the Loan Combination calculated at [___]% per annum with respect to each Mortgage Loan (and related REO Mortgage Loan).  Such sub-servicing agreement (a) may be terminated without cause and without payment of any fee and (b) shall also provide that such sub-servicer shall agree to become the master servicer under a separate servicing agreement for the Loan Combination in the event that the Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Loan Combination and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.  If any sub-servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer and obtain a Rating Agency Confirmation.  In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

Section 7.02 Trustee to Act; Appointment of Successor.  On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder.  The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination.  The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer.  The Trustee shall not be liable for any of the representations, liabilities or warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 of this Agreement nor shall the Trustee be required to purchase any Mortgage Loan or the Loan Combination hereunder.  As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee’s succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder.  In the event any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full.  Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating

Agencies do not provide Rating Agency Confirmations with respect to the Trustee so acting, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution for which a Rating Agency Confirmation from each Rating Agency has been obtained (at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Trust Fund), as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that, during a Subordinate Control Period the Subordinate Class Representative  shall have the right to approve any such successor Special Servicer.  No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder.  Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.  Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity.  In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder; provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses; provided, further that, during a Subordinate Control Period or a Collective Consultation Period, the Trustee shall consult with the Subordinate Class Representative  prior to the appointment of a successor to the Terminated Party at such amounts in excess of that permitted the Terminated Party.  The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation.  If the Trustee elects to appoint a successor to the terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03 Notification to Certificateholders.

(a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer[, the Certificate Administrator] shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Non-Trust Mortgage Interest Holder and, subject to Section 11.13 of this Agreement, to each Rating Agency.

(b) Within 30 days after the occurrence of any Event of Default or Trust Advisor Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge[, the Certificate Administrator] shall transmit by mail to all Holders of Certificates and any affected Non-Trust Mortgage Interest Holder (to the extent the Certificate Administrator has received the notice information for the Non-Trust Mortgage Interest Holder after request therefor) and, subject to Section 11.13 of this Agreement, to each Rating Agency notice of such Event of Default or Trust Advisor Termination Event, unless such Event of Default or Trust Advisor Termination Event shall have been cured or waived.

Section 7.04 Other Remedies of Trustee.  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable.  If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account or the Loan Combination Custodial Account, as applicable, as provided in Section 3.06 and Section  3.06A of this Agreement; provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default of the Master Servicer or the Special Servicer.

Section 7.05 Waiver of Past Events of Default and Trust Advisor Termination Events; Termination.  The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer, Special Servicer or the Trust Advisor in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, the Loan Combination Custodial Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default or Trust Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  Any costs and expenses incurred by the Certificate Administrator in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, promptly upon demand therefor and if not reimbursed to the Certificate Administrator within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer, the Special Servicer or the Trust Advisor, as

applicable, to the extent such amounts are reimbursed to the Certificate Administrator from the Trust Fund.  Notwithstanding the foregoing, an Event of Default under any of clauses (i) and (ii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Non-Trust Mortgage Interest Holder, if any, that is affected by such Event of Default.

The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default by the Master Servicer, but the Non-Trust Mortgage Interest Holder related to the Loan Combination (if adversely affected thereby) does not wish to waive that Event of Default, then those Certificateholders may still waive that Event of Default, and the Non-Trust Mortgage Interest Holder will be entitled to request that the Master Servicer appoint, within 60 days of the Non-Trust Mortgage Interest Holder’s request, a sub-servicer (or, if the Loan Combination is currently being subserviced, to replace, within 60 days of the Non-Trust Mortgage Interest Holder’s request, the then current sub-servicer with a new sub-servicer) with respect to the Loan Combination.  In connection with the Master Servicer’s appointment of a sub-servicer at the request of the Non-Trust Mortgage Interest Holder in accordance with this Section 7.05, the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency.  The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of the Non-Trust Mortgage Interest Holder in accordance with this Section 7.05 shall be responsible for all duties, and shall be entitled to all compensation (other than the Excess Servicing Fee Right), of the Master Servicer under this Agreement with respect to the Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the master servicing fee for such Mortgage Loan calculated at 0.01% per annum.  Such Sub-Servicing Agreement (a) may be terminated without cause and without the payment of any fee and (b) shall also provide that such sub-servicer shall become the master servicer under a separate servicing agreement for the Loan Combination in the event that the Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the Loan Combination and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.  Such sub-servicer (a) may be terminated without cause and without the payment of any fee and (b) shall meet the requirements of Section 3.01 of this Agreement.  If any sub-servicer appointed by the Master Servicer at the request of the Non-Trust Mortgage Interest Holder in accordance with this Section 7.05 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer with respect to which a Rating Agency Confirmation has been obtained.  In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.05, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

Section 7.06 Termination of the Trust Advisor.

(a) An “Trust Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i) any failure by the Trust Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Trust Advisor by the Trustee or the Certificate Administrator or to the Trust Advisor and the Certificate Administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Trust Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii) any failure by the Trust Advisor to perform in accordance with the Trust Advisor Standard which failure shall continue unremedied for a period of 30 days;

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trust Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(iv) the Trust Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Trust Advisor or of or relating to all or substantially all of its property; or

(v) the Trust Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Trust Advisor Termination Event[, the Certificate Administrator] shall promptly provide written notice to all Certificateholders by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Trust Advisor Termination Event shall occur then, and in each and every such case, so long as such Trust Advisor Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall, terminate all of the rights and obligations of the Trust Advisor under this Agreement, other than rights and obligations accrued prior to such termination, by notice in writing to the Trust Advisor.  Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Trust Advisor Termination Event of which the Depositor becomes aware.

(b) Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Trust Advisor with a proposed successor Trust Advisor that is an Eligible Trust Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote[, the Certificate Administrator] shall promptly provide written notice thereof to the Trust Advisor and to all Certificateholders by (i) posting such notice on its internet website and including in the next Distribution Date Statement a statement that such request was received, and (ii) by mail to all Certificateholders at their addresses appearing in the Certificate Register and to the Trust Advisor.  Upon the written direction of holders of Certificates evidencing more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that Holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee shall terminate all of the rights and obligations of the Trust Advisor under this Agreement by notice in writing to the Trust Advisor.  The provisions set forth in the foregoing sentences of this Section 7.06(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Trust Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions.  As between the Trust Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Trust Advisor.  The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(c) On or after the receipt by the Trust Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Trust Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination.  As soon as practicable, but in no event later than 15 Business Days after (1) the Trust Advisor resigns pursuant to Section 6.04 of this Agreement or (2) the Trustee or the Certificate Administrator delivers such written notice of termination to the Trust Advisor, the Trustee shall appoint a successor Trust Advisor that is an Eligible Trust Advisor, which successor Trust Advisor may be an Affiliate of the Trustee and shall be the proposed Trust Advisor in the case of a termination pursuant to Section 7.06(b) of this Agreement; provided, however, that if the Trustee is the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Trust Advisor.  The Trustee shall provide written notice of the appointment of an Trust Advisor to the Special Servicer and each Trust Advisor within one Business Day of such appointment.  Except as contemplated by Section 7.06(b) of this Agreement, the appointment of the Trust Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates.  The Trust Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Sponsor or an Affiliate of any of them.  If any of such entities becomes the Trust Advisor, including by means of an Affiliation arising after the date hereof, the Trust Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall appoint a successor Trust Advisor subject to and in accordance with this Section 7.06(c), which successor Trust Advisor may be an Affiliate of the Trustee.

(d) Upon any termination of the Trust Advisor and appointment of a successor to the Trust Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer[, the Certificate Administrator] (who shall, as soon as possible, give written notice thereof to the Certificateholders), the Depositor and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  and, subject to Section 11.13 of this Agreement, each Rating Agency.  In the event that the Trust Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations  that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01 Duties of the Trustee and the Certificate Administrator.

(a) Each of the Trustee and the Certificate Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee or the Certificate Administrator, as applicable, shall be construed as a duty.  During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.04 of this Agreement, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Each of the Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith.  If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request a corrected instrument, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction[, the Certificate Administrator (if the Certificate Administrator requested the corrected instrument or upon direction from the Trustee if the Trustee requested the corrected instrument)] will provide notice thereof to the Certificateholders.

(c) Neither the Trustee[, the Certificate Administrator] nor any of their respective officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i) Prior to the occurrence of an Event of Default or Trust Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee or the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

(ii) Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts;

(iii) Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement;

(iv) Neither the Trustee[, the Certificate Administrator] nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or the Certificate Administrator, as applicable, and that is selected other than by the Trustee or the Certificate Administrator, as applicable, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor, the Trust Advisor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v) Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is incidental to its respective duties as Trustee or Certificate Administrator, as applicable, in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund) and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and the Trustee or the Certificate Administrator, as applicable, shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Trustee or the Certificate Administrator, as the case may be, or by reason of negligent disregard of the Trustee’s or the Certificate Administrator’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Trustee or the Certificate Administrator, as the case may be, of any of its representations or warranties contained herein; provided, however, that the Trustee or the Certificate Administrator may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder; and

(vi) Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure.  Each of the Trustee and the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or the Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require the Trustee or the Certificate Administrator, in its capacity as Trustee or the Certificate Administrator, as applicable, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as applicable, to perform, or, with respect to the Trustee, be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Trust Advisor under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement.  Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity or at its discretion).

Section 8.02 Certain Matters Affecting the Trustee and the Certificate Administrator.

(a) Except as otherwise provided in Section 8.01 of this Agreement:

(i) Each of the Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii) Each of the Trustee and the Certificate Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) (A)           Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(B) the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; and

(C) provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv) Neither the Trustee[, the Certificate Administrator] nor any of their respective directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as applicable, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Trust Advisor, as applicable, if an Event of Default or Trust Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Trust Advisor, respectively and if such investigation results from such Event of Default or Trust Advisor Termination Event, and otherwise by the Certificateholders requesting the investigation;

(vi) Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(vii) For purposes of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall have notice of an event only when a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has received notice of such event.

(b) Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator, as applicable, shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code.

(c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Neither the Trustee nor the Certificate Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(d) Neither the Trustee nor the Certificate Administrator shall be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

(e) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Laws.

(f) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Certificate Administrator, in any of its capacities, that the Certificate Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the e-mail communication will be required to complete a one-time registration process.  Information and assistance on registering and using the e-mail encryption technology can be found at the Certificate Administrator's secure website [______] or by calling [______] (in the U.S.) or [______] at any time.

Section 8.03 Neither the Trustee Nor the Certificate Administrator Is Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee[, the Certificate Administrator], the Master Servicer, the Special Servicer or the Trust Advisor, the Trustee, the Master Servicer, the Special Servicer and the Trust Advisor assume no responsibility for their correctness.  The Trustee, the Master Servicer, the Special Servicer and the Trust Advisor make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document.  Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement.  Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the compliance by the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any sub-servicer or any Mortgagor; any action of the Master Servicer, the Special Servicer or the Trust Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any sub-servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties as specifically set forth in this Agreement.  Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Lock Box Account, the Escrow Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator, as applicable.  Neither the Trustee nor the Certificate Administrator shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement.  In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as applicable, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

Section 8.04 Trustee and Certificate Administrator May Own Certificates.  The Trustee[, the Certificate Administrator] and any agent of the Trustee or the Certificate Administrator, each, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee[, the Certificate Administrator] or such agent, as the case may be.

Section 8.05 Payment of Trustee Fees, Certificate Administrator Fees and Expenses; Indemnification.

(a) As compensation for the performance of its duties hereunder, the Trustee shall be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee.  As compensation for the performance of its duties hereunder[, the Certificate Administrator] shall be paid the Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator.  The Trustee Fee and the Certificate Administrator Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis.  The Trustee Fee and the Certificate Administrator Fee (which in each case shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s, as applicable, sole form of compensation for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder.  No Trustee Fee or Certificate Administrator Fee shall be payable with respect to the Non-Trust Mortgage Interest.  In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

(b) Each of the Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and, except for Advances otherwise reimbursable hereunder, advances incurred or made by the Trustee or the Certificate Administrator, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are “unanticipated expenses” as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee’s expenses or the Certificate Administrator Fee or the Certificate Administrator’s expenses, as applicable.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ).

(c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Master Servicer and the Special Servicer (each, an “Indemnifying Party”) shall indemnify the Trustee[, the Certificate Administrator] and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee[, the Certificate Administrator] and their respective Affiliates (each, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.  Each of the Trustee, the Paying Agent, the Certificate Registrar, the Custodian and the Certificate Administrator shall indemnify each of the Master Servicer and the Special Servicer and its Affiliates and each of the directors, officers, employees and agents of each of the Master Servicer and the Special Servicer and its Affiliates (each, a “Servicer Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Servicer Indemnified Party in any action or proceeding between the Trustee, the Paying Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, as applicable, and the Servicer Indemnified Party or between the Servicer Indemnified Party and any third party or otherwise) related to the Trustee’s, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s or the Certificate Administrator’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.  Each of the Paying Agent, the Certificate Registrar, the Custodian[, the Certificate Administrator] and the Trustee shall indemnify the Depositor, any employee, director or officer of the Depositor, and the Trust Fund and hold the Depositor, any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or reasonable expense

(including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Paying Agent, the Certificate Registrar, the Custodian[, the Certificate Administrator] or the Trustee, as the case may be, or by reason of negligent disregard of the Paying Agent’s, the Certificate Registrar’s, the Custodian’s[, the Certificate Administrator’s] or the Trustee’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Paying Agent, the Certificate Registrar, the Custodian[, the Certificate Administrator] or the Trustee, as the case may be, of any of its representations or warranties contained herein.

(d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Indemnified Party in any action or proceeding between the Trust Fund and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct, or negligent disregard of obligations and duties hereunder, of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to this Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c).  The term “unanticipated expenses” shall include any fees, expenses and disbursements of the Trustee or the Certificate Administrator or any separate trustee or co-trustee or certificate administrator appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys’ fees) incurred or, except in the case of an Advance otherwise reimbursable hereunder, advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.  The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

(e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Certificate Administrator, as applicable, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

(f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

Section 8.06 Eligibility Requirements for the Trustee and the Certificate Administrator.  Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least  “[___]” by [_____] (or “[___]” by [_____] if the Trustee has a short-term debt rating of at least “[___]” from [_____]) and “[___]” by [_____] (or “[___]” by [_____] if the Trustee has a short-term debt rating of at least “[___]” from [_____]) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation), and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02).  If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of the Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax.  In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation and Removal of the Trustee or the Certificate Administrator.  Either the Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer[, the Certificate Administrator] (as applicable), the Trustee (as applicable), the Trust Advisor, the Certificate Holders, the Non-Trust Mortgage Interest Holder and, subject to Section 11.13 of this Agreement, each Rating Agency.  Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or the Certificate Administrator, as applicable, with respect to which the Rating Agencies have provided a Rating Agency Confirmation to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable.  The Trustee or the Certificate Administrator, as applicable, will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with such resignation.

If at any time either the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time either the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and promptly appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and to the successor Trustee or Certificate Administrator, as applicable.  The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument or instruments, in five originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee (in connection with the removal of the Certificate Administrator), one complete set to the Certificate Administrator (in connection with the removal of the Trustee), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor Trustee or Certificate Administrator, as applicable, so appointed and a copy thereof shall be delivered to the Non-Trust Mortgage Interest Holder.

In the event that the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or the Loan Combination shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator, as applicable).

Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08 Successor Trustee or Successor Certificate Administrator.

(a) Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 of this Agreement shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee or Certificate Administrator, as applicable, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that a Rating Agency Confirmation shall be obtained by each Rating Agency with respect to the appointment of such successor Trustee or Certificate Administrator.  The predecessor Certificate Administrator shall deliver to the successor Certificate Administrator all Mortgage Files and related documents and statements held by it hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator, as applicable, all such rights, powers, duties and obligations.  No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor Trustee or Certificate Administrator, as applicable, as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Certificate Administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Non-Trust Mortgage Interest Holder.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Certificate Administrator, the successor Trustee or Certificate Administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.

(b) Any successor Trustee or Certificate Administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09 Merger or Consolidation of the Trustee or the Certificate Administrator.  Any entity into which the Trustee or the Certificate Administrator may be merged or converted, or with which the Trustee or the Certificate Administrator, as applicable, may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator, as applicable, shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.  The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Every such instrument shall be filed with the Trustee.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Access to Certain Information.

(a) The Certificate Administrator and the Custodian shall afford to any Privileged Person (including the Trust Advisor and the Subordinate Class Representative ) access to any documentation (other than any Privileged Information) regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

(b) The Certificate Administrator shall maintain at its offices (and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available) for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format):

(i) the Prospectus and the Prospectus Supplement;

(ii) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(iii) all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

(iv) all Distribution Date Statements and all CREFC Reports actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02 of this Agreement since the Closing Date;

(v) the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the Officer’s Certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.08 of this Agreement;

(vi) the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.09 of this Agreement;

(vii) the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.18 of this Agreement;

(viii) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(e) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ix) the Mortgage File, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or the Loan Combination) entered into or consented to by the Master Servicer or Special Servicer and delivered to the Certificate Administrator pursuant to Section 3.24 of this Agreement;

(x) the summary of each Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(b) of this Agreement and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 4.02(b) of this Agreement;

(xi) any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xii) notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (and appointments of successors thereto);

(xiii) all Special Notices;

(xiv) any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

(xv) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

 The Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

ARTICLE IX

TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01 Termination; Optional Mortgage Loan Purchase.

(a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trust Advisor[, the Certificate Administrator] and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) and the Non-Trust Mortgage Interest shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Property then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

(b) In connection with a termination contemplated by Section 9.01(a) of this Agreement, both of the Trust REMICs outstanding shall be terminated and the assets of the Trust Fund with respect to the Lower-Tier REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of the Lower-Tier REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation.  For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of each Trust REMIC.  Notwithstanding the termination of the Trust REMICs, or the Trust Fund[, the Certificate Administrator] shall be responsible for filing the final Tax Returns for the Trust REMICs and for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

(c) The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee[, the Certificate Administrator], the Non-Trust Mortgage Interest Holder, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also) effect such termination as provided in the prior paragraph if such party first notifies the Subordinate Class Representative  and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Subordinate Class Representative , each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection (c).

(d) If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01[, the Certificate Administrator] shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 of this Agreement or (ii) if no such Regular Certificates are then outstanding, to the Holders of the Class R Certificates of any amount remaining in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the Excess Liquidation Proceeds Reserve Account, in either case, following the later to occur of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.17 of this Agreement of the last asset held by the Trust Fund.

(e) Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Certificateholders with a copy to the Master Servicer, the Special Servicer and, subject to Section 11.13 of this Agreement, each Rating Agency at their addresses shown in the Certificate Register as soon as practicable after the Certificate Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date.  The notice mailed by the Certificate Administrator to affected Certificateholders shall:

(i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii) specify the amount of any such final distribution, if known; and

(iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason[, the Certificate Administrator] shall promptly mail notice thereof to each affected Certificateholder.

(f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice[, the Certificate Administrator] shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation[, the Certificate Administrator] may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(g) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class, and then the Special Servicer, and then the Depositor, and then the Master Servicer, and then the Holder of the Class R Certificates, in each of the last five cases, pursuant to subsection (c).

(h)  Following the date on which the Class [X-A] Notional Amount and the aggregate Certificate Principal Amount of the Class [A], [Class [EC], Class [B], Class [C] and Class [D] Certificates are reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class [X-B] Certificates (but excluding the Class [R] Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Remaining Certificateholder shall pay the Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Principal Amount of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C) three, divided by (ii) 360.  In the event that the Remaining Certificateholder elects to exchange all of its Certificates, including the Class X-B] Certificates, (other than the [Class R] Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the

Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account.  Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates (other than the [Class R] Certificates) by the Remaining Certificateholder on the Termination Date[, the Certificate Administrator] shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01.  Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] and the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), shall terminate.  Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans.  For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets the Lower-Tier REMIC for an amount equal to the remaining Certificate Principal Amount of its remaining Certificates (other than the [Class R] Certificates), plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the Lower-Tier Regular Interests and such Certificates.  The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.

ARTICLE X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 10.08 and Section 10.10 of this Agreement will continue to be required regardless of any amendment to this Agreement.  The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB.  In connection with the RBS Commercial Mortgage Securities Trust [______], Commercial Mortgage Pass-Through Certificates, Series [________], each of the parties to this Agreement shall cooperate fully with the Depositor[, the Certificate

Administrator] and the Trustee, as applicable, to deliver to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor[, the Certificate Administrator] or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Trust Advisor[, the Certificate Administrator] and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 10.02 Succession; Subcontractors Reasonableness. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.07 of this Agreement) in connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any such Sub-Servicer, the Master Servicer (other than if pursuant to an appointment under Section 7.01 or Section 7.02 of this Agreement) and Special Servicer shall provide to the Depositor, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor servicer reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b) Each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee and each Sub-Servicer, for purposes of this Section 10.02(b) and Section 10.02(c), a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by such Servicer, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor.  Each Servicer shall use commercially reasonable efforts to cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Section 10.09 and Section 10.10 of this Agreement to the same extent as if such Subcontractor were such Servicer.  Such Servicer shall be responsible (but as to Sub-Servicers on Exhibit S that the Master Servicer must retain, only to use commercially reasonable efforts) for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 10.09 and Section 10.10 of this Agreement, in each case, as and when required to be delivered.

(c) For so long as the Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB.  If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Sub-Servicer and Subservicing Agreement.  No Subservicing Agreement (other than such agreements set forth on Exhibit S hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor[, the Certificate Administrator] and the Trustee.  Such notice shall contain all information reasonably necessary to enable the Certificate Administrator to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d) In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.07 of this Agreement) and shall furnish pursuant to Section 10.07 of this Agreement to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 10.03 Filing Obligations.  (a)  The Master Servicer, the Special Servicer[, the Certificate Administrator] and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.  Pursuant to Section 10.04, Section 10.05 and Section 10.07[, the Certificate Administrator] shall prepare for execution by the Depositor any Forms 10-D, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

(b) In the event that the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement[, the Certificate Administrator] shall promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination, notify the Depositor thereof.  In the case of Forms 10-D and 10-K, the Depositor[, the Certificate Administrator] and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule

12b-25 of the Exchange Act.  In the case of Form 8-K[, the Certificate Administrator] will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust.  In the event that any previously filed Form 8-K or Form 10-K needs to be amended[, the Certificate Administrator] will notify the Depositor and the Trustee thereof, and such other parties as needed and the parties hereto will cooperate with the Trustee to prepare any necessary Form 8-K/A or Form 10-K/A.  In the event that any previously filed Form 10-D needs to be amended[, the Certificate Administrator] shall notify the Depositor and the Trustee thereof, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor.  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Article X.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.04 Form 10-D Filings.  (a)  Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act)[, the Certificate Administrator] shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit V to this Agreement to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit V to this Agreement, shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof, (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party) in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Certificate Administrator and the Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(b) After preparing the Form 10-D[, the Certificate Administrator] shall forward electronically a copy of the Form 10-D to the Depositor for review.  Within two (2) Business Days after receipt of such copy, but no later than the 9th calendar day after the related Distribution Date or, if the 9th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  Within two (2) Business Days after receipt of such copy, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended[, the Certificate Administrator] will follow the procedures set forth in Section 10.03(b) of this Agreement.  Promptly after filing with the Commission[, the Certificate Administrator] will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: [______], with a copy to [______].  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.04 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.04.  The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.05 Form 10-K Filings.  (a)  Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in 2012[, the Certificate Administrator] shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement:

(i) an annual compliance statement for each certifying Person and each Additional Servicer engaged by each certifying Person or the Special Servicer, as described under Section 10.08,

(ii) (A)  the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 10.09, and

(B) if any such report on assessment of compliance with Servicing Criteria described under Section 10.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with Servicing Criteria described under Section 10.09 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,

(iii) (A)  the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.10, and

(B) if any registered public accounting firm attestation report described under Section 10.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and

(iv) a certification in the form attached to this Agreement as Exhibit Y, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit W to this Agreement to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than [_____], commencing in [_____] 20[__], (i) the parties listed on Exhibit W to this Agreement shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Trustee and the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit W to this Agreement applicable to such party, (ii) the parties listed on Exhibit W to this Agreement shall include with such Additional

Form 10-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached to this Agreement as Exhibit X, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K[, the Certificate Administrator] shall forward electronically a copy of the Form 10-K to the Depositor for review no later than [_____] or, if [_____] is not a Business Day, on the immediately following Business Day.  Within three (3) Business Days after receipt of such copy, but no later than [_____], the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such Form 10-K.  No later than [___] EST on the fourth Business Day prior to the 10-K Filing Deadline, an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended[, the Certificate Administrator] will follow the procedures set forth in Section 10.03(b).  Promptly after filing with the Commission[, the Certificate Administrator] will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at RBS Commercial Mortgage Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: [______], telecopy number:  (203) 897-2700, with a copy to [______], telecopy number:  [______].  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 10.05.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Certificate Administrator’s inability or failure or receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.06 Sarbanes-Oxley Certification.  Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached to this Agreement as Exhibit Y required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Trustee[, the Certificate Administrator], the Master Servicer, the Special Servicer and the Trust Advisor shall, and each such party shall use commercially reasonable efforts to cause each Servicing Function Participant hired by it, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification in the form attached to this Agreement as Exhibit Z-1, Z-2,

Z-3, Z-4 and Z-5, as applicable (the “Performance Certification”), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  In addition, in the event that any Non-Trust Mortgage Interest is deposited into a commercial mortgage securitization (an “Other Securitization”), each Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley back-up certification with respect to an Other Securitization a certification (which shall address the matters contained in the Sarbanes-Oxley Certification, but solely with respect to the related Non-Trust Mortgage Interest) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity’s officers, directors and Affiliates can reasonably rely.  The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust and may be contacted at RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: [______], with a copy to [______]. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 10.07 Form 8-K Filings.  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor[, the Certificate Administrator] shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit AA to this Agreement to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act reporting requirements, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), no later than noon (New York City time) on the second Business Day after the occurrence of a Reportable Event  (i) the parties set forth on Exhibit AA to this Agreement shall be required to provide to the Depositor and the Certificate Administrator, to the extent known by such applicable parties, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor[, the Certificate Administrator] and such providing parties any Form 8-K Disclosure Information described on Exhibit AA to this Agreement as applicable to such party, if applicable (ii) the parties listed on Exhibit AA to this Agreement shall include with such Additional Form 8-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicers or Subcontractors of such party to the extent required under Regulation AB to provide, and if received, include, an Additional

Disclosure Notification in the form attached hereto as Exhibit X, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K[, the Certificate Administrator] shall forward electronically a copy of the Form 8-K to the Depositor for review no later than 1:00 p.m. (New York City time) on the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph).  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  No later than noon on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended[, the Certificate Administrator] will follow the procedures set forth in Section 10.03(b) of this Agreement.  Promptly after filing with the Commission[, the Certificate Administrator] will, make available on its internet website a final executed copy of each Form 8-K, to the extent such Form 8-K has been prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: [______], with a copy to [______].  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.07.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure or receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.08 Annual Compliance Statements.  Master Servicer and the Special Servicer shall furnish (and shall use commercially reasonable efforts to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Non-Trust Mortgage Interest to furnish) to the Depositor[, the Certificate Administrator], the Trustee, the Trust Advisor (only in the case of an Officer’s Certificate furnished by the Special Servicer and during a Collective Consultation Period or a Senior Consultation Period), the Non-Trust Mortgage Interest Holder and the Certificate Administrator on or before April 1 of each year, commencing in April 2012, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause each Additional Servicer hired by it to, forward a copy of each such statement to, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  and, subject to Section 11.13 of this Agreement, each Rating Agency.  Promptly after receipt of each such Officer’s Certificate, the Depositor may review each such Officer’s Certificate and, if applicable, consult with the certifying Person, as applicable, as to the nature of any failures by such Person, respectively, or any related Additional Servicer with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans or the Non-Trust Mortgage Interest in the fulfillment of any Person’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement.  The obligations of each Person under this Section 10.08 apply to each Person that serviced a Mortgage Loan or Non-Trust Mortgage Interest during the applicable period, whether or not the Person is acting in such capacity at the time such Officer’s Certificate is required to be delivered.  [No certifying Person or any Additional Servicer or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such Officer’s Certificate until [_____], in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust from the preceding calendar year.  No Reporting Servicer shall be required to cause the delivery of any such assessments until [_____] in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.]

Section 10.09 Annual Reports on Assessment of Compliance with Servicing Criteria.   (a)  On or before April 1 of each year commencing in April 2012, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee and the Trust Advisor, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall, with respect to each Servicing Function Participant with which it has entered a servicing relationship with respect to any Mortgage Loans or the Non-Trust Mortgage Interest after the Closing Date (each of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor and any Servicing Function Participant, as the case may be, a “Reporting Servicer”), use commercially reasonable efforts to cause such Servicing Functioning Participant to furnish) to the Trustee[, the Certificate Administrator], the Non-Trust Mortgage Interest Holder, the Trust Advisor (only in the case of a report furnished by the Special Servicer and after the occurrence and during a Collective Consultation Period or a Senior Consultation Period) and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the most recent fiscal year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Copies of all compliance reports delivered pursuant to this Section 10.09 shall be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit O to this Agreement delivered to the Depositor on the Closing Date.  Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O to this Agreement and notify the Depositor of any exceptions.  [No Reporting Servicer shall be required to cause the delivery of any such assessments until [_____] in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.]

(b) On the Closing Date, the Master Servicer and the Special Servicer each acknowledge and agree that Exhibit O to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c) No later than the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee and the Trust Advisor shall notify the Certificate Administrator and the Depositor as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor and any Servicing Function Participant submit their assessments to the Certificate Administrator, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 10.10 of this Agreement) of each Servicing Function Participant engaged by it and shall indicate to the Certificate Administrator what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d) In the event the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee or the Trust Advisor is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall use commercially reasonable efforts to cause any Servicing Function Participant engaged by it to provide (and the Master Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, use commercially reasonable efforts to cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 10.09, coupled with an attestation as required in Section 10.10 of this Agreement in respect to the period of time that the

Master Servicer or the Special Servicer was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

Section 10.10 Annual Independent Public Accountants’ Servicing Report.  On or before April 1 of each year, commencing in April 2012, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee and the Trust Advisor, each at its own expense, shall cause (and the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee and the Trust Advisor shall, with respect to each Servicing Function Participant with which it has entered a servicing relationship with respect to any Mortgage Loans or the Non-Trust Mortgage Interest after the Closing Date, use commercially reasonable efforts to cause them to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer[, the Certificate Administrator] or the applicable Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee[, the Certificate Administrator], the Non-Trust Mortgage Interest Holder, the Trust Advisor (only in the case of a report furnished on behalf of the Special Servicer and during a Collective Consultation Period or a Senior Consultation Period) and the Depositor, and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative  and, subject to Section 11.13 of this Agreement, each Rating Agency, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Copies of such statement will be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Promptly after receipt of such report from the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or any Servicing Function Participant, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer or the Special Servicer as to the nature of any defaults by the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Non-Trust Mortgage Interest, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 10.09 of this Agreement and notify the Depositor of any exceptions.

Section 10.11 Indemnification.  Each of the Master Servicer, the Special Servicer[, the Certificate Administrator] and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicer, the Special Servicer[, the Certificate Administrator] or the Trustee, as the case may be, of its obligations under this Article X or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer[, the Certificate Administrator] or the Trustee in the performance of such obligations.

The Master Servicer, the Special Servicer and the Certificate Administrator shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant hired by it to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 10.02(b)) to identify a Servicing Function Participant pursuant to Section 10.02(c).

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Section 10.06, Section 10.08, Section 10.09 or Section 10.10 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party’s negligence, bad faith or willful misconduct in connection therewith.  The Master Servicer, the Special Servicer and the Certificate Administrator shall use commercially reasonable efforts to cause each Additional Servicer or Servicing Function Participant, in each case hired by it to agree to the foregoing indemnification and contribution obligations.  This Section 10.11 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer or the Certificate Administrator.

Section 10.12 Amendments.  This Article X may be amended by the parties hereto pursuant to Section 11.07 of this Agreement for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 10.08 and Section 10.09 of this Agreement will continue to be required regardless of any amendment to this Agreement.

Section 10.13 Regulation AB Notices.  With respect to any notice required to be delivered by the Certificate Administrator to the Depositor pursuant to this Article X[, the Certificate Administrator] may deliver such notice, notwithstanding any contrary provision in this Agreement, via facsimile to RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: [______], with a copy to [______].

Section 10.14 Termination of the Certificate Administrator.  Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor certificate administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if it cannot perform its obligations due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) if, following the Certificate Administrator’s failure to comply with any of such obligations under this Article X on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.14 and (d) the Certificate Administrator may not be terminated if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.14 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 11.02 Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan or the Loan Combination, unless such Holder previously shall have given to the Certificate Administrator and the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of at least 25% of the Voting Rights of any Class of Certificates affected thereby shall have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.03 Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 11.04 Notices.   Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received), to:  (i) in the case of the Depositor, RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut, Attention:  [_____], fax number:  [_____], with a copy to: [_____], fax number:  [_____]; (ii) in the case of the Master Servicer, [_____]; (iii) in the case of the Special Servicer, [_____]; (iv) in the case of the Trustee, [_____]; (v) in the case of the Trust Advisor, [_____]; (vi) in the case of the Rating Agencies, (a) [_____] and (b) [_____]; (vii) in the case of the Mortgage Loan Sellers, (a) [_____]; (viii) in the case of the Underwriters, (a) [_____], (b) [_____] and (c) [_____]; and; (ix) in the case of the Subordinate Class Representative , [_____], or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.  Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.05 Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.06 Notice to the Depositor and Each Rating Agency.

(a) The Certificate Administrator shall use its best efforts to promptly provide notice to an Authorized Representative of the Depositor by e-mail with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge, and the Depositor shall promptly upload such notice or information to the Depositor’s 17g-5 Website within five (5) Business Days, and after the Certificate Administrator receives written notification from the Depositor (which may be in the form of e-mail) that the Depositor has posted such notice or information to the Depositor’s 17g-5 Website[, the Certificate Administrator] shall provide such notice or information to the Rating Agencies:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured;

(iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or the Certificate Administrator;

(iv) the repurchase of, or substitution of, Mortgage Loans pursuant to Section 2.03;

(v) the final payment to any Class of Certificateholders;

(vi) any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any Distribution Account;

(vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

(viii) any change in the lien priority of a Mortgage Loan.

(b) The Master Servicer or the Special Servicer (or the Certificate Administrator with respect to item (iv) below) shall promptly furnish to an Authorized Representative of the Depositor by e-mail copies of the following (to the extent not already delivered or made available pursuant to the terms of this Agreement), and the Depositor shall promptly upload such documents to the Depositor’s 17g-5 Website within five (5) Business Days, and after the Master Servicer or the Special Servicer, as applicable, receives written notification from the Depositor (which may be in the form of e-mail) that the Depositor has uploaded such documents to the Depositor’s 17g-5 Website, the Master Servicer or the Special Servicer, as applicable, shall provide such documents to the Rating Agencies:

(i) each of its annual statements as to compliance described in Section 10.09 of this Agreement;

(ii) each of its annual independent public accountants’ servicing reports described in Section 10.10 of this Agreement;

(iii) a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 4.02;

(iv) each Distribution Date Statement described in Section 4.02; and

(v) upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.18 of this Agreement.

(c) The Certificate Administrator shall promptly furnish to an Authorized Representative of the Depositor by e-mail copies of the items set forth in Section 8.11(b) of this Agreement (to the extent not already delivered or made available pursuant to the terms of this Agreement and to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format), and the Depositor shall promptly upload such documents to the Depositor’s 17g-5 Website within five (5) Business Days.

Section 11.07 Amendment.  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and the Trustee, without the consent of any of the Certificateholders or, as applicable, the Companion Interest Holders (i) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Companion Interest Holders; (ii) to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Offering Circular or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Companion Interest Holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment); (iv) to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Companion Interest Holder, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the [Class R] Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the [Class R] Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations; (v) to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Interest Holder, or any Mortgage Loan Seller, as evidenced by an opinion of counsel; (vi) to modify the procedures herein relating to Exchange Act Rule 17g-5; provided that such modification does not materially increase the obligations of the Trustee, the Master Servicer or the Special Servicer; and (vii) to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by either of [_____] and [_____], provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Companion Interest Holder; provided that no amendment may be made that would reduce the consent or consultation rights or the right to receive information under this Agreement of the Trust Advisor and/or the Subordinate Class Representative  without the consent of the Trust Advisor and/or the Subordinate Class Representative, as applicable; provided that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under an Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

Further, the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each Trust REMIC as a REMIC or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or any related Companion Interest Holder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor and the

Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Loan Combinations, if applicable) which are required to be distributed on a Certificate of any Class or any Companion Interest Holder, as applicable, without the consent of the holder of that Certificate or that Companion Interest Holder, as applicable,

(ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any Companion Interest Holder without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Companion Interest Holder, as applicable,

(iii) change in any manner the obligations or rights of any Mortgage Loan Seller under an Loan Purchase Agreement without the consent of each Mortgage Loan Seller,

(iv) change the definition of "Servicing Standard" without either (1) consent of 100% of the holders of the Certificates or (2) No Downgrade Confirmation,

(v) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under this Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to Section 6.08 of this Agreement or (c) the right of the Certificateholders to terminate the Trust Advisor pursuant to Section 7.06(b) of this Agreement, or

(vi) adversely affect a Companion Interest Holder without its consent.

In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.07 shall be effective with the consent of the Trustee, the Trust Advisor, the Special Servicer and the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders or the Companion Interest Holder, as applicable.  Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee, the Trust Advisor, the Special Servicer and each Companion Interest Holder and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, as applicable, and, subject to Section 11.14 of this Agreement each Rating Agency.  It shall not be necessary for the consent of Certificateholders or the Companion Interest Holder, as applicable, under this Section 11.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the Companion Interest Holder, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator, such party shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Certificate Administrator for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding, and will not cause a tax to be imposed on either Trust REMIC under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).  Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee[, the Certificate Administrator], the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement.  Each of the Trustee and the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Certificate Administrator’s, as applicable, own rights, duties or immunities under this Agreement.  The party requesting an amendment to this Agreement shall, subject to Section 11.13 of this Agreement, give each Rating Agency prior written notice of such proposed amendment.

Section 11.08 Confirmation of Intent.  The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Distribution Account, the Interest Reserve Account and, if established, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to any Insurance Proceeds related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law.  This Section 11.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 11.09 Third-Party Beneficiaries.  Except as provided in the next sentence, no Persons other than a party to this Agreement, the Non-Trust Mortgage Interest Holder and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.  Any Underwriter (with respect to its rights to receive information and/or indemnification hereunder and its rights under Section 11.07 of this Agreement), the Non-Trust Mortgage Interest Holder, any Mortgage Loan Seller (with respect to its rights under Section 2.03(a), Section 2.03(c) and Section 11.07 of this Agreement) and, subject to Section 11.02 of this Agreement, any Certificateholder (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce their respective rights and obligations hereunder (in the case of the Non-Trust Mortgage Interest Holder, to the extent they affect the Non-Trust Mortgage Interest).

Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 11.10 Request by Certificateholders or the Non-Trust Mortgage Interest Holder.  Where information or reports are required to be delivered to a Certificateholder or the Non-Trust Mortgage Interest Holder, as applicable, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder or the Non-Trust Mortgage Interest Holder, as applicable, to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Certificateholder or the Non-Trust Mortgage Interest Holder, as applicable, such request shall be deemed to relate to each date such report or information may be requested.  The notice shall set forth the applicable Sections where such reports and information are requested.

Section 11.11 Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.12 Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

Section 11.13 Exchange Act Rule 17g-5 Procedures.

(a) Except as otherwise provided in Section 11.06 of this Agreement or this Section 11.13 or otherwise in this Agreement or as required by law, none of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian shall provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agencies’ surveillance of the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates.  To the extent that a Rating Agency makes an inquiry or initiates communications with the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and shall be provided to the Depositor who shall post such written response to the Depositor’s 17g-5 Website within five (5) Business Days of receipt of such response, and after the responding party receives written notification from the Depositor (which may be in the form of e-mail) that such response has been posted on the Depositor’s 17g-5 Website, such responding party may provide such response to such Rating Agency.

(b) To the extent that any of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement, the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian, as applicable, shall provide such information or communication to an Authorized Representative of the Depositor by e-mail, which the Depositor shall upload to the Depositor’s 17g-5 Website within five (5) Business Days, and after the applicable party has received written notification from the Depositor (which may be in the form of e-mail) that such information has been uploaded to the Depositor’s 17g-5 Website, the applicable party shall send such information to such Rating Agency in accordance with the delivery instructions set forth herein.  The foregoing shall include any Rating Agency Confirmation request made pursuant to this Agreement, which shall be in writing, with a cover letter indicating the nature of the request and shall include all information the requesting party believes is reasonably necessary for the applicable Rating Agency to make its decision.  The Depositor shall notify each of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor and the Custodian in writing of any change in the identity or contact information of an Authorized Representative.

(c) Notwithstanding the provisions of Section 11.13(a) or Section 11.13(b) of this Agreement, the Depositor may authorize, in its sole discretion, any of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian to provide information directly to, or communicate with, a Rating Agency (including, but not limited to, responses to inquiries from such Rating Agency).  Any such authorization shall be in writing (which writing may be electronic mail) by a Responsible Officer of the Depositor, and shall set forth the procedures that the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian, as applicable, shall follow if it elects (in its sole discretion) to provide information directly to the applicable Rating

Agency, which procedures shall be reasonable and customary as is necessary to allow the Depositor to comply with Exchange Act Rule 17g-5.

(d) Each of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor and the Custodian (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 11.13(a), Section 11.13(b) or Section 11.13(c) of this Agreement or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(e) None of the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian shall have any liability for (i) the Depositor’s failure to post information provided by the Master Servicer, the Special Servicer[, the Certificate Administrator], the Trustee, the Trust Advisor or the Custodian in accordance with the terms of this Agreement, (ii) any malfunction or disabling of the Depositor’s 17g-5 Website or (iii) such party’s failure to perform any of its obligations under this Agreement regarding providing information or communication to the Rating Agencies that are required to be performed after the Depositor posts the related information or communication if the Depositor fails to notify such party that it has posted such information or communication on the Depositor’s 17g-5 Website.

(f) None of the foregoing restrictions in this Section 11.13 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless: (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the Depositor and has been uploaded on to the Depositor’s 17g-5 Website.

(g) The Depositor shall maintain the Depositor’s 17g-5 Website in accordance with Exchange Act Rule 17g-5(a)(3)(iii).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

RBS COMMERCIAL MORTGAGE FUNDING INC.

By:
Name:
Title:

[____________]

By:
Name:
Title:

[____________]

By:
Name:
Title:

[____________]

By:
Name:
Title:

[____________]

By:
Name:
Title:

[____________]

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]

STATE OF	)
) ss:
COUNTY OF	)

On this ____ day of [______], 20[_], before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _______________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a _______________ of [ENTITY], a [JURISDICTION] [ENTITY TYPE], the [ENTITY TYPE] described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said [ENTITY TYPE] and on behalf of such [ENTITY TYPE].

WITNESS my hand and seal hereto affixed the day and year first above written.

_________________________________________
Print Name:
NOTARY PUBLIC

My Commission expires:

[NOTARIAL SEAL]